                              Cash Fair Evaluation
                             of the Common Stock of

                                   FVNB Corp.
                                 Victoria, Texas

                                December 31, 2000

                                  March 9, 2001

CONFIDENTIAL

Mr. David M. Gaddis
President & Chief Executive Officer
FVNB Corp.
101 South Main Street, Suite 508
Victoria, Texas 77901

Re: Cash fair evaluation of shares of the outstanding common stock of FVNB Corp., Victoria, Texas ("FVNB"), as of December 31, 2000, for use in connection with a "going-private" merger transaction whereby no more than approximately 20% of FVNB's outstanding common shares will be acquired by FVNB for cash

Dear Mr. Gaddis:

As part of its line of professional services, The Bank Advisory Group, Inc. specializes in rendering valuation opinions of banks and bank holding companies nationwide. These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters' rights proceedings, reverse stock splits, fairness opinion letters, public offerings, together with mergers and acquisitions. Broad and extensive participation in the field of bank securities appraisal on the part of the firm's principals allows The Bank Advisory Group, Inc. to be especially knowledgeable with regard to: valuation theory; the rulings and guidelines of the Internal Revenue Service and the Office of the Comptroller of the Currency involving valuation methodology; and, judicial decisions regarding bank stock valuation matters.

In our capacity as an expert in this field, you have asked our opinion as to the cash fair value of shares of the outstanding common stock of FVNB Corp., Victoria, Texas, as of December 31, 2000, for use in connection with a "going-private" merger transaction whereby no more than approximately 20% of FVNB's outstanding common shares will be acquired by FVNB for cash.

In order to accomplish our assignment, you have provided us with the relevant financial statements for FVNB Corp., as of December 31, 2000. In addition, through communications both oral and written, information was provided pertaining to the immediate past operating history of FVNB and its subsidiary banks, the major shareholdings of the common stock of FVNB, the primary

--------------
April 26, 2001
Page 2


competition within the trade area of the subsidiary banks, and other information deemed pertinent to the evaluation.

In rendering an opinion as to the cash fair value of the stock, we have considered the nature and history of FVNB Corp., the competitive and economic outlook for the trade area and for the banking industry in general, the book value and financial condition of FVNB and its subsidiary banks, their future earnings and dividend paying capacity, and the prevailing market prices of the stocks of banking organizations both publicly-traded and privately-held, as well as all other pertinent factors, both financial and nonfinancial. However, we have not independently verified the asset quality and financial condition of FVNB. Accordingly, we have relied upon the data provided by or on behalf of FVNB and its subsidiaries to be true and accurate in all material respects.

As a result of our examination of the information we deem relevant to this appraisal, as described in the attached report, it is our opinion that as of December 31, 2000, the cash fair value of the common stock of FVNB Corp., for the purpose defined in this letter and adjusted for the dilutive impact of FVNB options outstanding, was $43.25 per share excluding the application of a marketability/liquidity discount, and $41.00 per share including an appropriate 5% marketability/liquidity discount.

This opinion, and the related report, are provided to you solely for the confidential, internal use of the Board of Directors of FVNB Corp.; and, without the prior written consent of The Bank Advisory Group, they may not be quoted in whole or in part, or otherwise referred to in any report or document or furnished or otherwise communicated to any person outside the Board of Directors of FVNB Corp., other than legal and tax advisors to FVNB Corp.

                                        Respectfully submitted,

                                        THE BANK ADVISORY GROUP, INC.


                                        By /s/ROBERT L. WALTERS
                                           -------------------------------------

                              CASH FAIR EVALUATION
                       OF THE OUTSTANDING COMMON STOCK OF

                                   FVNB Corp.
                                 Victoria, Texas

                             As of December 31, 2000

                                                                       Beginning
                                                                         Page
Section Number   Section Contents                                       Number

      I          Cash Fair Value Discussion & Analysis                    i

      II         Summary Financial Analyses:                              1
                 o  FVNB & PEER Comparative Analysis
                 o  Historical Comparative Analysis
                 o  FVNB & PEER Graphical Analysis

     III         Financial Projections                                   11

      IV         Present Value of Earnings in Perpetuity                 15

       V         Comparable Analysis - Selected Publicly-Traded          16
                    Banking Organizations Headquartered in Texas

      VI         Market Share & Demographic Analyses                     20

     VII         Historical Data - FVNB                                  29

     VIII        Historical Data - PEER Group                            41

      IX         Recent Stock Transactions                               47

      X          Profile - The Bank Advisory Group, Inc.                 60

                 DISCUSSION AND ANALYSIS OF THE CASH FAIR VALUE
                             OF THE COMMON STOCK OF

                                   FVNB Corp.
                                 Victoria, Texas

                                      as of
                                December 31, 2000

DESCRIPTION OF ASSIGNMENT

In our capacity as bank merger and acquisition analysts and bank stock appraisal experts, you have asked for the opinion of The Bank Advisory Group, Inc. as to the cash fair value of shares of the outstanding common stock of FVNB Corp., Victoria, Texas ("FVNB"), as of December 31, 2000, for use in connection with a "going-private" merger transaction whereby no more than approximately 20% of FVNB's outstanding common shares will be acquired by FVNB for cash.

In determining the cash fair value of FVNB's stock, we have considered, in varying contexts, the nature and history of FVNB, the competitive and economic outlook for the trade area and for the banking industry in general, the financial condition of FVNB, its future earnings and dividend paying capacity, previous sales of the common stock of FVNB, the prevailing market prices of selected publicly-traded banking organizations headquartered in Texas, and certain other information deemed pertinent to our evaluation as identified herein.

The Bank Advisory Group, Inc., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies nationwide under various circumstances. The Bank Advisory Group, Inc. and its principals do not hold an ownership position in the stock of FVNB, nor does The Bank Advisory Group, Inc. or its principals make a market in the stock of any company, banking or otherwise. Additionally, prior to our retention for this assignment, The Bank Advisory Group had previously provided financial advisory services to FVNB Corp.; however, the revenues derived from the delivery of such services are insignificant when compared to The Bank Advisory Group's total gross revenues.

FINANCIAL PERFORMANCE AND CONDITION OF FVNB CORP.

FVNB Corp. is a financial holding company that owns, indirectly through FVNB Delaware Corp., the following bank subsidiaries: 100% of First Victoria National Bank, Victoria, Texas; and, 99.36% of Citizens Bank of Texas, N.A., New Waverly, Texas. Additionally, FVNB Corp. indirectly controls 100% of CBOT Mortgage Company through FVNB Delaware Corp. And, subsequent to year-end 2000, ownership of Citizens Insurance Agency of Texas, Inc. was transferred from Citizens Bank of Texas, N.A. to FVNB Delaware Corp., making Citizens Insurance Agency of Texas, Inc. an indirect subsidiary of FVNB Corp.


                                                                               i
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                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

First Victoria National Bank operates three locations in Victoria as well as banking facilities in Calhoun County, Taft, Edna and Ganado. First Victoria National Bank has one wholly-owned operating subsidiary that is active: First Victoria Leasing, Inc., which was established for transacting and accounting for the leasing activities of First Victoria National Bank. Citizens Bank of Texas, N.A. operates one location in New Waverly, as well as banking facilities in Huntsville and The Woodlands.

FVNB reported 2,372,892 shares of common stock issued and outstanding at December 31, 2000. Additionally, stock options granted under FVNB's 1998 Stock Incentive Plan to purchase 182,100 shares of FVNB stock are outstanding at a weighted average price of $34.08 per option share. Other than common stock, no other issues of stock are authorized, issued or outstanding at FVNB; and, other than the aforementioned stock options outstanding, no other rights, warrants, incentive stock options, or non-qualified options exist to purchase shares of FVNB, and no form(s) of convertible securities are outstanding.

The financial analyses, as subsequently described and set forth in Section II, are based upon financial information contained within Sections VII and VIII.

o PEER Comparative Analysis - We have compared the financial performance and condition of FVNB with the average financial condition and performance ratios derived from a selected group of banking organizations (hereinafter referred to as the "PEER"). In this instance, the PEER group is comprised of 29 Texas bank holding companies with assets ranging between $400 million and $1 billion, and organized as C corporations, as of September 30, 2000. Please note that in relation to both FVNB and PEER, all income and expense ratios were annualized for the respective periods ending December 31, 2000 and September 30, 2000.

      Pages 1 & 2 of the adjoining information set forth the PEER comparative analysis, which examines key financial components and ratios organized into the following categories: General Data; Asset Quality & Capital Adequacy; Profitability Overview; Income Statement as a Percentage of Average Assets; Efficiency; Yields & Rates; Asset Mix; Loan Mix; and, Deposit Mix. FVNB is compared with PEER utilizing these key criteria, and the appropriate differentials between FVNB and PEER are identified, where applicable. Additionally, we analyzed FVNB's financial components and ratios as a percentage of PEER's financial components and ratios, when applicable. Finally, selected key criteria are presented as either strengths or weaknesses, calculated using the FVNB ratio as a percentage of the PEER ratio. Each symbol on the accompanying graph represents a relative weighting of the strength or weakness. The rankings for relative strengths and weaknesses are defined as follows:

                    -----------------------------------------------------
                                                  Ranking Parameters
                                             ----------------------------
                                                  Strength/Weakness
                    -----------------------------------------------------
                    |X|                      Over 85%    or   100% - 115%
                    -----------------------------------------------------
                    |X||X|                   70% - 85%   or   115% - 130%
                    -----------------------------------------------------
                    |X||X||X|                55% - 70%   or   130% - 145%
                    -----------------------------------------------------
                    |X||X||X||X|             40% - 55%   or   145% - 160%
                    -----------------------------------------------------
                    |X||X||X||X||X|          Under 40%   or   Over 160%
                    -----------------------------------------------------


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                     Cash Fair Value Discussion & Analysis
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o     Historical Comparative Analysis - We have compared the financial performance and condition of FVNB for the 12-month period ending December 31, 2000, and for the prior two fiscal periods ending as of December 31, 1998 - 1999. Pages 3 & 4 set forth the historical comparative analysis, which examines key financial components and ratios for FVNB, organized into the following categories: Balance Sheet; Asset Quality & Capital Adequacy; Growth Rates; Income Statement; Income Statement as a Percentage of Average Assets; Yields & Rates; Efficiency; and, Miscellaneous Items.

o FVNB & PEER Graphical Analysis - We have provided a series of charts, set forth on pages 5 - 10 of the adjoining information, which portray selected financial ratios for the comparative financial analysis of FVNB with PEER, together with a historical comparative analysis of selected balance sheet and income statement items for FVNB.

PROJECTIONS OF FINANCIAL PERFORMANCE

We have prepared financial projections for FVNB Corp. set forth in Section III of the adjoining material. The projected financial information is based primarily upon the financial history of FVNB and its subsidiaries, the competitive and economic outlook for the trade areas and for the banking industry in general, and discussions with the management of FVNB. Market share and demographic analyses of the counties in which FVNB maintains banking facilities, and has a meaningful market presence, are provided in Section VI of the adjoining material. Specifically, we included market share and demographic analyses for the Texas counties of Victoria, Jackson and Walker. FVNB also has locations in Taft (located in San Patricio County and the Corpus Christi MSA), Port Lavaca (located in Calhoun County), and The Woodlands (located in Montgomery County and the Houston MSA); however, since FVNB's market share in these three markets is minimal to insignificant, we did not include market share and demographic analyses for those particular markets. Reflected in the projected financial information are assumptions regarding FVNB's future asset growth, earnings performance, dividend pay-out level, and credit quality.

We are projecting a very modest increase in FVNB's return on average assets ("ROA") for 2001 relative to 2000, from 1.22% to 1.24%. Thereafter, FVNB's ROA is forecast to increase gradually until equaling 1.63% by 2012. The overall rise projected for FVNB's ROA from 2002 through 2012 reflects, in large measure, a projected gradual increase in FVNB's net interest spread as a percent of average assets (primarily tied to the increasing equity-to-assets ratio over the course of the projection period) coupled with a projected gradual increase in FVNB's noninterest income as a percent of average assets. Although higher than FVNB's recent financial performance, The Bank Advisory Group believes these projections are defensible and reasonably attainable, particularly with regard to the noninterest income projections in light of the aforementioned PEER data.

FVNB is forecast to experience minimal asset growth during 2001; thereafter, FVNB's rate of annual asset growth is projected to range between 3.75% and 5% throughout the projected periods. Over the twelve-year projection period, total assets are forecast to increase from $709 million at year-end 2000 to approximately $1.15 billion by year-end 2012, an aggregate increase of roughly $440 million or approximately $37 million per year. The moderate level of asset growth coupled with a rising ROA forecast is projected to yield slightly stronger annual growth rates in net earnings throughout the projection period. Earnings growth rates are projected to range between 5.31% - 9.48% from 2001 through 2012. Cash dividends of $1.40 per share, consistent with 2000, are projected for 2001;


                                                                             iii
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                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

thereafter, cash dividends are based upon a 40% dividend payout ratio. FVNB's core equity-to-assets ratio is forecast to rise over the projection period, reaching 14.43% by year-end 2012, versus the 9.67% ratio reported at year-end 2000.

We are projecting FVNB's ratio of net loan losses-to-average loans to remain steady at approximately 0.10% throughout the projection period. This level of net loan losses, together with the projected provision expense in relation to average assets, is forecast to produce a ratio of loan loss reserves-to-total loans of 1.08% throughout the projection period.

Management of FVNB was afforded the opportunity to review and comment upon the financial projections and, in fact, did so; however, the financial projections for FVNB reflect the analysis and opinions of The Bank Advisory Group.

DEFINITION OF FAIR VALUE

We have been asked to appraise shares of FVNB for use in connection with a proposed corporate reorganization whereby certain shareholders of FVNB would be forced to receive cash in exchange for their FVNB common shares. We note that the structure of the proposed corporate reorganization includes the "involuntary" liquidation of the common ownership positions of certain shareholders of FVNB. Moreover, we note that FVNB's shareholders possess the legal right to dissent to the proposed transaction as provided for in the Texas statutes. Indeed, certain state jurisdictions, including Texas, provide dissenting shareholders with the right to contest the proposed cash consideration to be exchanged for the dissenting shareholders' common stock ownership positions. Correspondingly, we recognize that a judicial determination of a fair and proper value is required in a majority of dissenters' rights lawsuits.

Conflicting statutory definitions for both "fair market value" and "fair value," together with the apparent broad similarity in overall valuation methodology for these two value classifications, have resulted in differing legal jurisdictions promulgating ambiguous case law that describes varying guidelines for determining an appropriate value for involuntary "squeeze out" or "cash out" transactions and for dissenters' rights proceedings. However, with the express understanding that we are not asserting an opinion regarding the proper legal interpretation in this particular appraisal situation, in generally performing our valuation services regarding community banking organizations, we have observed that the statutory term "fair value" has been broadly defined by legal jurisdictions in the United States to be the "inherent value" of the shareholders' interest in the appraised company that is determined by assuming the appraised company (i) continues to be owned by the existing shareholders, and (ii) continues to be operated as an ongoing concern.

In other words, the value derived in the circumstance of this appraisal situation should not contemplate the possible liquidation of FVNB nor should it assume the potential sale of FVNB. Without attempting to define the specific nuances of the various legal definitions of "fair value" or "fair market value," it is our understanding that most legal jurisdictions tend to hold that the value that should attach to the dissenting shareholders' ownership position in the appraised company should approximate the value that was in place prior to the effective date of the transaction or the fundamental corporate change that gave rise to the dissenters' rights proceeding. In other words, the


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value of the shareholders' ownership positions should exclude any subsequent economic value impact resulting directly from the transaction/fundamental corporate change that gave rise to the appraisal.

In cases where a "ready" market exists for the shares of the appraised entity, courts have tended to rely primarily on the established market value/price in place prior to the commencement of the transaction/fundamental corporate change that gave rise to the appraisal. Indeed, in the case of a company that has an effective market for its stock, many legal jurisdictions utilize the "stock market exception" to determine an appropriate value for the shareholders' stock by reference to the existing market price, thereby displaying trust in the ability of an adequate, freely-trading, arms-length market to fairly compensate shareholders. However, where no effective market exists for the shares of the appraised company or in instances such as FVNB where the stock of the company is thinly traded (thereby invalidating or calling into question the "stock market exception"), other valuation methods and criteria must be employed and examined to determine an acceptable value. This situation requires that the appraiser, and ultimately the appropriate legal jurisdiction, adopt and accept other substitute data and methods of evaluation which are most appropriate under the existing circumstances of the appraised company. Furthermore, the appraiser, and appropriate legal jurisdiction, must recognize that one or more valuation techniques may or may not provide reliable values for use in determining an appropriate value for the shareholders involved in any particular involuntary corporate transaction.

We believe that an appropriate value for a block of stock of a closely-held company - a company with a market for its shares that is either nonexistent or extremely "thin" in terms of trading activity - can only be derived through the broad consideration of the net asset value, market value, and investment value approaches (as they are defined later in this report), together with the comprehensive consideration of all relevant factors and criteria, both financial and non-financial, that might reasonably impact the value of an ownership position in a corporation operating as a going concern. It is important to recognize that for most thinly traded companies, a value derived from the analysis of recent trading activity will not be determinative of an acceptable or appropriate value conclusion.

Inherent in a comprehensive approach to valuation is the recognition that no single precise valuation technique/methodology, nor one financial or non-financial factor/criteria, nor any exact mathematical computation/formula is unilaterally compelling when deriving an appropriate value, and that the appraiser's judgment and experience is paramount in the final value conclusion. The majority of case law involving dissenters' rights proceedings of which we are aware supports this valuation philosophy. Such case law typically has held that all generally-accepted techniques of valuation that are commonly used in the appraisal community should be employed broadly in determining an appropriate value. The case law of which we are aware, in the aggregate, has further indicated that the appraisal expert should consider all relevant factors and criteria, without limitation, in deriving an appropriate value. Specifically, courts have generally indicated that the valuation process should at least consider: (i) the nature and history of the company, (ii) the current financial condition and recent performance of the company, (iii) the economic outlook for the specific industry, (iv) previous sales of the company's stock (if available); and, (v) if the market data in the preceding item is not present in sufficient quantity, the market prices of similar corporations that possess effective markets for their stocks. However, issues involving the specific transaction or corporate event giving rise to the appraisal, as well as specific future events that cannot be reasonably anticipated as of the appraisal date, largely should be ignored in the value determination process.


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                     Cash Fair Value Discussion & Analysis
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One of the most significant differences we have observed in reviewing the existing case law for dissenting shareholders' lawsuits concerns the propriety of applying a "marketability/liquidity discount" and/or a "minority discount" (more clearly termed, a "discount for lack of control"). The question of methodology regarding the marketability/liquidity discount is especially prevalent in cases where smaller shareholders were cashed-out involuntarily by the corporation.

First, by way of definition, the marketability/liquidity discount simply recognizes the real-world actions of buyers and sellers of smaller blocks of stock in thinly traded companies. Indeed, it is indisputable that the per share prices at which shares of a thinly traded company are bought and sold are nearly always materially below those trading prices for an otherwise similar company that has an effective market for its shares - assuming minimal variance in all other financial and non-financial factors. Clearly, this valuation methodology does not directly relate to the small size of the block(s) of stock being appraised, but rather reflects the market environment/circumstances that actually exist for a particular company's shares.

Notwithstanding that the marketability/liquidity discount simply reflects the reality of the market pricing for companies that possess a thin or nonexistent market for their shares, certain legal jurisdictions have held that the marketability/liquidity discount should not be considered in determining a fair and acceptable value for the dissenting shareholders' stock in involuntary "cash out" transactions. We note that this position ignores the basis in fact that the real-world existence of the marketability/liquidity discount would have, in all likelihood, reduced the price the shareholders would have actually paid for the shares they own when the shares were originally acquired (by either themselves or those persons from whom they received said shares), thereby creating a potential financial windfall for the dissenting shareholders. Furthermore, the Office of the Comptroller of the Currency - when appraising shareholder positions of national banks in connection with dissenters' rights proceedings, as required under federal regulations - has included in its recent appraisals a discount to reflect the lack of liquidity/marketability that existed for the stock of the appraised national bank. However, notwithstanding that the application of a liquidity/marketability discount is a widely-accepted valuation methodology, we must note that numerous recent decisions, largely originating from various state courts, have not included this discount in ultimately determining a fair value conclusion.

Second, and also by way of definition, the minority discount (discount for lack of control), reflects the lower price/value per share that typically is paid for a small block of stock of a closely-held company versus the price/value per share that typically is paid for a controlling stock position in the same company - at presumably the same point in time. Accordingly, a "minority discount" and a "control premium" are, mathematically speaking, inversely-related valuation components. In other words, as it relates to an appraisal of shares representing less than a controlling position in the appraised company, a "minority discount" represents the degree to which a control value per share, that itself is derived using data the presupposes the sale of the appraised company, is discounted to determine an appropriate per share value for a noncontrolling stock ownership position.

As to the application of a minority discount - or more correctly stated, the inclusion of a control premium - we offer the following comments. First, in the circumstances of this appraisal situation, we strongly believe that in conducting the value determination process, the appraisal expert should not utilize control values, which intrinsically presuppose the potential sale of the appraised company, in deriving a final value conclusion. We believe that a preponderance of the case law clearly indicate that


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a dissenters' rights appraisal process is not intended to construct the pro forma sale of the appraised company, but rather assumes that the dissenting shareholders are willing to maintain their investment in the appraised company as if the transaction/fundamental corporate change giving rise to the dissenters' rights proceeding had not occurred. Essentially, from our perspective, dissenters' rights statutes are intended to ensure that dissenting shareholders are paid a value equivalent to the value of what they gave up or was taken from them in the transaction - the value of their collective interests in the appraised company operating as a going concern, not the acquisition/control value of the appraised company in the hands of a hypothetical purchaser.

Moreover, none of the dissenters' rights statutes of which we are aware refer to "control" aspects or to "control" value in defining or describing the value that should be paid to the dissenting shareholders. Obviously, had the authors of the various state and Federal dissenters' rights statutes intended for the value to be paid to dissenting shareholders to include elements of control, it would have been simple to incorporate language to that effect. However, we are aware of no state statutory law that contains such language. Therefore, we do not believe that state lawmakers ever intended that dissenters or other shareholders who were involuntarily "cashed out" should receive a value that includes factors tied to "control" - including both the direct corporate ownership rights that convey to a party or parties that owns a controlling position, and the potential synergistic operational opportunities that, depending on the identity of the assumed buyer of control, can accrue to the new owner.

Furthermore, given that the vast majority of the case law we have reviewed clearly indicates that the shares of the appraised company should be valued by viewing the appraised company on an operating basis as an ongoing concern, a value derived from an assumed sale of the appraised company would be incongruent with the "going concern" standard. Any control value/price that would potentially exist at a given point in time could only be brought into existence by a sufficient number of shareholders of the appraised company who, acting in concert, were both willing and able to deliver a control position to a prospective buyer. Finally, and most importantly, the magnitude of the control value/price would be wholly dependent upon: (i) the identity of the prospective buyer, (ii) the existence/absence of operations in the appraised company's trade area or line of business by the prospective buyer (the synergistic impact of the acquisition on the particular buyer), (iii) the form of consideration offered by the prospective buyer (stock, cash, notes, etc.); and, (iv) the number of potential buyers actually interested in acquiring the appraised company. In other words, the magnitude of a hypothetical control value for the appraised company would be highly speculative.

Moreover, we note that the Office of the Comptroller of the Currency, when appraising shareholder positions of national banks as required under federal regulations and as described in Banking Circular 259, specifically excludes the usage of control premiums. However, notwithstanding our belief to the contrary, should an appraiser or judicial jurisdiction decide to utilize control price data in the appraisal of certain ownership positions, the establishment of cash as the form of consideration in statutory and case law involving the value of dissenting shareholders' shares upholds our belief that the control price data employed in the appraisal process should include only those control transactions in which cash was the sole form of consideration paid.

Notwithstanding the above discussion regarding the inclusion of a control value premium and/or the application of a minority discount, The Bank Advisory Group did not utilize or otherwise apply a "control premium" or a "minority discount" in any way, shape or form for the purpose of deriving


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the cash fair value conclusions set forth herein. Of course, in determining a final value in a litigated valuation situation, the final decision regarding the application of any valuation methodologies involving "discounts" is left ultimately to the discretion of the trial court.

In conclusion, the appropriate definition for cash fair value as it is used in this report is that value arrived at by analyzing all relevant valuation variables and employing all applicable valuation techniques or methodologies, as determined and considered by The Bank Advisory Group, Inc. The approach specifically used by The Group to derive the cash fair value of the shares of FVNB encompasses all of the relevant techniques and methods described in the following paragraphs.

VALUATION VARIABLES

The relative importance of the key valuation variables differs somewhat from one valuation scenario to the next. Most bank appraisal experts tend to agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In most, if not all, instances when valuing less than 70% of the outstanding shares of an on-going concern, value derived strictly from the analysis of these financial variables is further influenced by one or more nonfinancial factors, including marketability/liquidity issues, the economic/competitive/demographic situation within the trade area, trends in the applicable industry, voting rights or block size, history of past sales of the banking company's stock or other substitute markets' price levels, the comparative financial and nonfinancial characteristics of the institutions comprising the substitute markets, the nature and relationship of the other shareholdings in the bank, and other special ownership or management considerations. In performing this appraisal, we focused on both the relevant financial and nonfinancial variables that we felt were appropriate, as described herein, for consideration in this valuation situation.

GENERAL DISCUSSION OF VALUATION METHODOLOGIES

Three types of valuation approaches are commonly recognized and employed, when appropriate, by appraisal experts in valuing an ownership interest in a company operating as a going concern. The three broad valuation types or methods are net asset value, market value, and investment value.

When valuing a banking organization, net asset value frequently is defined as the value of the net worth (equity) of a bank, including every kind of property and value. However, this approach normally assumes the liquidation or sale of the assets on the date of the appraisal, with the attendant recognition of any securities gains or losses, real estate appreciation or depreciation, together with any adjustments to the loan loss reserve, or discounts to the loan portfolio, or changes in the net value of any other assets. As such, it typically is not the best approach to use when valuing an interest in a company operating as a going concern. However, it would be applicable when valuing any nonoperating or "held" assets at a bank holding company (such as excess real estate, or low- or non-dividend paying equity securities held for long-term investment purposes).

Market value is generally defined as the price at which knowledgeable buyers and sellers would agree, and is frequently used to determine the price of the appraised stock when both the quantity and the quality of the existing trade data are deemed sufficient. However, the relative "thinness" of the


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--------------------------------------------------------------------------------

specific market for the stock of the company being appraised may result in the need to review data from other substitute "comparable" markets in determining a comparative value.

When valuing a "small" block of a community bank with a very thin market for its stock, initial "hypothetical" values are normally determined by comparison to the average or median price-to-earnings and price-to-equity multiples of statewide or regional publicly-traded banks, and then, most importantly, adjusting for any differences in material financial and/or nonfinancial criteria. Finally, assuming the valuation situation allows, the computed market value typically is adjusted for the lack of marketability or liquidity that almost always exists for a normal small-to-medium size community bank's stock relative to a publicly-traded bank stock.

Generally speaking, when valuing the stock of a company operating as a going concern, one of the most important valuation types is the investment value, sometimes referred to as the income value or earnings value. The investment value of an interest in a company is frequently defined as an estimate of the present value of its future earnings or cash flow. In addition, another popular method in determining a hybrid investment/market value is to determine current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize them using either an appropriate yield/rate of return or a price-earnings multiple.

When the three valuation methodologies (net asset, market, and investment) are subjectively considered, using the appraiser's experience and judgment, an appropriate value is determined within the parameters of the valuation situation.

NET ASSET VALUE

Net asset value, as a method of valuation of an interest in a company operating as a going concern, generally is deficient because it is usually based on historical costs and varying accounting methods which typically vary from one organization to the next. Even if the assets and liabilities can be adjusted to reflect prevailing prices and yields, this value method still results in an assumed liquidation value for the concern. Furthermore, it does not appropriately take into account the value attributable to a going concern - such as the interrelationships among the appraised company's assets, liabilities, customer base, product lines, operations, market presence, image and reputation, and staff expertise and depth. As a result, we gave little if any consideration to the net asset value method of valuation in arriving at our cash fair value determination. However, we did consider the stated core equity book value as of the valuation date as a general reference point in the process of determining a cash fair value.

MARKET VALUE

As previously mentioned, the typical market value is generally defined as the price at which knowledgeable buyers and sellers reach agreement within a freely traded, active market. When valuing a "small" block of stock, this value method typically focuses on the price at which the appraised company's stock was selling at the time of the appraisal. However, as previously mentioned, most small-to-medium-sized banking organizations do not possess an effective market for their shares.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

Therefore, publicly-traded bank stock data is substituted in order to derive an appropriate value indication.

FVNB's common stock is quoted on the National Market System ("NMS") of NASDAQ under the symbol FVNB. The number of shareholders of record of FVNB common stock at December 31, 2000 is 611. During calendar year 2000, approximately 344 thousand shares of FVNB common stock traded in 362 trades. That represents an average of approximately 950 shares per trade, 1,370 shares per trading day (252 trading days), and 1.4 trades per trading day.

As noted in Section V, on December 31, 2000 (actually, December 29, the last trading day of 2000), FVNB common stock closed at $35.00 per share. Additionally, as also noted in Section V, FVNB's trading volume during 2000 averaged 1,370 shares per day, roughly 20% of the average daily trading volume (approximately 7,000 shares per day) for the selected publicly-traded banking organizations headquartered in Texas. And, FVNB's average weekly trading volume in 2000 represented 0.29% of FVNB's shares outstanding, versus an average of 0.59% for the selected publicly-traded banking organizations headquartered in Texas.

Finally, management of FVNB reports that the spread between the "bid" price and the "ask" price for FVNB common stock often reaches up to $2.00. On March 7, 2001, the closing bid price was $34.50 and the closing ask price $36, creating a spread of $1.50, or 4.35% of the bid price. A cursory review of larger banking companies traded on the NMS of NASDAQ reveals that the spread between the bid price and the ask price is typically less than 1% of the bid price, and frequently less than 0.50%.

Due to the very "thin" nature of the trading activity for FVNB's common stock, the market is deemed inadequate in terms of "quantity," and as a result, cannot be relied upon in valuing the shares of FVNB under the circumstances of this appraisal. Therefore, the $35.00 closing price of FVNB common stock as of December 29, 2000 - as well as the $34.50 closing price as of March 7, 2001 - are irrelevant to the cash fair value of the common stock of FVNB under the circumstances of this valuation determination.

When utilizing the market value method to appraise the shares of a company that does not have an adequate trading market for its stock, we believe that the best value approach is to value the appraised company on an "as if publicly-traded basis" utilizing the stock prices of comparable publicly-traded companies to derive a value indication for the shares of the appraised company. Specifically, we believe it is most appropriate to use this data for a number of reasons:

      (1) This valuation technique is widely accepted throughout the appraisal community.

      (2) No control positions exist in these publicly-traded companies, so therefore, from a value perspective, no "minority discount" off of control value can exist (and for such companies, control would only exist when a clear majority of all shareholders typically were to act in concert).

      (3) Significant amounts of high-quality data regarding the publicly-traded companies from which to base informed comparative pricing decisions is provided on a quarterly basis, and numerous third-party analysts review and report on the financial condition and performance and stock prices of the publicly-traded companies. Specifically, publicly-

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

            traded banking organizations produce a wealth of quality financial information available to the public consisting of, but not limited to, quarterly/annual shareholders reports, press releases, Securities and Exchange Commission filings (10-K and 10-Q filings, etc.), as well as the numerous financial reporting requirements of the bank regulatory authorities. Additionally, considerable market/financial analysis of the publicly-traded banking organizations is conducted by investment banking firms and securities brokerage houses nationwide. Finally, Securities and Exchange Commission filings are available via various Internet services, and the great majority of the publicly-traded banking organizations maintain investor relations departments, which are available via Internet websites. Publicly available information for most closely held banking organizations is usually limited to regulatory filings made available by the banking organizations themselves. Accordingly, the comparative absence of quality data for smaller, more closely-held banking organizations produces a quantifiable negative impact on the price potential investors are willing to pay for the shares of those organizations.

      (4) The aggregate trading activity for each of the publicly-traded companies (and on an average basis, for all of the publicly-traded companies taken as a whole) places informed values on these companies - not simply just one value for a particular trade on any given day. Specifically, the publicly-traded banking organizations possess average monthly trading volume approximating 1 1/2% - 4% of their outstanding shares, equating to approximately 20% - 50% per annum. In essence, the publicly-traded banking organizations frequently record yearly trading volume consisting of hundreds, if not thousands, of individual trades (not just one large block or a few mid-sized trades) equaling in excess of 40% of the outstanding shares - in other words, giving consideration to the individual size of the other shareholdings, effective "control" of the banking organization. Moreover, this level of trading volume conveys to an investor in small-to-moderate blocks of stock the potential liquidation capacity equivalent to that of a "control" shareholder; i.e., the ability to liquidate the investment within a relatively short time-frame without incurring the value impact of either a marketability/liquidity discount or a minority discount.

      (5) Since the financial services industry is consolidating at a brisk pace, the ability of the investors to jointly consider the cash "control" prices paid for community banks, in conjunction with the market prices for the larger, publicly-traded banking companies, provides an additional perspective in using this data to determine an appropriate value for the shares of a closely held banking organization operating as a going concern.

However, when utilizing the market price data for publicly-traded companies to value the shares of the appraised company, it is absolutely imperative that adjustments be made to account for the variances, both financial and non-financial, that exist between the appraised company and the publicly-traded companies, particularly when those variances are substantive. Briefly, variances that might possibly exist between the appraised company and the publicly-traded companies include, but are not necessarily restricted to: (i) financial condition, (ii) earning performance, (iii) financial growth prospects, (iv) economic/demographic condition of the trade area(s), (v) competitive situation in the marketplace, (vi) management depth and experience, (vii) shareholder makeup and composition, (viii) differences in product line mix and/or product line limitations, (ix) size/nature/makeup of the franchise, and (x) ability to profitably employ developing technology.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

The relative "thinness" in the trading of FVNB common stock necessitates the consideration of substitute "comparable" markets for comparative purposes. Accordingly, our cash fair value analysis considers price-to-equity and price-to-earnings multiples of selected publicly-traded banking organizations headquartered in Texas as of December 31, 2000. From the perspective of the market approach, we believe that the comparison of publicly-traded banking organizations (fully adjusted for all material differences, both financial and nonfinancial), represents the best market-oriented determinant of cash fair value given that the prices at which the publicly-traded banking organizations trade do not represent a "control" price for those organizations.

As illustrated in the following table, utilizing the publicly-traded market price data that we mentioned previously and that is detailed in Section V of the adjoining information, we calculate an Equity Value per share for FVNB of $44.51, based on December 31, 2000 core equity per share of $28.90 (equity capital prior to the addition/subtraction of unrealized gains/losses relating to "available-for-sale" securities). The Earnings Values per share (a hybrid type of both market and investment value) were $47.68, based on 2000 earnings per share of $3.48; and, $50.84, based on projected 2001 earnings per share of $3.71 for FVNB.

--------------------------------------------------------------------------------
                   Derivation of Price Values and Comparison
                      of Related Financial Characteristics
--------------------------------------------------------------------------------

                                                                    Selected Texas
                                                                    Publicly-Traded
                                               FVNB              Banking Organizations            Values
                                              ----------------------------------------------------------
Core Equity Capital Per Share                 $28.90       X             1.54x           =        $44.51
2000 Net Earnings Per Share                    $3.48       X            13.71x           =        $47.68
2001 Net Earnings Per Share                    $3.71       X            13.71x           =        $50.84
(Projected)

Core Equity/Total Assets                       9.67%                     8.80%                     o o o
2000 ROA (1)                                   1.21%                     1.09% (1)                 o o o
2000 ROE (1)                                  12.47%                    12.63% (1)                 o o o
--------------------------------------------------------------------------------------------------------

(1) Ratios presented are based on data derived from FVNB's annual report and differ from ratios calculated in Section II. The lack of correlation represents FVNB's ability to calculate a more precise denominator (average assets or average equity) than does The Bank Advisory Group for data presented in Section II.

The financial performance characteristics of FVNB are not too dissimilar from the average financial performance characteristics of the selected publicly-traded banking organizations headquartered in Texas:

      o Size - FVNB's assets totaled $709 million at year-end 2000 versus total assets averaging $801 million for the selected publicly-traded Texas banking organizations. Likewise, the market capitalization of FVNB equaled $83 million at December 31, 2000, as compared with the average market capitalization of $118 million for the selected publicly-traded Texas banking organizations.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

      o Profitability - FVNB's 2000 ROA of 1.21% was moderately higher than the 1.09% average ROA for the selected publicly-traded Texas banking organizations for the twelve months ending December 31, 2000.

      o Capitalization - FVNB's December 31, 2000 core common equity-to-assets ratio of 9.67% exceeded the 8.80% average for the selected publicly-traded Texas banking organizations at December 31, 2000.

      o Investment Return - FVNB's 2000 ROE of 12.47% (the simultaneous consideration of both equity and earnings) was just slightly lower than the 12.63% average ROE for the publicly-traded Texas banking organizations for the twelve months ending December 31, 2000.

      o Asset Quality - FVNB reported nonperforming assets equaling approximately 0.28% of total assets as of December 31, 2000, slightly lower than the 0.32% averaged for the selected publicly-traded Texas banking organizations at December 31, 2000. (The 0.28% ratio for FVNB differs slightly from the 0.30% ratio reported in Section II, with the difference due to a slight variation in the definition of nonperforming assets.)

      o Operational Efficiency - FVNB reported an efficiency ratio of 61.26%, slightly more inefficient than the 59.48% average for the selected publicly-traded Texas banking organizations. Additionally, the comparable banking organizations reported average deposits per branch of $54.6 million at December 31, 2000, as compared with the $58.8 million for FVNB at December 31, 2000.

Accordingly, based solely upon the initial Price Values derived from comparison with the publicly-traded Texas banking organizations, it is our opinion that the Initial Market Value Approach Cash Fair Value per share for the shares of FVNB, excluding adjustment for the existence of outstanding stock options and without consideration of any nonfinancial differences, equals $45.00.

--------------------------------------------------------------------------------
Initial Market Value Approach Cash Fair Value Per Share =                 $45.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Related Price Multiples & Price Indices

Price Multiples:
    Price-to-Core Equity                                             $45.00     /      $28.90       =         1.56x
    Price-to-Earnings (2000)                                         $45.00     /       $3.48       =        12.94x
    Price-to-Earnings (Est. 2001)                                    $45.00     /       $3.71       =        12.13x

Price Indices:
    Core Equity [(price/(equity multiple)) x (equity/assets)]          1.56     x       9.67%       =        15.05
    Earnings (2000) [(price/earnings multiple) x ROA (1)]             12.94     x       1.21%       =        15.66
    Earnings (Est. 2001) [(price/earnings multiple) x ROA]            12.13     x       1.24%       =        15.05
------------------------------------------------------------------------------------------------------------------

(1) ROA presented is based on data derived from FVNB's annual report and differ from the ROA calculated in Section II. The lack of correlation represents FVNB's ability to calculate a more precise denominator (average assets) than does The Bank Advisory Group for data presented in Section II.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

Typically, substantial non-financial differences are found between the appraised community banking organization and the publicly-traded banking organizations; in those instances, a discount ranging between 0% and 30% is normally applied to the financially adjusted Initial Market Value Approach Cash Fair Value. Those non-financial differences might typically include:

      o A constricted market presence and lower growth prospects relative to that of the selected publicly-traded banking organizations;

      o A smaller asset base in relation to the selected publicly-traded banking organizations;

      o Market perception of the competitive advantage possessed by larger, publicly-traded banks in the areas of technology and customer diversification;

      o     Uncertain dividend policy for the appraised community bank; and,

      o     Intense concentration of ownership for the appraised community bank.

In this instance, however, FVNB approximates, in both non-financial terms and product menu, the banking organizations included in the selected publicly-traded banking organizations headquartered in Texas. Given this similarity, we conclude that no discount should be applied to the previously-determined Initial Market Value Approach Cash Fair Value per share of $45.00 for the shares of FVNB. Accordingly, the absence of a discount for the lack of non-financial comparability produces a Market Value Approach Cash Fair Value per share of $45.00.

--------------------------------------------------------------------------------
Market Value Approach Cash Fair Value Per Share                           $45.00
--------------------------------------------------------------------------------

INVESTMENT VALUE

The investment or earnings value of any banking organization's stock is, simply stated, an estimate of the present value of the future benefits, usually earnings, cash flow, or dividends, that will accrue to the stock. An earnings value is comprised of two major components: annual future earnings and an appropriate capitalization rate (the present value discount rate), and is defined by the following formula:

              Net Present Value = (SIGMA) [values(i)/(1 + rate)^i]

We believe the utilization of net earnings, rather than cash flows or dividends, for this investment value methodology is appropriate given the minimal level of long-term, non-earning investments typically held by a community banking organization. Thus, for most community banking organizations, the absence of significant investments in fixed assets, with the related small size of depreciation and/or amortization expense produces little variance between the net earnings and cash flow streams. Additionally, the utilization of net earnings in calculating the present value of benefits is a widely understood and accepted practice in the valuation of financial institutions.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

Our twelve-year projections of the future performance of FVNB through 2012, as set forth in Section III, were based on our analysis of the banking industry, market area, and current financial condition of and historical levels of growth and earnings for FVNB, as well as information provided to us by the management of FVNB. In order to create a ninety-year earnings stream for FVNB, we applied the following growth rates to FVNB's net earnings: 3.00% for the eight years following 2012, 2.00% for the following ten years, and 2.00% for the remaining sixty years. In consideration that the assumed investment horizon of likely buyers of FVNB's shares is undefined, but is presumed to be long-term, the rate of growth applied to FVNB's earnings must be one that could reasonably be expected to be sustained indefinitely. Over a prolonged period of time, it is practically impossible to sustain growth at a rate that exceeds the sum of the anticipated rate of inflation plus the expected overall population growth for the trade area(s), as further influenced by the presumed degree of competition from both current and future competitors. Accordingly, we believe the earnings growth rates we have assumed are reasonable and defensible, given: (i) the current rate of inflation; (ii) the existing interest rate environment; (iii) FVNB's likely growth prospects in view of the markets served by FVNB; and, (iv) the likelihood of increasing competition from nontraditional providers of financial services. Indeed, the utilization of these growth rates produces annual net earnings that rise from $8.8 million during 2001 to $93.1 million by 2090.

As set forth in section IV of the adjoining information, the present value of these earnings projections for FVNB over ninety years, using a present value discount rate of 13.00% applied to the first ten years of the projection period, a 14.00% discount rate applied to the following ten years, and a 15.00% discount rate applied to the last seventy years of the ninety-year projection period, results in an Investment Value Approach Cash Fair Value of $43.19 per share. We believe these discount rates are appropriate given FVNB's current financial condition, together with its recent financial performance. Indeed, our experience in valuing hundreds of community banking organizations and observing the prices paid for small blocks of those organizations over the past fifteen years indicate that a discount rate (financial required rate of return) between 12% to 17% is normally acceptable considering the risk-return relationship most investors have demanded for an investment in a community bank.

--------------------------------------------------------------------------------
Investment Value Approach Cash Fair Value Per Share                       $43.19
--------------------------------------------------------------------------------

We recognize that in determining present values, other bank stock valuation firms sometimes use alternative projection period time horizons rather than our ninety-year Present Value in Perpetuity. We believe the calculation of a Present Value in Perpetuity, utilizing a ninety-year time frame, is reasonable, given the immaterial additional value per share of $0.00014 produced during 2090. Additionally, it should be noted that we do not include a residual or terminal value in our computation of present value. While we recognize other bank valuation firms, in their computation of present value, sometimes utilize a residual value usually at the end of a five to ten year projection period, we are uncomfortable, based upon our extensive experience in appraising community bank stocks, in employing a residual value calculated at the end of a specific time frame in conjunction with a price level indicator - such as a price-to-equity multiple, price-to-earnings multiple or other specific price level indicator - given the highly erratic market price levels for bank stocks over the past ten to 15 years, and the corresponding price multiples and price indices, together with the uncertainty of the appraised bank achieving a single financial characteristic (equity or earnings level) at a particular point in time in the future.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

INITIAL CASH FAIR VALUE CONCLUSION
(Excluding A Marketability/Liquidity Discount)

When the net asset value, market value, and investment value approaches were appropriately considered and all other relevant valuation variables and factors analyzed, giving consideration to the Market Value Approach Cash Fair Value of $45.00 per share and the Investment Value Approach Cash Fair Value of $43.19 per share - and after employing our substantial experience and judgment derived from having completed well over 1,000 appraisals for community banking organizations during the past 20 years, and as a result of performing these appraisals, becoming specifically aware of the trading activity and price levels and trends that currently exist in the banking industry - the Initial Cash Fair Value of shares of the outstanding common stock of FVNB Corp., as of December 31, 2000, was determined to be $44.00 per share, excluding the application of a marketability/liquidity discount and without adjusting for the value impact related to the existence of outstanding stock options.

--------------------------------------------------------------------------------
Initial Cash Fair Value Per Share Conclusion (Excluding A
Marketability/Liquidity Discount)                                         $44.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Related Price Multiples & Price Indices

Price Multiples:
    Price-to-Core Equity                                             $44.00     /      $28.90       =         1.52x
    Price-to-Earnings                                                $44.00     /       $3.48       =        12.65x
    Price-to-Earnings (Est. 2001)                                    $44.00     /       $3.71       =        11.86x

Price Indices:
    Core Equity [(price/(equity multiple)) x (equity/assets)]          1.52     X       9.67%       =        14.72
    Earnings (2000) [(price/earnings multiple) x ROA (1)]             12.65     X       1.21%       =        15.31
    Earnings (Est. 2001) [(price/earnings multiple) x ROA]            11.86     X       1.24%       =        14.71
------------------------------------------------------------------------------------------------------------------

(1) ROA presented is based on data derived from FVNB's annual report and differ from the ROA calculated in Section II. The lack of correlation represents FVNB's ability to calculate a more precise denominator (average assets) than does The Bank Advisory Group for data presented in Section II.

It is our understanding that under FVNB's 1998 Stock Incentive Plan, all of the outstanding stock options are potentially exercisable in connection with a "Change of Control" of FVNB. Of note, however, the subject transaction will not qualify as a "Change of Control" under the provisions of the 1998 Stock Incentive Plan and all amendments thereto, and thus 100% of the FVNB stock options outstanding will not become exercisable. Nevertheless, for the purpose of the subject appraisal, it is necessary to assume the full impact of the potential exercise of all FVNB options outstanding as of the appraisal date in that those options holders have a claim on future shareholder value of FVNB. Accordingly, further adjustment of the Initial Cash Fair Value Per Share Conclusion (excluding a marketability/liquidity discount) is warranted to include the potential dilutive impact of the 182,100 stock options currently outstanding.

The options have a weighted average exercise price of $34.08 per share, or $9.92 less than our $44.00 Initial Cash Fair Value Per Share Conclusion (excluding a marketability/liquidity discount). To

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

compute a fully-diluted per share Initial Cash Fair Value (excluding a marketability/liquidity discount) for FVNB, the $104,407,248 aggregate (100%) Cash Fair Value (excluding a marketability/liquidity discount) is first derived by (i) multiplying the outstanding number of shares by the per share Initial Cash Fair Value (excluding a marketability/liquidity discount). The adjustment for the stock options is then determined by (ii) multiplying the number of options outstanding by the difference between our Initial Cash Fair Value per share and the (weighted average) exercise price per share, then (iii) multiplying this product by the current shareholders of FVNB's pro rata percentage ownership of FVNB (assuming the exercise of the outstanding stock options). The $102,729,564 fully-diluted aggregate Initial Cash Fair Value (excluding a marketability/liquidity discount) is then derived by (iv) subtracting the stock option adjustment from FVNB's aggregate Initial Cash Fair Value (excluding a marketability/liquidity discount). Finally, we determined the fully-diluted per share Initial Cash Fair Value (excluding a marketability/liquidity discount) of $43.29 by (v) dividing the fully-diluted aggregate Initial Cash Fair Value (excluding a marketability/liquidity discount) by the currently outstanding number of shares. We then rounded the fully-diluted per share Initial Cash Fair Value (excluding a marketability/liquidity discount) of $43.29 to $43.25.

--------------------------------------------------------------------------------
          Derivation of Fully-Diluted Per Share Initial Cash Fair Value
                 (Excluding A Marketability/Liquidity Discount)
--------------------------------------------------------------------------------

I      Aggregate Initial Cash Fair Value ($44.00 x 2,372,892)                   $104,407,248

       Stock Option Adjustment:
Ii     ($44.00 - $34.08) x 182,100                                $1,806,432

iii    $1,806,432 x [2,372,892/(2,372,892+182,100)]                               $1,677,684

iv     Fully-Diluted Aggregate Initial Cash Fair Value                          $102,729,564

V      Fully-Diluted Per Share Initial Cash Fair Value                                $43.29
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fully-Diluted Initial Cash FairValue Per Share
(Excluding A Marketability/Liquidity Discount)                            $43.25
--------------------------------------------------------------------------------

FINAL CASH FAIR VALUE CONCLUSION
(Fully-Diluted Initial Cash Fair Value Per Share -
  Excluding A Marketability/Liquidity Discount)

Accordingly, given the Initial Cash Fair Value per share of $44.00 (excluding a marketability/liquidity concerns), together with the dilutive impact of existing FVNB options outstanding, it is the opinion of The Bank Advisory Group that the Final Cash Fair Value conclusion - as of December 31, 2000, and for no more than approximately 20% of FVNB's outstanding common shares - equals $43.25 per share, excluding any marketability/liquidity discount.

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

MARKETABILITY/LIQUIDITY DISCOUNT

As previously observed, the market for the selected publicly-traded Texas banking organizations' common stocks is more liquid than that for the common stock of FVNB. As a result of our valuation of small blocks of stock of over 1,000 closely-held community banking organizations over the past fifteen years, we have observed that an inherent discount to the Final Cash Fair Value per share derived from the selected comparable publicly-held banking organizations is effectively applied when investors determine a value they are willing to pay for small blocks of the stock of a thinly-traded community banking organization, such as FVNB. In most, if not all valuation circumstances, this creates a need for the appraiser to apply a "marketability/liquidity" discount to the Final Cash Fair Value per share above to adequately account for and reflect the purchase/sale activities of buyers/sellers of stocks of closely-held community banks.

The application of a "marketability/liquidity" discount constitutes widely-utilized valuation methodology and practice within the appraisal community, and is clearly set forth and discussed in the three widely-accepted publications regarding the valuation of closely-held companies, and the valuation of financial institutions.

The first publication, generally regarded as the "bible" of valuation publications, is VALUING A BUSINESS - The Analysis and Appraisal of Closely Held Companies(1). The authors present the necessity for such a "marketability/liquidity" discount with the following statements:

      o Ready marketability definitely adds value to a security. Conversely, lack of marketability detracts from the security's value as compared to a security that is identical but marketable. In other words, the market pays a premium for liquidity or exacts a discount for lack of it. - Page 45

      o Since ownership interests in closely held businesses do not, by definition, enjoy the ready market of a publicly-traded stock, a share in a privately held company usually is worth less than an otherwise comparable share in a publicly held one. - Page 45

      o The relationship between the discount for lack of marketability and that for minority interest lies in the fact that even after reducing the pro rata value of an ownership interest in a business in order to reflect its lack of complete control, it is usually much more difficult, more time consuming, and more expensive to sell an ownership interest in a closely held company than a publicly-traded one. - Page 47

The second publication, Valuing Financial Institutions(2), further supports the need for "marketability/liquidity" discounts with the following statements:

      o Readers should not confuse the minority interest discount with the marketability discount. They are separate discounts and are applied to different valuation bases. - Page 202

      o The marketability discount is applied to a freely tradable valuation base to penalize a subject valuation interest for its comparative lack of marketability or liquidity.

----------
(1) Shannon P. Pratt, Robert F. Reilly, & Robert P. Schweihs, VALUING A BUSINESS - The Analysis & Appraisal of Closely Held Companies, 3rd ed. (McGraw-Hill, New York, New York)

(2) Z. Christopher Mercer, Valuing Financial Institutions (Business One Irwin, Homewood, Illinois)


                                                                           xviii

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

            Theoretically, the marketability discount is that discount necessary to generate a sufficient increment in return to the holder of a minority interest of an entity's closely-held shares to induce the purchaser to make this particular investment, rather than an alternative investment identical in all respects save marketability.
            - Page 202

      o Marketability discounts can range from very small (in the range of 5-10 percent) to quite large (60-70 percent or more). The basic logic for the marketability discount lies in illiquidity and the inherent riskiness this implies; therefore, other things being the same, a marketable interest is worth more than a nonmarketable but otherwise identical interest. - Page 202

The third publication, Buying, Selling, & Merging Banks(3), provides even further support for the necessity of a "marketability/liquidity" discount with the following statements:

      o Marketability definitely adds value to a security; conversely, lack of marketability detracts from the value of a security. Since minority interests in closely held banks do not enjoy the ready market of publicly-traded bank stock, this is a difference that must be considered when valuing an interest in a closely held business by reference to prices of publicly-traded stocks. - Page 2-16

      o There have been many court cases, especially those involving valuations for gift or estate tax purposes, that have taken a single lump discount (15 to 30 percent is the most common discount range) to reflect lack of marketability and other block discount factors. The importance of marketability in the valuation of minority blocks has gained increasing recognition over the years. Considerable evidence suggests that the discount for the lack of marketability for a closely held stock, compared with an otherwise similar publicly-traded stock, can be significant. - Page 2-16

Our substantial experience leads us to conclude, after directly observing thousands of arms-length purchases/sales of minority blocks of stock of community banking organizations (both with and without our involvement as an appraiser), that without question, investors in smaller blocks of stock of thinly-traded, small-to-medium sized community banks consistently apply an effective "marketability/liquidity" discount to the values otherwise indicated through the use of the publicly-traded bank stock market values when pricing their purchases of minority blocks of small community banking organizations. Essentially, this approach recognizes the "real world" activities of both buyers and sellers of small blocks of community bank stocks. Furthermore, our experience clearly indicates that the effective "marketability/liquidity" discounts applied by purchasers have historically ranged between 10%-30% for typical small-to-medium sized community banking organizations. Consequently, in light of the considerable evidence and support for the existence of marketability/liquidity discounts, we must quantify an appropriate and relevant marketability/liquidity discount rate to be applied to the Final Cash Fair Value per share in determining a Concluding Cash Fair Value per share for FVNB..

However, FVNB is not entirely comparable to a closely-held, small-to-medium sized community bank. Indeed, as noted previously, FVNB reported 2,372,892 shares of common stock issued and outstanding at December 31, 2000, held by 611 shareholders of record - characteristics vastly different relative to most small-to-medium sized, closely-held community banks. Furthermore, while the stock

----------
(3) Various, Buying, Selling & Merging Banks(C)1990 (Sheshunoff Information Services, Inc., Austin, Texas)

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

of FVNB is thinly traded relative to the selected publicly-traded Texas banking organizations, evidenced in terms of both volume and the spread between the bid price and the ask price, the trading volume for FVNB does exceed that which we typically see in smaller, more closely-held community banks.

Accordingly, we conclude that a marketability/liquidity discount of only 5% should be applied to the previously-determined Final Cash Fair Value per share of $43.25 for the subject blocks of stock. The application of a 5% marketability/liquidity discount produces a Concluding Cash Fair Value per share of $41.09 ($43.25 x 95%), inclusive of a marketability/liquidity discount.

--------------------------------------------------------------------------------
Concluding Cash Fair Value Per Share
(Final Cash Fair Value Per Share, inclusive                $43.25 x 95% = $41.09
of a Marketability/Liquidity Discount)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Related Price Multiples & Price Indices

Price Multiples:
    Price-to-Core Equity                                             $41.09     /      $28.90       =         1.42X
    Price-to-Earnings (2000)                                         $41.09     /       $3.48       =        11.81X
    Price-to-Earnings (Est. 2001)                                    $41.09     /       $3.71       =        11.08X

Price Indices:
    Core Equity [(price/(equity multiple)) x (equity/assets)]          1.42     X       9.67%       =        13.74
    Earnings (2000) [(price/earnings multiple) x ROA (1)]             11.81     X       1.21%       =        14.30
    Earnings (Est. 2001) [(price/earnings multiple) x ROA]            11.08     X       1.24%       =        13.74
-------------------------------------------------------------------------------------------------------------------

(1) ROA presented is based on data derived from FVNB's annual report and differ from the ROA calculated in Section II. The lack of correlation represents FVNB's ability to calculate a more precise denominator (average assets) than does The Bank Advisory Group for data presented in Section II.

CONCLUDING CASH FAIR VALUE
(Final Cash Fair Value Conclusion - Including A Marketability/Liquidity
Discount)

Accordingly, given the Initial Cash Fair Value per share of $44.00, and giving consideration to the dilutive impact of existing FVNB options outstanding together with the inclusion of a 5% Marketability/Liquidity Discount, it is the opinion of The Bank Advisory Group that the Concluding Cash Fair Value, as of December 31, 2000, and for no more than approximately 20% of FVNB's outstanding common shares, equals $41.09, rounded to $41.00 per share.

However, before deciding to make use of the $41.00 per share value in connection with the proposed corporate transaction whereby certain FVNB Corp. shareholders will be involuntarily cashed-out, you should first consult with competent, experienced legal counsel regarding applicable case law and statutes as to whether the use of a marketability/liquidity discount is appropriate in the circumstances of this appraisal situation.

This analysis report is provided for the confidential, internal use of the Board of Directors of FVNB Corp.; and, without the prior written consent of The Bank Advisory Group, this report may not be

                     Cash Fair Value Discussion & Analysis
--------------------------------------------------------------------------------

quoted in whole or in part, or otherwise referred to in any report or document or furnished or otherwise communicated to any person, other than legal and tax advisors to FVNB Corp.

                                        Respectfully submitted,


                                        The Bank Advisory Group, inc.
                                        Austin, Texas

March 9, 2001

                                   FVNB Corp.

                                 Victoria, Texas

                            PEER Comparative Analysis

                                                                                BHC Ratio         BHC versus Peer
                                                          PEER        Differ-    as % of          ---------------
                                            FVNB Corp.   Average      ential    Peer Ratio    Weakness       Strength
                                                          SEP00
Total Assets                               $ 709,407    $589,643
Total Deposits                             $ 588,443    $500,725
Ln&Lse:Net Unearned Income                 $ 470,285    $341,060
Loans/Assets                                   66.29%      57.84%      8.45%        115%
Loans/Deposits                                 79.92%      68.11%     11.81%        117%
Leverage Capital (Tier 1)                  $  54,824    $ 43,903
Total Equity Capital                       $  67,472    $ 45,771
# of Full-Time Equiv Employees                   328         282
                                              DEC00       SEP00
Nonperf Assets/Total Assets                     0.30%       0.38%     -0.07%         80%
Nonperf Assets/EqtyCap&LLR                      2.96%       4.43%     -1.47%         67%                       MEN
Net Charge-Offs(YTD)/Average Loans              0.06%       0.29%     -0.23%         22%                       MENEM
Loan Loss Reserve[TL                            1.08%       1.32%     -0.23%         82%
Loan Loss Reserve/Nonperf Loans               236.61%     234.34%      2.27%        101%
Total Equity Capital/Total Assets               9.51%       7.76%      1.75%        123%
Core Equity/Total Assets (net AFS Sec's)        9.67%       8.07%      1.60%        120%
                                              DEC99       DEC99
Nonperf Assets/ EqtyCap&LLR                     2.84%       4.39%     -1.55%         65%
Net Charge-Offs(YTD)/Average Loans             -0.16%       0.26%     -0.42%        -62%
         Profitability Overview               DEC00       SEP00
Net Income (Loss)                          $   8,252    $  4,725
Return on Avg Assets                            1.22%       1.12%      0.11%        109%
Return on Avg Equity                           13.10%      14.61%     -1.50%         90%
                                              DEC99       DEC99
Net Income (Loss)                          $   7,502    $  5,961
Return on Avg Assets                            1.22%       1.21%      0.01%        101%
1          11                                 DEC00       SEP00
Total Interest Income                           7.55%       7.44%      0.11%        101%
Total Interest Expense                          3.45%       3.37%      0.08%        102%
    Net Interest Income                         4.11%       4.07%      0.03%        101%
Prov for Credit Losses                          0.10%       0.31%     -0.21%         34%
Total Noninterest Income                        1.56%       1.75%     -0.19%         89%
Nonint Fxp:Sal & Emp Benefits                   1.87%       2.01%     -0.14%         93%
Nonint Exp:Fixed Assets                         0.52%       0.59%     -0.07%         87%
Nonint Exp:Other                                1.23%       1.35%     -0.12%         91%                  -
Total Noninterest Expense                       3.61%       3.96%     -0.34%         91%
Net Noninterest Expense                         2.06%       2.21%     -0.15%         93%
    Pre-Tax Operating Income                    1.95%       1.55%      0.39%        125%
Gain(Loss) on Securities                       -0.02%       0.00%     -0.03%       -704%        ****           ****
    Inc Bef Tax & Other Adj                     1.92%       1.56%      0.37%        124%                  -
Applicable Income Taxes                         0.70%       0.41%      0.29%        170%        Booms
Minority Interest                               O.OO%       0.03%     -0.03%          3%        ****           ****
Extraordinary Items, Net                        0.00%       0.00%      0.00%         N/D        ****           ****
    Net Income (Loss)                           1.22%       1.12%      0.11%        109%

**** Not Assessed for Strength/ Weakness
N/D Strength/ Weakness Was Not Determinable
PEER: 29 Texas C corporation companies with total assets between $400 million to $1000 million see Next Page for Ranking Parameters

                                   FVNB Corp.
                                 Victoria, Texas
                            PEER Comparative Analysis

                                                                                        BHC Ratio            BHC versus Peer
                                                               PEER       Differ-       as %/of              ---------------
                                              FVNB Corp.      Average     ential        Peer Ratio          Weakness Strength
-----------------------------------------------------------------------------------------------------------------------------
                                                 DEC00          SEP00
Efficiency Ratio                                 63.77%         67.30%     -3.53%        95%
Net Noninterest Expense/AA                        2.06%          2.21%     -0.15%        93%
Service Charges on Deposit Accts/AA               0.70%          1.06%     -0.36%        66% MEN
Noninterest Income/Overhead Exp                  43.03%         44.10%     -1.06%        98%
Operating Income per $ of S&B Expense            $1.10          $0.92      $0.17        119%
Operating Income/Avg FTE                       $43,706        $38,328     $5,378        114%
Salaries & Benefits/Avg Employees$             $39,864        $41,459    -$1,595         96%
Total Deposits per Employee $(000)              $1,794         $1,778        $16        101%
Total Assets per Employee $(000)                $2,163         $2,093        $69        103%
-----------------------------------------------------------------------------------------------------------------------------
Ztq                                              DEC00          SEP00
Yield on Loans                                    9.38%          9.44%     -0.06%        99%
Yield on Securities                               6.03%          6.18%     -0.16%        97%
ost of Deposits                                   3.67%          3.45%      0.22%       106%
CC"t of pos.
-----------------------------------------------------------------------------------------------------------------------------
                                                 DEC00          SEP00
Total Nonearning Assets                          11.83%         10.32%      1.51%       115%
--Premises & Fixed Assets                         4.28%          2.46%      1.82%       174% Mason
--Other Real Estate Owned                         0.00%          0.05%     -0.05%         0%
--Intangible Assets                               1.95%          1.12%      0.83%       174% s o m o
Ln&Lse:Net Unearned Income                       66.29%         57.84%      8.45%       115%
Securities                                       20.36%         28.42%     -8.06%        72% ****                 ****
Interest-Bearing Cash, FFS & Sec Purch            2.24%          4.18%     -1.94%        54%
-----------------------------------------------------------------------------------------------------------------------------
                                                 DEC00          SEP00
Real Estate Loans/GL                             48.28%         61.04%    -12.76%        79% ****  ****
--Domestic Construction Loans/GL                  4.23%         10.80%     -6.57%        39% ****  ****
--Domestic Farmland Loans/GL                      5.82%          1.84%      3.98%       316% ****  ****
--Domestic Home Mortgage Loans/GL                24.01%         21.45%      2.57%       112% ****  ****
--Domestic Home Equity Loans/GL                   0.04%          0.01%      0.04%       668% ****  ****
--Domestic 5+ Family Resdntl Loans/GL             0.32%          1.03%     -0.72%        31% ****  ****
--Domestic Commercial RE Loans/GL                13.86%         25.89%    -12.03%        54% ****  ****
Domestic Comml & Indust Lns/GL                   19.87%         19.47%      0.41%       102% ****  ****
Domestic Agricultural Loans/GL                   17.38%          2.69%     14.69%       647% ****  ****
Domestic Consumer Loans/GL                       12.59%         14.10%     -1.51%        89% ****  ****
--Credit Card Loans/GL                            1.00%          0.90%      0.10%       111% ****  ****
-----------------------------------------------------------------------------------------------------------------------------
                                                 DEC00          SEP00
Demand Deposits/TD                               18.87%         19.30%     -0.43%        98% t'
MMDA & Other Savings Deposits/TD                 14.95%         30.43%    -15.47%        49% ****  ****
< $100,000 Time Deposits/TD                      33.91%         25.74%      8.16%       132% ****  ****
$100,000+ Time Deposits/TD                       17.87%         15.31%      2.56%       117%
SOW & Other Transaction Accounts/TD              14.40%          9.23%      5.17%       156% ****  ****
-----------------------------------------------------------------------------------------------------------------------------

**** Not Assessed for Strength/ Weakness
N/D Strength /Weakness Was Not Determinable
PEER: 29 Texas C corporation companies with total assets between $400 million to $1000 million

                                                            Ranking Parameters
                                                              (BHC vs. Peer)
                                                      > 85% or < 115%
                                                      > 70% or < 130%
                                                      > 55% or < 145%      MEN
                                                      > 40% or < 160%      MEME
                                                      < 40% or > 160%      SEEMS

                                   FVNB Corp.

                                 Victoria, Texas

                         Historical Comparative Analysis

            Balance Sheet                      E 00           DEC99           DEC98
Cash & Due from Depository Inst:            $  32,086       $  26,993       $ 27,504
Secs:Held-to-Maturity                              --              --             --
Secs:Available-for-Sale                       144,413         158,776        211,918
Securities                                    144,413         158,776        211,918
Fed Funds Sold & Sec Purchased                 15,850          38,170          6,800
Ln&Lse:Net Unearned Income                    470,285         387,407        292,862
Allow for Loan & Lease Loss                     5,080           4,573          3,308
Trading Assets                                     --              --             --
Premises & Fixed Assets                        30,358          30,693          9,404
Other Real Estate Owned                            --              --            104
Investment in Unconsolidated Sub                   --              --             --
Customers Liability on Accept                      --              --             --
Intangible Assets                              13,817          10,719          1,821
All Other Assets                                7,678           6,999          6,059
Total Assets                                  709,407         655,184        553,164
Total Deposits                                588,443         554,820        454,740
Fed Funds Purch & Sec Sold                     12,000           3,750         12,225
Trading Liabilities                                --              --             --
Commercial Paper                                   --              --             --
Other Liabs for Borrowed Money                 30,471          27,827         19,119
Subordinated Notes & Debs                          --              --             --
Banks Liab on Acceptances                          --              --             --
Other Liabilities                              10,967           8,427          7,558
Minority Interest&Similar Items                    54              51             --
Total Liabilities & Minority Int              641,935         594,875        493,642
Limited-Life Preferred Stk                         --            #N/A           #N/A
Perpetual Preferred Stock                          --              --             --
Common Stock                                       24              24             24
Capital Surplus                                15,686          15,682         15,682
Retained Earnings                              52,877          47,946         43,764
Net Unrlzd Gn Avbl-for-Sale Secs               (1,115)         (3,343)            52
Treasury Stock                                     --              --             --
Total Equity Capital                           67,472          60,309         59,522
Total Liab & Equity Cap                       709,407         655,184        553,164
                                               DEC00           DEC99          DEC98
Nonperf Assets/Total Assets                      0.30%           0.28%          0.40%
Nonperf Assets/EqtyCap&LLR                       2.96%           2.84%          3.56%
Nonperforming Loans/GL                           0.46%           0.48%          0.73%
Restructured: Loans & Leases/GL                  0.00%           0.01%          0.25%
Net Charge-Offs(YTD)/Average Loans               0.06%          -0.16%         -0.39%
Loan Loss Reserve/TL                             1.08%           1.18%          1.13%
Loan Loss Reserve/Nonperf Loans                236.61%         247.99%        155.01%
Total Equity Capital/Total Assets                9.51%           9.20%         10.76%
Core Equity/Total Assets (net AFS Sec's)         9.67%           9.72%         10.75%
Loans/Assets                                    66.29%          59.13%         52.94%
               --                              DEC00           DEC99          DEC98
%CH:Ln&Lse:Net Unearned Income                  21.39%          32.28%          #N/A
%CH:Securities                                  -9.05%         -25.08%          #N/A
%CH:Total Assets                                 8.28%          18.44%          #N/A
%CH:Total Deposits                               6.06%          22.01%          #N/A
%CH:Total Equity Capital                        11.88%           1.32%          #N/A

                                   FVNB Corp.
                                 Victoria, Texas

                         Historical Comparative Analysis

          Income Statement                                          DEC00             DEC99           DEC98
Total Interest Income                                            $   50,900       $   44,800       $   37,535
Total Interest Expense                                               23,216           19,776           17,724
    Net Interest Income                                              27,684           25,024           19,811
Prov for Credit Losses                                                  700               86               --
Total Noninterest Income                                             10,480            8,629            5,498
Nonint Exp:Sal & Emp Benefits                                        12,597           11,880            8,953
Nonint Exp:Fixed Assets                                               3,472            2,866            2,435
Nonint Exp:Other                                                      8,284            7,123            4,758
Total Noninterest Expense                                            24,353           21,869           16,146
    Pre-Tax Operating Income                                         13,111           11,698            9,163
Gain(Loss) on Securities                                               (160)             (60)              41
    Inc Bef Tax & Other Adj                                          12,951           11,638            9,204
Applicable Income Taxes                                               4,694            4,136            3,132
Minority Interest                                                         5               --               --
Extraordinary Items, Net                                                 --               --               --
    Net Income (Loss)                                            $    8,252       $    7,502       $    6,072
                                                                    DEC99             DEC98
Total Interest Income                                                  7.55%            7.27%           17.26%
Total Interest Expense                                                 3.45%            3.21%            8.15%
    Net Interest Income                                                4.11%            4.06%            9.11%
Prov for Credit Losses                                                 0.10%            0.01%            0.00%
Total Noninterest Income                                               1.56%            1.40%            2.53%
Nonint Exp:Sal & Emp Benefits                                          1.87%            1.93%            4.12%
Nonint Exp:Fixed Assets                                                0.52%            0.47%            1.12%
Nonint Exp:Other                                                       1.23%            1.16%            2.19%
Total Noninterest Expense                                              3.61%            3.55%            7.43%
Net Noninterest Expense                                                2.06%            2.15%            4.90%
    Pre-Tax Operating Income                                           1.95%            1.90%            4.21%
Gain(Loss) on Securities                                              -0.02%           -0.01%            0.02%
    Inc Bef Tax & Other Adj                                            1.92%            1.89%            4.23%
Applicable Income Taxes                                                0.70%            0.67%            1.44%
Minority Interest                                                      0.00%            0.00%            0.00%
Extraordinary Items, Net                                               0.00%            0.00%            0.00%
    Net Income (Loss)                                                  1.22%            1.22%            2.79%
Return on Avg Equity                               (ROE)              13.10%           12.61%           13.54%
                                                                    DEC00              DEC99            DEC98
Yield on Loans                                                         9.38%            9.00%           17.86%
Yield on Securities                                                    6.03%            5.79%           11.97%
Cost of Deposits                                                       3.67%            3.38%            9.00%
                                                                    DEC00              DEC99            DEC98
                                                                      63.77%           64.91%           63.67%
Net Noninterest Expense/AA                                             2.06%            2.15%            4.90%
Service Charges on Deposit Accts/AA                                    0.70%            0.70%            1.52%
Noninterest Income/Overhead Exp                                       43.03%           39.46%           34.05%
Operating Income per $ of S&B Expense                            $     1.10       $     0.99       $     1.02
Operating Income/Avg FTE                                         $   43,706       $   40,888       $   96,860
Salaries & Benefits/Avg Employees$                               $   39,864       $   41,221       $   94,641
Total Deposits per Employee $(000)                               $    1,794       $    1,807       $    1,919
Total Assets per Employee $ 000) -                               $    2,163       $    2,134       $    2,334
          Miscellaneous Items                                       DEC00             DEC99            DEC98
Total Cash Dividends Declared $(000)                             $    3,321       $    3,320       $    3,084
Dividends Declared/Net Income                                         40.24%           44.25%           50.79%
Effective Tax Rate                                                    36.24%           35.54%           34.03%

FVNB and PEER Graphical Analysis

                      Comparative Return on Average Assets

1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%.
         DEC96                DEC97        DEC98        DEC99        SEPOODECOO
19 FVNB                                                 1.22%        1.27% 1.22%
M PEER                1A2%    1.26%        1.34%        1.21%        1.12%

               Comparative Return on Average Equity Capital

18.00%-
16.00%
14.00%
12.00%
10.00%-
 8.00%
 6.00%
 4.00%
 2.00%
 0.00%
         DEC96                DEC97        DEC98          DEC99    SEPOODECOO
 0 FVNB                                                  12.61%    13.70%13.10%
 0 PEER               16-09%  15.72%       16.17%        14.82%    14.61%

                         Comparative Net Interest Spread

4.60%

4.50%-

4.40%-

4.30%-

4.20%-

4.10%-

4.00%-

3.90%-

3.80%           DEC96        DEC97        DEC98        DEC99         SEPOODECOO
0 FVNB                                                 4.06%         4.12% 4.11%
OPEER           4.58%        4.18%        4.37%        4.11%         4.07%

FVNB and PEER Graphical Analysis

                       Comparative Net Noninterest Expense

2.30%
2.250%
2.20%

2.15%
2.10%
2.05%
2.00%
1.95%
1.90%
1.85%
        DEC96               DEC97    DEC98     DEC99        SEP00       DEC00
FVNB                                           2.15%        2.02%       2.06%
PEER           2.21%        2.22%    2.26%     2.25%        2.21%

                         Comparative Efficiency Analysis

68.0%
67.0%
66.0%
65.0%
64.0%
63.0%
62.0%
61.0%
60.0%
          DEC96        DEC97        DEC98        DEC99        SEP00        DEC00
O FVNB                              63.7%        64.9%        63.00!0      63.8%
0 PEER    64.3%        66.0%        66.4%        67.4%        67.3%

Comparative Employee Profitability Per $ of S&B Expense

$1.20-,

$1.00 -

$0.80

$0.60

$0.40

$0.20 -

$0.00     DEC96        DEC97        DEC98          DEC99          SEPOO    DEC00
O FVNB                              $1.02          $0.99          $1.14    $1.10
61PEER    $1.11        $0.98        $0.98          $0.92          $0.92

FVNB and PEER Graphical Analysis

                    Comparative Profitability Per Average FTE

$45,000
$40,000
$35,000
$30,000
$25,000
#20,000
#15,000
$10,000
 #5,000
      $     DEC96      DEC97        DEC98        DEC99        SEP00       DEC00
  O FVNB
                                                #40,917      #44,511     #43,706
(R) PEER              #41,589      #35,908      $38,450      #37,732     #38,328

Comparative Noninterest Income/ Noninterest Expense

50.00%
45.00%
40.00%
35.00%
30.00%
25.00%
20.00%
15.00%
10.00%
 5.00%
 0.00%
             DEC96        DEC97     DEC98        DEC99       SEP00        DEC00
O FVNB                              34.05%       39.46%      43.42%       43.03%
o PEER      46.96%                  43.46%       43.77%      43.57%       44.10%

                          FVNB Assets, Loans & Deposits
       $800,000
       #700,000
       #600,000
       #500,000
       $400,000

       #300,000
       #200,000

                    DEC98             DEC99             SEP00             DEC00
o Total Assets    $553,164          $655,184          $686,642          $709,407
OTotal Loans      $292,862          $387,407          $440,905          $470,285
OTotal Deposits   $454,740          $554,820          $570,890          $588,443

FVNB and PEER Graphical Analysis

                            Comparative Loans/Assets

 70%

 60%                 .....

 50%'

 40%

 30%
 20%

 10%

            DEC96               DEC97      DEC98         DEC99      SEP00DEC00
D FVNB                                     52.94%        59.13%     64.21%66.29%
  PEER               46.90%     47.82%     49.72%        55.35%     57.84%

               Comparative Demand Deposit Accounts/Total Deposits

30.00%
25.00%
20.00%
15.00%
10.00%
 5.00%
 0.00%
          DEC96          DEC97             DEC98    DEC99           SEP00  DECOO
O FVNB                             17.00%  16.38%   18.99%  18.87%
O PEER           25.48%  23.84%            21.27%   20.55%  19.30%

                            Comparative Equity/Assets

12.00%
10.00% a
 8.00% a
 6.00% a
 4.00% a
 2.00% a
 o.oo%
           DEC96               DEC97       DEC98        DEC99        SEPOODECOO
19FVNB                                     10.76%       9.20%        9.38%9.51%
(R) PEER          8.28%        7.88%        7.88%       7.68%        7.76%

            FVNB and PEER Graphical Analysis

                              Comparative Asset Mix

                                [GRAPHIC OMITTED]

                              Comparative Loan Mix

                                [GRAPHIC OMITTED]

                             Comparative Deposit Mix

                                [GRAPHIC OMITTED]

FVNB and PEER Graphical Analysis

                            FVNB Nonperforming Assets

                     $2,500

                     $2,000

                     $1,500

                     $1,000

                       $500

                                  DEC98       DEC99       SEP00        DEC00
* Loans Past Due 90+ Days                     $149        $167         $350 $210
o Nonaccrual Loans               $1,985      $1,677      $1,361       $1,937
13Other Real Estate Owned                     $104         $0            $0   $0

                     Comparative Nonperforming Assets/Assets

 0.60%

0.5090

 0.40%

 0.30%
                                                a
 0.20%
 0.10%
 0.00%
          DEC96              DEC97        DEC98        DEC99         SEP00DEC00
B FVNB                                    0.40%        0.28%         0.25%0.30%
O PEER              0.53%    0.45%        0.43%        0.37%         0.38%

                   Comparative Loan Loss Reserves/Total Loans

1.40%
1.20%
i.00%.   .:                                                          :.
0.80%w                                                   - i'
0.60%:
0.40%
0.20%
0.00%
            DEC96              DEC97      DEC98         DEC99        SEPOODEC00
(R) FVNB                                  1.13%         1.18%        1.09%1.08%
(R)PEER                1.33%   1.31%      1.28%         1.29%        1.32%

FVNB CORP.
  VICTORIA, TX

--------------------------------------------------------------------------------
                              FINANCIAL PROJECTIONS
--------------------------------------------------------------------------------
                            (IN THOUSANDS OF DOLLARS)

                                                                  Loan                 Long-
                 Total         Net        Total       Core        Loss     Intangible  Term
Historical:     Assets       Earnings   Dividends    Equity      Reserve     Assets    Debt
   1998       $  553,164     $ 6,072     $3,084     $ 59,470     $3,308     $ 1,821     $0
   1999          655,184       7,502      3,320       63,652      4,573      10,719      0
   2000          709,407       8,252      3,321       68,587      5,080      13,817      0

---------------------------------------------------------------------------------------------

Projected:

   2001          713,238       8,800      3,322       74,065      5,107      12,765      0
   2002          748,900       9,321      3,729       79,658      5,363      11,713      0
   2003          786,345      10,156      4,062       85,752      5,631      10,661      0

   2004          823,696      11,119      4,447       92,423      5,898       9,609      0
   2005          862,822      12,136      4,855       99,705      6,179       8,557      0
   2006          901,649      13,214      5,286      107,633      6,457       7,505      0

   2007          942,223      14,010      5,604      116,040      6,747       6,453      0
   2008          982,267      14,833      5,933      124,939      7,034       5,401      0
   2009        1,024,014      15,682      6,273      134,348      7,333       4,349      0

   2010        1,064,974      16,555      6,622      144,281      7,626       3,297      0
   2011        1,107,573      17,457      6,983      154,756      7,931       2,245      0
   2012        1,149,107      18,384      7,354      165,786      8,229       1,193      0

--------------------------------------------------------------------------------
                       FINANCIAL RATIOS AND PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                                   --------------------------------
                                                                                                      P e r  S h a r e  D a t a
               Asset     Earnings                           Dividend     Leverage      Equity-     --------------------------------
              Growth      Growth       ROA        ROE         Payout       Ratio      to-Assets    Earnings    Equity     Dividends
Historical:
   1998       *****%      *****%       1.10%     10.21%       50.79%       10.46%       10.75%     $ 2.559     $25.063     $ 1.300
   1999       18.44       23.55        1.24      12.19        44.25         8.21         9.72        3.162      26.826       1.400
   2000        8.28       10.00        1.21      12.48        40.24         7.87         9.67        3.478      28.904       1.400

-----------------------------------------------------------------------------------------------------------------------------------

Projected:
   2001        0.54        6.65        1.24      12.34        37.75         8.75        10.38        3.709      31.213       1.400
   2002        5.00        5.92        1.28      12.13        40.00         9.22        10.64        3.928      33.570       1.571
   2003        5.00        8.95        1.32      12.28        40.00         9.68        10.91        4.280      36.138       1.712

   2004        4.75        9.48        1.38      12.48        40.00        10.17        11.22        4.686      38.949       1.874
   2005        4.75        9.15        1.44      12.63        40.00        10.67        11.56        5.115      42.018       2.046
   2006        4.50        8.88        1.50      12.75        40.00        11.20        11.94        5.569      45.360       2.228

   2007        4.50        6.02        1.52      12.53        40.00        11.71        12.32        5.904      48.902       2.362
   2008        4.25        5.87        1.54      12.31        40.00        12.24        12.72        6.251      52.653       2.500
   2009        4.25        5.72        1.56      12.10        40.00        12.75        13.12        6.609      56.618       2.643

   2010        4.00        5.57        1.59      11.88        40.00        13.28        13.55        6.977      60.804       2.791
   2011        4.00        5.44        1.61      11.68        40.00        13.80        13.97        7.357      65.218       2.943
   2012        3.75        5.31        1.63      11.47        40.00        14.34        14.43        7.748      69.867       3.099

FVNB CORP.
  VICTORIA, TX

--------------------------------------------------------------------------------
               HISTORICAL AND PROJECTED RETURN ON AVERAGE ASSETS
--------------------------------------------------------------------------------

                            ------------------   ---------------------------------------------------------------------------------
                               Historical ROA            P r o j e c t e d  R e t u r n  o n  A v e r a g e  A s s e t s
                            ------------------   ---------------------------------------------------------------------------------

As a % of Average Assets    1998   1999   2000   2001   2002   2003   2004   2005   2006   2007   2008   2009   2010   2011   2012
                            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Net Interest Income         3.78   4.06   4.11   4.08   4.10   4.12   4.15   4.17   4.20   4.22   4.25   4.27   4.30   4.33   4.36

Noninterest Income          1.05   1.40   1.56   1.50   1.55   1.60   1.65   1.70   1.75   1.75   1.75   1.75   1.75   1.75   1.75

Noninterest Expense:
  Salary and Benefits       1.71   1.93   1.87   1.84   1.84   1.84   1.84   1.84   1.84   1.84   1.84   1.84   1.84   1.84   1.84
  Occupancy                 0.46   0.47   0.52   0.50   0.50   0.50   0.50   0.50   0.50   0.50   0.50   0.50   0.50   0.50   0.50
  Other                     0.90   1.16   1.23   1.22   1.22   1.20   1.19   1.18   1.17   1.16   1.16   1.15   1.15   1.15   1.14
                            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Total Noninterest Expense   3.07   3.55   3.61   3.56   3.56   3.54   3.53   3.52   3.51   3.51   3.50   3.50   3.49   3.49   3.48
                            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Net Noninterest Expense     2.02   2.15   2.06   2.06   2.01   1.95   1.89   1.83   1.76   1.76   1.75   1.75   1.75   1.74   1.74

Provision Expense           0.00   0.01   0.10   0.07   0.08   0.10   0.10   0.10   0.10   0.10   0.10   0.10   0.10   0.10   0.10
                            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Net Income before
  Securities Transactions   1.76   1.90   1.95   1.95   2.01   2.08   2.16   2.24   2.33   2.36   2.39   2.42   2.45   2.48   2.52

Securities Transactions     0.01  -0.01  -0.02   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00

Income Taxes                0.60   0.67   0.70   0.71   0.73   0.75   0.78   0.81   0.83   0.84   0.85   0.86   0.87   0.88   0.89
                            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Net Operating Income        1.17   1.22   1.22   1.24   1.28   1.32   1.38   1.44   1.50   1.52   1.54   1.56   1.59   1.61   1.63

Extraordinary Items, Net    0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00
                            ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Net Income                  1.17   1.22   1.22   1.24   1.28   1.32   1.38   1.44   1.50   1.52   1.54   1.56   1.59   1.61   1.63
                            ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====   ====

FVNB CORP.
  VICTORIA, TX

--------------------------------------------------------------------------------
                       PROJECTED INCOME STATEMENT ANALYSIS
--------------------------------------------------------------------------------

                                 ---------------------------------------------------
                                  P r o j e c t e d  I n c o m e  S t a t e m e n t
                                 ---------------------------------------------------

In Thousands $(000) of Dollars    2001     2002     2003     2004     2005     2006
                                  ----     ----     ----     ----     ----     ----
Net Interest Spread              29,012   29,982   31,657   33,388   35,177   37,020

Noninterest Income               10,674   11,299   12,247   13,245   14,294   15,404

Noninterest Expense:
  Salary and Benefits            13,072   13,434   14,106   14,793   15,496   16,212
  Occupancy                       3,585    3,685    3,869    4,057    4,250    4,447
  Other                           8,673    8,884    9,227    9,585    9,948   10,315
                                 ------   ------   ------   ------   ------   ------
Total Noninterest Expense        25,329   26,003   27,202   28,436   29,694   30,974
                                 ------   ------   ------   ------   ------   ------
Net Noninterest Expense          14,656   14,704   14,955   15,191   15,400   15,571

Provision Expense                   480      612      771      808      847      886
                                 ------   ------   ------   ------   ------   ------
Net Income before
  Securities Transactions        13,876   14,665   15,931   17,389   18,930   20,564

Securities Transactions               0        0        0        0        0        0

Income Taxes                      5,076    5,344    5,775    6,271    6,794    7,350
                                 ------   ------   ------   ------   ------   ------
Net Operating Income              8,800    9,321   10,156   11,119   12,136   13,214

Extraordinary Items, Net              0        0        0        0        0        0
                                 ------   ------   ------   ------   ------   ------
Net Income                        8,800    9,321   10,156   11,119   12,136   13,214
                                 ======   ======   ======   ======   ======   ======
                                 --------------------------------------------------
                                  P r o j e c t e d  I n c o m e  S t a t e m e n t
                                 --------------------------------------------------

In Thousands $(000) of Dollars    2007     2008     2009     2010     2011     2012
                                  ----     ----     ----     ----     ----     ----
Net Interest Spread              38,918   40,868   42,869   44,917   47,013   49,151

Noninterest Income               16,097   16,800   17,514   18,237   18,966   19,700

Noninterest Expense:
  Salary and Benefits            16,942   17,683   18,434   19,194   19,962   20,735
  Occupancy                       4,647    4,850    5,056    5,265    5,475    5,687
  Other                          10,732   11,155   11,585   12,019   12,457   12,899
                                 ------   ------   ------   ------   ------   ------
Total Noninterest Expense        32,321   33,688   35,075   36,477   37,894   39,321
                                 ------   ------   ------   ------   ------   ------
Net Noninterest Expense          16,224   16,887   17,560   18,241   18,928   19,621

Provision Expense                   926      966    1,007    1,049    1,091    1,133
                                 ------   ------   ------   ------   ------   ------
Net Income before
  Securities Transactions        21,769   23,014   24,301   25,628   26,994   28,397

Securities Transactions               0        0        0        0        0        0

Income Taxes                      7,758    8,182    8,620    9,072    9,537   10,013
                                 ------   ------   ------   ------   ------   ------
Net Operating Income             14,010   14,833   15,682   16,555   17,457   18,384

Extraordinary Items, Net              0        0        0        0        0        0
                                 ------   ------   ------   ------   ------   ------
Net Income                       14,010   14,833   15,682   16,555   17,457   18,384
                                 ======   ======   ======   ======   ======   ======

FVNB CORP.
  VICTORIA, TX

--------------------------------------------------------------------------------
                              LOAN QUALITY ANALYSIS
--------------------------------------------------------------------------------

         ----------------------------------------------
                Loan Loss Reserve Reconciliation
         ----------------------------------------------
                                                          Loan Loss   Provision   Net Loan
         Beginning     Provision   Net Loan     Ending   Reserve to  Expense to   Losses to
          Balance       Expense     Losses      Balance   Projected   Projected   Projected
           $(000)       $(000)      $(000)      $(000)      Loans     Avg. Loans  Avg. Loans
         ---------     ---------   --------     -------  ----------  -----------  ----------
2001       $5,080       $  480       $453       $5,107       1.08%       0.10%       0.10%

2002        5,107          612        356        5,363       1.08        0.13        0.07

2003        5,363          771        503        5,631       1.08        0.15        0.10

2004        5,631          808        541        5,898       1.08        0.15        0.10

2005        5,898          847        567        6,179       1.08        0.15        0.10

2006        6,179          886        608        6,457       1.08        0.15        0.10

2007        6,457          926        635        6,747       1.08        0.15        0.10

2008        6,747          966        679        7,034       1.08        0.15        0.11

2009        7,034        1,007        708        7,333       1.08        0.15        0.11

2010        7,333        1,049        755        7,626       1.08        0.15        0.11

2011        7,626        1,091        786        7,931       1.08        0.15        0.11

2012        7,931        1,133        836        8,229       1.08        0.15        0.11
         ----------------------------------------------

                             Present Value Analysis
                                   FVNB Corp.
                                Victoria, Texas

--------------------------------------------------------------------------------
                                   Annual Net  NI x NPV                Aggregate
                       PV of 1 @     Income     Factor     Aggregate     NPV Per
Periods                Stated DR     (000)      (000)      NPV (000)      Share
-------                ---------   ----------  --------    ---------   ---------
 1/2001                0.884956     $ 8,800     $7,788     $  7,788     $  3.282
 2/2002                0.783147     $ 9,321     $7,300     $ 15,087     $  6.358
 3/2003                0.693050     $10,156     $7,039     $ 22,126     $  9.324
 4/2004                0.613319     $11,119     $6,819     $ 28,945     $ 12.198
 5/2005                0.542760     $12,136     $6,587     $ 35,532     $ 14.974

 6/2006                0.480319     $13,214     $6,347     $ 41,879     $ 17.649
 7/2007                0.425061     $14,010     $5,955     $ 47,834     $ 20.159
 8/2008                0.376160     $14,833     $5,580     $ 53,414     $ 22.510
 9/2009                0.332885     $15,682     $5,220     $ 58,634     $ 24.710
10/2010                0.294588     $16,555     $4,877     $ 63,511     $ 26.765

11/2011                0.236617     $17,457     $4,131     $ 67,642     $ 28.506
12/2012                0.207559     $18,384     $3,816     $ 71,458     $ 30.114
13/2013                0.182069     $18,936     $3,448     $ 74,905     $ 31.567
14/2014                0.159710     $19,504     $3,115     $ 78,020     $ 32.880
15/2015                0.140096     $20,089     $2,814     $ 80,834     $ 34.066

16/2016                0.122892     $20,691     $2,543     $ 83,377     $ 35.137
17/2017                0.107800     $21,312     $2,297     $ 85,675     $ 36.106
18/2018                0.094561     $21,951     $2,076     $ 87,750     $ 36.980
19/2019                0.082948     $22,510     $1,875     $ 89,626     $ 37.771
20/2020                0.072762     $23,288     $1,694     $ 91,320     $ 38.485

21/2021                0.053131     $23,754     $1,262     $ 92,582     $ 39.017
22/2022                0.046201     $24,229     $1,119     $ 93,702     $ 39.488
23/2023                0.040174     $24,714     $  993     $ 94,695     $ 39.907
24/2024                0.034934     $25,208     $  881     $ 95,575     $ 40.278
25/2025                0.030378     $25,712     $  781     $ 96,356     $ 40.607

26/2026                0.026415     $26,226     $  693     $ 97,049     $ 40.899
27/2027                0.022970     $26,751     $  614     $ 97,664     $ 41.158
28/2028                0.019974     $27,286     $  545     $ 98,209     $ 41.388
29/2029                0.017369     $27,832     $  483     $ 98,692     $ 41.591
30/2030                0.015103     $28,388     $  429     $ 99,121     $ 41.772

31/2031                0.013133     $28,956     $  380     $ 99,501     $ 41.932
32/2032                0.011420     $29,535     $  337     $ 99,838     $ 42.075
33/2033                0.009931     $30,126     $  299     $100,138     $ 42.201
34/2034                0.008635     $30,728     $  265     $100,403     $ 42.312
35/2035                0.007509     $31,343     $  235     $100,638     $ 42.412

36/2036                0.006529     $31,970     $  209     $100,847     $ 42.500
37/2037                0.005678     $32,609     $  185     $101,032     $ 42.578
38/2038                0.004937     $33,261     $  164     $101,196     $ 42.647
39/2039                0.004293     $33,927     $  146     $101,342     $ 42.708
40/2040                0.003733     $34,605     $  129     $101,471     $ 42.763

41/2041                0.003246     $35,297     $  115     $101,586     $ 42.811
42/2042                0.002823     $36,003     $  102     $101,687     $ 42.854
43/2043                0.002455     $36,723     $   90     $101,776     $ 42.892
44/2044                0.002134     $37,458     $   80     $101,858     $ 42.925
45/2045                0.001856     $38,207     $   71     $101,928     $ 42.955

46/2046                0.001614     $38,971     $   63     $101,991     $ 42.982
47/2047                0.001403     $39,750     $   56     $102,047     $ 43.005
48/2048                0.001220     $40,545     $   49     $102,097     $ 43.026
49/2049                0.001061     $41,356     $   44     $102,140     $ 43.045
50/2050                0.000923     $42,184     $   39     $102,179     $ 43.061

51/2051                0.000802     $43,027     $   35     $102,214     $ 43.076
52/2052                0.000698     $43,888     $   31     $102,245     $ 43.089
53/2053                0.000607     $44,766     $   27     $102,272     $ 43.100
54/2054                0.000528     $45,661     $   24     $102,296     $ 43.110
55/2055                0.000459     $46,574     $   21     $102,317     $ 43.119

56/2056                0.000399     $47,506     $   19     $102,336     $ 43.127
57/2057                0.000347     $48,456     $   17     $102,353     $ 43.134
58/2058                0.000302     $49,425     $   15     $102,368     $ 43.141
59/2059                0.000262     $50,413     $   13     $102,381     $ 43.146
60/2060                0.000228     $51,421     $   12     $102,393     $ 43.151

61/2061                0.000198     $52,450     $   10     $102,403     $ 43.155
62/2062                0.000172     $53,499     $    9     $102,412     $ 43.159
63/2063                0.000150     $54,569     $    8     $102,421     $ 43.163
64/2064                0.000130     $55,660     $    7     $102,428     $ 43.166
65/2065                0.000113     $56,773     $    6     $102,434     $ 43.169

66/2066                0.000099     $57,909     $    6     $102,440     $ 43.171
67/2067                0.000086     $59,067     $    5     $102,445     $ 43.173
68/2068                0.000075     $60,248     $    4     $102,450     $ 43.175
69/2069                0.000065     $61,453     $    4     $102,454     $ 43.177
70/2070                0.000056     $62,683     $    4     $102,457     $ 43.178

71/2071                0.000049     $63,936     $    3     $102,460     $ 43.179
72/2072                0.000043     $65,215     $    3     $102,463     $ 43.181
73/2073                0.000037     $66,519     $    2     $102,465     $ 43.182
74/2074                0.000032     $67,850     $    2     $102,468     $ 43.183
75/2075                0.000028     $69,207     $    2     $102,470     $ 43.183

76/2076                0.000024     $70,591     $    2     $102,471     $ 43.184
77/2077                0.000021     $72,003     $    2     $102,473     $ 43.185
78/2078                0.000018     $73,443     $    1     $102,474     $ 43.185
79/2079                0.000016     $74,911     $    1     $102,475     $ 43.186
80/2080                0.000014     $76,410     $    1     $102,476     $ 43.186

81/2081                0.000012     $77,938     $    1     $102,477     $ 43.187
82/2082                0.000011     $79,497     $    1     $102,478     $ 43.187
83/2083                0.000009     $81,087     $    1     $102,479     $ 43.187
84/2084                0.000008     $82,708     $    1     $102,480     $ 43.188
85/2085                0.000007     $84,362     $    1     $102,480     $ 43.188

86/2086                0.000006     $86,050     $    1     $102,481     $ 43.188
87/2087                0.000005     $87,771     $    0     $102,481     $ 43.188
88/2088                0.000005     $89,526     $    0     $102,482     $ 43.188
89/2089                0.000004     $91,317     $    0     $102,482     $ 43.189
90/2090                0.000003     $93,143     $    0     $102,482     $ 43.189

              Comparable Values for Selected Banking Organizations

                                     Texas

December 31, 2000

                                                                                              Total
                                                                                              Common
                                                                                  Closing    Captiztn   Insider
Company                                        City             ST     Ticker    Price ($)     ($M)    Ownership
First Financial Bankshares, Inc.              Abilene           TX      FFIN     $31.438       $310      12.18%
Guaranty Bancshares, Inc.                     Mount Pleasant    TX      GNTY     $11.000       $ 34      38.43%
MetroCorp Bancshares, Inc.                    Houston           TX      MCBI     $ 9.875       $ 69      27.74%
National Bancshares Corporation of Texas      San Antonio       TX       NBT     $13.500       $ 53      12.43%
Prosperity Bancshares, Inc.                   Houston           TX      PRSP     $19.750       $104      21.77%
Summit Bancshares, Inc.                       Fort Worth        TX      SBIT     $21.688       $138      17.90%

Group Average                                                                                  $118      21.74%

Group Median                                                                                   $ 87      19.84%

FVNB Corp.                                    Victoria          TX      FVNB     $35.000       $ 83      15.38%

                                            -----------------------------------------------
                                                             Price Benchmarks
                                            -----------------------------------------------
                                                         Price To:
                                            -----------------------------------


                                               Core                    Last 12-      Price
                                             Equity Per  Equity Per     Months      Equity
Company                                        Share       Share        EPS-FO       Index
First Financial Bankshares, Inc.               1.57x       1.58x        11.07x       17.66
Guaranty Bancshares, Inc.                      1.12x       1.14x        13.75x        8.14
MetroCorp Bancshares, Inc.                     1.18x       1.17x        12.50x        9.36
National Bancshares Corporation of Texas       0.97x       0.98x        15.88x        9.23
Prosperity Bancshares, Inc.                    1.89x       1.98x        13.34x       14.80
Summit Bancshares, Inc.                        2.50x       2.48x        15.72x       22.31

Group Average                                  1.54x       1.56x        13.71x       13.58

Group Median                                   1.37x       1.38x        13.55x       12.08

FVNB Corp.                                     1.21x       1.23x        10.09x       11.71

              Comparable Values for Selected Banking Organizations

                                     Texas

December 31, 2000

                                            -----------------------------------    ------------------------------------
                                                          Dividends                   Trading Volume - Last 12 Months
                                            -----------------------------------    ------------------------------------
                                                                                                Avg. Weekly
                                                                                                  Trading
                                            Dividends     Dividend      Annual     Avg. Daily    Volume as     12 Month
                                            Declared       Payout      Dividend     Trading       % Shares      Period
Company                                        MRQ           MRQ        Yield %      Volume          O/S        Ending
First Financial Bankshares, Inc.              $0.33         45.21%       4.20%       7,537         0.38%       2/28/2001
Guaranty Bancshares, Inc.                     $0.13         56.52%       4.73%       2,528         0.42%       2/28/2001
MetroCorp Bancshares, Inc.                    $0.06         19.35%       2.43%       9,902         0.71%       2/28/2001
National Bancshares Corporation of Texas      $0.00          0.00%       0.00%       3,208         0.41%       2/28/2001
Prosperity Bancshares, Inc.                   $0.09         23.68%       1.82%      10,047         0.95%       2/28/2001
Summit Bancshares, Inc.                       $0.10         24.39%       1.84%       8,822         0.69%       2/28/2001

Group Average                                               28.19%       2.50%       7,007         0.59%

Group Median                                                24.04%       2.14%       8,180         0.56%

FVNB Corp.                                    $0.35         43.75%       4.00%       1,370         0.29%       2/28/2001


              Comparable Values for Selected Banking Organizations

                                     Texas

December 31, 2000

                                              Most
                                              Recent     Total    Core Equity-  Equity-to-
                                             Quarter     Assets    to-Assets      Assets
Company                                      End Date    ($M)        Ratio         Ratio
First Financial Bankshares, Inc.             12/31/2000  $1,754     11.28%        11.18%
Guaranty Bancshares, Inc.                    12/31/2000    $411      7.26%         7.16%
MetroCorp Bancshares, Inc.                   12/31/2000    $737      7.95%         7.97%
National Bancshares Corporation of Texas      9/30/2000    $581      9.55%         9.42%
Prosperity Bancshares, Inc.                  12/31/2000    $703      7.81%         7.48%
Summit Bancshares, Inc.                      12/31/2000    $619      8.93%         8.98%

Group Average                                              $801      8.80%         8.70%

Group Median                                               $661      8.44%         8.48%

FVNB Corp.                                   12/31/2000    $709      9.67%         9.51%
                                             ----------------------------------------------
                                                          Last Twelve Months
                                             ----------------------------------------------

                                                                     Efficiency    Deposit      NPAs /     Reserves /
Company                                       ROA         ROE           Ratio      Growth       Assets        NPLs
First Financial Bankshares, Inc.             1.63%       15.11%        51.33%      -0.32%       0.23%         282%
Guaranty Bancshares, Inc.                    0.64%        8.87%        74.06%       9.02%       0.36%         212%
MetroCorp Bancshares, Inc.                   0.79%       10.26%        61.76%      14.96%       0.40%         417%
National Bancshares Corporation of Texas     0.62%        6.54%        70.22%       6.46%       0.32%         200%
Prosperity Bancshares, Inc.                  1.29%       17.41%        51.94%      18.61%       0.00%          NM%
Summit Bancshares, Inc.                      1.54%       17.57%        47.54%      12.30%       0.61%         247%

Group Average                                1.09%       12.63%        59.48%      10.17%       0.32%         272%


Group Median                                 1.04%       12.69%        56.85%      10.66%       0.34%         247%

FVNB Corp.                                   1.21%       12.47%        61.26%       6.06%       0.28%         258%

              Comparable Values for Selected Banking Organizations

                                     Texas

December 31, 2000

                                                           Deposits
                                              # of           Per
Company                                      Branches      Location

First Financial Bankshares, Inc.                25         $60,794
Guaranty Bancshares, Inc.                       10         $35,826
MetroCorp Bancshares, Inc.                      14         $44,707
National Bancshares Corporation of Texas        12         $43,234
Prosperity Bancshares, Inc.                     18         $35,236
Summit Bancshares, Inc.                          5        $107,933

Group Average                                   14         $54,622

Group Median                                    13         $43,971

FVNB Corp.                                      10         $58,844

                     M a r k e t  S h a r e  A n a l y s i s

                                       for

                             Victoria County, Texas

                               as of June 30, 2000

Bank/Branch Name                                  Address                              City         State     County
======================================================================================================================
Bank of America, National Association             5606 North Navarro Street            Victoria     Texas     Victoria
Coastal Banc, S.S.B                               7602 North Navarro Street            Victoria     Texas     Victoria
Cuero State Bank, S.S.B                           2109 North Laurent                   Victoria     Texas     Victoria
Cuero State Bank, S.S.B                           2701 Sam Houston                     Victoria     Texas     Victoria

First National Bank of Goliad                     3907 North Navarro                   Victoria     Texas     Victoria
First National Bank Texas                         9002 North Navarro                   Victoria     Texas     Victoria
First Prosperity Bank                             2702 North Navarro                   Victoria     Texas     Victoria
First State Bank of Texas                         4800 North Navarro                   Victoria     Texas     Victoria
First Victoria National Bank                      101 South Main Street                Victoria     Texas     Victoria
First Victoria National Bank                      1206 North John Stockbauer Drive     Victoria     Texas     Victoria
First Victoria National Bank                      7001 Northeast Zac Lentz Parkway     Victoria     Texas     Victoria

FirstCapital Bank, ssb                            1205 North Navarro                   Victoria     Texas     Victoria
FirstCapital Bank, ssb                            4304 North Navarro                   Victoria     Texas     Victoria
FirstCapital Bank, ssb                            6252 North Navarro                   Victoria     Texas     Victoria

International Bank of Commerce                    1309 Red River                       Victoria     Texas     Victoria
Wells Fargo  Bank Texas, National Association     One O'connor Plaza                   Victoria     Texas     Victoria
Wells Fargo  Bank Texas, National Association     7107 North Navarro                   Victoria     Texas     Victoria
Wells Fargo  Bank Texas, National Association     1501 Mockingbird                     Victoria     Texas     Victoria
Wells Fargo  Bank Texas, National Association     One O'connor Plaza                   Victoria     Texas     Victoria
                                                  Deposits      Markets
Bank/Branch Name                                  ($000's)      Share %
=======================================================================
Bank of America, National Association               109,644      9.95%
Coastal Banc, S.S.B                                  71,905      6.53%
Cuero State Bank, S.S.B                              32,179
Cuero State Bank, S.S.B                              22,669      4.98%
                                                  --------------------
First National Bank of Goliad                         6,979      0.63%
First National Bank Texas                               350      0.03%
First Prosperity Bank                                14,652      1.33%
First State Bank of Texas                            56,753      5.15%
First Victoria National Bank                        320,625
First Victoria National Bank                         47,185
First Victoria National Bank                         47,122     37.67%
                                                  --------------------
FirstCapital Bank, ssb                               94,869
FirstCapital Bank, ssb                               15,809
FirstCapital Bank, ssb                               12,546     11.19%
                                                  --------------------
International Bank of Commerce                        1,469      0.13%
Wells Fargo  Bank Texas, National Association       182,044
Wells Fargo  Bank Texas, National Association        33,512
Wells Fargo  Bank Texas, National Association        31,186
Wells Fargo  Bank Texas, National Association             0     22.40%
                                                  --------------------
                                                  1,101,498
                                                  =========

                     M a r k e t  S h a r e  A n a l y s i s

                                       for

                             Victoria County, Texas

                               as of June 30, 1999


Bank/Branch Name                             Address                              City         State     County
=================================================================================================================
Citizens National Bank                       4800 North Navarro                   Victoria     Texas     Victoria
Coastal Banc, S.S.B                          7602 North Navarro Street            Victoria     Texas     Victoria
Cuero State Bank, S.S.B                      2109 North Laurent                   Victoria     Texas     Victoria
Cuero State Bank, S.S.B                      2701 Sam Houston                     Victoria     Texas     Victoria

First National Bank of Goliad                3907 North Navarro                   Victoria     Texas     Victoria
First Prosperity Bank                        2702 North Navarro                   Victoria     Texas     Victoria
First Victoria National Bank                 101 South Main Street                Victoria     Texas     Victoria
First Victoria National Bank                 1206 North John Stockbauer Drive     Victoria     Texas     Victoria
First Victoria National Bank                 7001 Northeast Zac Lentz Parkway     Victoria     Texas     Victoria

FirstCapital Bank, ssb                       1205 North Navarro                   Victoria     Texas     Victoria
FirstCapital Bank, ssb                       4304 North Navarro                   Victoria     Texas     Victoria
FirstCapital Bank, ssb                       6252 North Navarro                   Victoria     Texas     Victoria

NationsBank, National Association            5606 North Navarro Street            Victoria     Texas     Victoria
Norwest Bank Texas, National Association     One O'connor Plaza                   Victoria     Texas     Victoria
Norwest Bank Texas, National Association     1501 Mockingbird                     Victoria     Texas     Victoria
Norwest Bank Texas, National Association     7107 North Navarro                   Victoria     Texas     Victoria
Norwest Bank Texas, National Association     9002 North Navarro                   Victoria     Texas     Victoria
Norwest Bank Texas, National Association     One O'connor Plaza                   Victoria     Texas     Victoria
                                              Deposits            Market
Bank/Branch Name                              ($000's)            Share %
=========================================================================
Citizens National Bank                          62,502             5.64%
Coastal Banc, S.S.B                             71,590             6.46%
Cuero State Bank, S.S.B                         38,795
Cuero State Bank, S.S.B                         20,599             5.36%
                                             ---------------------------
First National Bank of Goliad                    3,591             0.32%
First Prosperity Bank                           14,196             1.28%
First Victoria National Bank                   318,492
First Victoria National Bank                    44,587
First Victoria National Bank                    35,382            35.94%
                                             ---------------------------
FirstCapital Bank, ssb                          75,692
FirstCapital Bank, ssb                          19,091
FirstCapital Bank, ssb                          10,657             9.51%
                                             ---------------------------
NationsBank, National Association              112,450            10.14%
Norwest Bank Texas, National Association       216,829
Norwest Bank Texas, National Association        31,841
Norwest Bank Texas, National Association        29,077
Norwest Bank Texas, National Association         3,159
Norwest Bank Texas, National Association             0            25.34%
                                             ---------------------------
                                             1,108,530
                                             =========

                     M a r k e t  S h a r e  A n a l y s i s

                                       for

                              Jackson County, Texas

                               as of June 30, 2000

                                                                                                             Deposits       Market
Bank/Branch Name                                  Address                    City       State     County     ($000's)       Share %
===================================================================================================================================
Citizens State Bank                               201 South Third Street     Ganado     Texas     Jackson     26,886
Citizens State Bank                               701 North Wells Street     Edna       Texas     Jackson      9,174        22.73%
                                                                                                             ----------------------
First Prosperity Bank                             102 North Wells Street     Edna       Texas     Jackson     35,653        22.48%
First Victoria National Bank                      601 North Wells            Edna       Texas     Jackson     22,880
First Victoria National Bank                      209 West York St.          Ganado     Texas     Jackson      8,306        19.66%
                                                                                                             ----------------------
FirstCapital Bank, ssb                            412 N. Wells               Edna       Texas     Jackson     15,881        10.01%
Wells Fargo  Bank Texas, National Association     700 North Wells Street     Edna       Texas     Jackson     39,850        25.12%
                                                                                                             -------
                                                                                                             158,630
                                                                                                             =======

                     M a r k e t  S h a r e  A n a l y s i s

                                       for

                              Jackson County, Texas

                               as of June 30, 1999

                                                                                                        Deposits         Market
Bank/Branch Name                             Address                    City       State     County     ($000's)         Share %
================================================================================================================================
Citizens State Bank                          201 South Third Street     Ganado     Texas     Jackson     27,208
Citizens State Bank                          701 North Wells Street     Edna       Texas     Jackson      9,265          22.51%
                                                                                                        ------------------------
First Prosperity Bank                        102 North Wells Street     Edna       Texas     Jackson     33,869          20.90%
FirstCapital Bank, ssb                       412 N. Wells               Edna       Texas     Jackson     16,498          10.18%
First Victoria National Bank(1)              601 North Wells            Edna       Texas     Jackson     26,569
First Victoria National Bank(1)              209 West York St.          Ganado     Texas     Jackson      8,576          21.69%
                                                                                                        ------------------------
Norwest Bank Texas, National Association     700 North Wells Street     Edna       Texas     Jackson     40,039          24.71%
                                                                                                        -------
                                                                                                        162,024
                                                                                                        =======

(1)   Formerly, Mid-Coast Savings Bank, SSB

                     M a r k e t  S h a r e  A n a l y s i s

                                       for

                              Walker County, Texas

                               as of June 30, 2000

                                                                                                              Deposits       Market
Bank/Branch Name                               Address                      City         State     County     ($000's)       Share %
====================================================================================================================================
Bank of America, National Association          One Financial Placa          Huntsville   Texas     Walker      54,029
Bank of America, National Association          1015 13th Street             Huntsville   Texas     Walker      32,214         20.46%
                                                                                                              ----------------------
Citizens Bank of Texas, National Association   Highway 75 and Fm 1375       New Waverly  Texas     Walker      36,635
Citizens Bank of Texas, National Association   2033 11th Street             Huntsville   Texas     Walker      30,244         15.87%
                                                                                                              ----------------------
First National Bank of Huntsville              1300 Eleventh Street         Huntsville   Texas     Walker     138,031         32.75%
First National Bank Texas                      1716 Highway Interstate 45   Huntsville   Texas     Walker       2,124          0.50%
Guaranty Federal Bank, F.S.B.                  1410 Brazos Dr.              Huntsville   Texas     Walker      90,921         21.57%
Lake Area National Bank                        1224 University              Huntsville   Texas     Walker       4,141          0.98%
The East Texas National Bank of Palestine      1718 Eleventh Street         Huntsville   Texas     Walker      33,168          7.87%
                                                                                                              -------
                                                                                                              421,507
                                                                                                              =======

                     M a r k e t  S h a r e  A n a l y s i s

                                       for

                              Walker County, Texas

                               as of June 30, 1999

                                                                                                          Deposits       Market
Bank/Branch Name                               Address                      City          State   County  ($000's)       Share %
================================================================================================================================
Citizens Bank of Texas, National Association   2033 11th Street             Huntsville    Texas   Walker    34,314
Citizens Bank of Texas, National Association   Highway 75 and Fm 1375       New Waverly   Texas   Walker    29,516        16.22%
                                                                                                           ---------------------
First National Bank of Huntsville              1300 Eleventh Street         Huntsville    Texas   Walker   132,962        33.78%
First National Bank Texas                      1716 Highway Interstate 45   Huntsville    Texas   Walker     1,404         0.36%
Guaranty Federal Bank, F.S.B                   1410 Brazos Dr.              Huntsville    Texas   Walker    78,744        20.01%
NationsBank, National Association              One Financial Placa          Huntsville    Texas   Walker    51,561
NationsBank, National Association              1015 13th Street             Huntsville    Texas   Walker    29,061        20.48%
                                                                                                           ---------------------
The East Texas National Bank of Palestine      1718 Eleventh Street         Huntsville    Texas   Walker    36,049         9.16%
                                                                                                           -------
                                                                                                           393,611
                                                                                                           =======

                              Demographic Analysis
--------------------------------------------------------------------------------

                     Geographic Area: Victoria County, Texas

--------------------------------------------------------------------------------
Population:
--------------------------------------------------------------------
     Total resident population:
                                                                    ------------
       o   1997 ....................................................      82,024
       o   1990 ....................................................      74,361
       o   1980 ....................................................      68,807
     Population age 65 and over, 1996 ..............................       8,957
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Education:
--------------------------------------------------------------------
     Education (persons 25 years and over, 1990):
                                                                    ------------
        o  Percent high school graduates ...........................        70.2
        o  Percent college graduates ...............................        14.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Labor Force:
--------------------------------------------------------------------------------
     Civilian labor force, 1996 ....................................      41,909
         Percent unemployed ........................................         5.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Personal Income:
--------------------------------------------------------------------------------
     Total personal income, 1994 ($000's) ..........................   1,601,666
         Per capita, 1993 (dollars) ................................      20,162
         Median household income, 1993 (dollars) ...................      29,840
         Percent of persons below poverty line, 1993 ...............        18.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Trade:
                                                                    ------------
         Retail sales per capita, 1992 (dollars) ...................       8,389
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Programs:
--------------------------------------------------------------------------------
     Total Social Security recipients, 1996 ........................      12,501
     Federal funds & grants per capita, 1997 (dollars) .............       3,458
--------------------------------------------------------------------------------

                              Demographic Analysis
--------------------------------------------------------------------------------

                     Geographic Area: Jackson County, Texas

--------------------------------------------------------------------------------
Population:
-----------------------------------------------------------------
     Total resident population:
                                                                 ---------------
       o   1997 .................................................         13,656
       o   1990 .................................................         13,039
       o   1980 .................................................         13,352
     Population age 65 and over, 1996 ...........................          2,380
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Education:
-----------------------------------------------------------------
     Education (persons 25 years and over, 1990):
                                                                 ---------------
       o   Percent high school graduates ........................           56.6
       o   Percent college graduates ............................           10.2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Labor Force:
--------------------------------------------------------------------------------
     Civilian labor force, 1996 .................................          9,161
         Percent unemployed .....................................            3.6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Personal Income:
--------------------------------------------------------------------------------
     Total personal income, 1994 ($000's) .......................        262,393
         Per capita, 1993 (dollars) .............................         19,323
         Median household income, 1993 (dollars) ................         25,442
         Percent of persons below poverty line, 1993 ............           18.9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Trade:
                                                                 ---------------
         Retail sales per capita, 1992 (dollars) ................          5,377
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Programs:
--------------------------------------------------------------------------------
     Total Social Security recipients, 1996 .....................          2,785
     Federal funds & grants per capita, 1997 (dollars) ..........          4,573
--------------------------------------------------------------------------------

                              Demographic Analysis
--------------------------------------------------------------------------------

                      Geographic Area: Walker County, Texas

--------------------------------------------------------------------------------
Population:
----------------------------------------------------------------
     Total resident population:
                                                                ----------------
           1997 .................................................         54,528
           1990 .................................................         50,917
           1980 .................................................         41,789
     Population age 65 and over, 1996 ...........................          5,016
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Education:
----------------------------------------------------------------
     Education (persons 25 years and over, 1990):
                                                                ----------------
           Percent high school graduates ........................           73.3
           Percent college graduates ............................           19.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Labor Force:
--------------------------------------------------------------------------------
     Civilian labor force, 1996 .................................         22,440
         Percent unemployed .....................................            2.6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Personal Income:
--------------------------------------------------------------------------------
     Total personal income, 1994 ($000's) .......................        698,112
         Per capita, 1993 (dollars) .............................         13,051
         Median household income, 1993 (dollars) ................         27,830
         Percent of persons below poverty line, 1993 ............           21.2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Trade:
                                                                ----------------
         Retail sales per capita, 1992 (dollars) ................          5,538
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Programs:
--------------------------------------------------------------------------------
     Total Social Security recipients, 1996 .....................          5,960
     Federal funds & grants per capita, 1997 (dollars) ..........          2,599
--------------------------------------------------------------------------------

                                   FVNB CORP.

                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                         Sep 2000 (YTD)   Dec 1999 (YTD)   Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                         --------------------------------------------------------------------------------
BALANCE SHEET:
Total Assets                                 686,642          655,184          553,164              N/A              N/A
%CH:Total Assets                                9.18            18.44              N/A              N/A              N/A
Fed Funds Sold & Sec Purchased                25,120           38,170            6,800              N/A              N/A
Secs:Held-to-Maturity                              0                0                0              N/A              N/A
Secs:Available-for-Sale                      143,216          158,776          211,918              N/A              N/A
Securities                                   143,216          158,776          211,918              N/A              N/A
%CH:Securities                                -11.60           -25.08              N/A              N/A              N/A
Ln&Lse:Net Unearned Income                   440,905          387,407          292,862              N/A              N/A
%CH:Ln&Lse:Net Unearned Income                 19.67            32.28              N/A              N/A              N/A
Total Deposits                               570,890          554,820          454,740                0              N/A
%CH:Total Deposits                              7.68            22.01              N/A              N/A              N/A
Total Loans/Total Deposits                     77.23            69.83            64.40              N/A              N/A
Ln&Lse:Net Unearned Income/TA                  64.21            59.13            52.94              N/A              N/A
CAPITAL:
Total Equity Capital                          64,388           60,309           59,522              N/A              N/A
Total Risk-Based Capital                      58,099           57,508           60,957              N/A              N/A
Total Equity Capital/TA                         9.38             9.20            10.76              N/A              N/A
Risk-Adjusted Capital Ratio                    12.61            13.28            18.55              N/A              N/A
Core Capital/Adjusted Total Assets              7.88             8.27            10.54              N/A              N/A
Dividends/Net Income(P)                        39.21            44.24            50.79              N/A              N/A
PROFITABILITY:
Net Income (Loss)                              6,350            7,502            6,072              N/A              N/A
Return on Avg Assets                            1.27             1.22             2.79              N/A              N/A
Return on Avg Equity                           13.70            12.61            13.54              N/A              N/A
Net Interest Margin (Tax Adj)/AA                4.12             4.07             9.14              N/A              N/A
Net Interest Income/AA                          4.12             4.06             9.11              N/A              N/A
Net Overhead Expense/AA                         2.02             2.15             4.90              N/A              N/A
Total Noninterest Income/AA                     1.55             1.40             2.53              N/A              N/A
Total Noninterest Expense/AA                    3.58             3.55             7.43              N/A              N/A
Efficiency Ratio                               63.00            64.91            63.67              N/A              N/A
ASSET QUALITY:
Nonperf Assets/ EqtyCap&LLR (H)                 2.47             2.84             3.56             0.00             0.00
Nonperf Assets/TA (H)                           0.25             0.28             0.40             0.00             0.00
Loan Loss Reserve/TL                            1.09             1.18             1.13              N/A              N/A
Loan Loss Reserve/Nonperf Loans               281.12           247.99           155.01              N/A              N/A
PastDue 90 Days:Loans & Leases/GL               0.08             0.04             0.05              N/A              N/A
Nonaccruing:Loans & Leases/GL                   0.31             0.43             0.68              N/A              N/A
Restructured: Loans & Leases/GL                 0.01             0.01             0.25              N/A              N/A
Other Real Estate Owned/TA                      0.00             0.00             0.02              N/A              N/A
Net Charge-Offs(YTD)/Average Loans              0.05            -0.16            -0.39              N/A              N/A
LIQUIDITY:
$100,000+ Time Deposits/TD                     17.55            18.14            17.39              N/A              N/A
Tot Earning Assets/Int Bear Liabs             120.84           117.93           125.15              N/A              N/A
Pledged Securities/Total Securities            59.66            84.85            39.95              N/A              N/A
Tot Secs:Fair Value to Amtzd Cost              96.80            96.91           100.04              N/A              N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                       Sep 2000 (YTD)  Dec 1999 (YTD)   Dec 1998 (YTD)   Dec 1997 (YTD)  Dec 1996 (YTD)
                                       --------------------------------------------------------------------------------
Assets:
Cash & Due: Noninterest-Bearing            27,710           26,980           27,490            N/A            N/A
Cash & Due:Interest-Bearing                    52               13               14              0            N/A
Cash & Due from Depository Inst:           27,762           26,993           27,504              0            N/A
Fed Funds Sold & Sec Purchased             25,120           38,170            6,800            N/A            N/A
Secs:Held-to-Maturity                           0                0                0            N/A            N/A
Secs:Available-for-Sale                   143,216          158,776          211,918            N/A            N/A
Securities                                143,216          158,776          211,918            N/A            N/A
Ln&Lse:Net Unearned Income                440,905          387,407          292,862            N/A            N/A
Allow for Loan & Lease Loss                 4,810            4,573            3,308            N/A            N/A
Ln&Lse:Net Unearn & All & ATR             436,095          382,834          289,554            N/A            N/A
Trading Assets                                  0                0                0            N/A            N/A
Premises & Fixed Assets                    30,448           30,693            9,404            N/A            N/A
Other Real Estate Owned                         0                0              104            N/A            N/A
Investment in Unconsolidated Sub                0                0                0            N/A            N/A
Customers Liability on Accept                   0                0                0            N/A            N/A
Intangible Assets                          14,280           10,719            1,821            N/A            N/A
Other Assets                                9,721            6,999            6,059              0            N/A
Total Assets                              686,642          655,184          553,164            N/A            N/A
Liabilities:
Deps:Domestic Noninterest Bear            108,409           90,857           77,302            N/A            N/A
Deps:Domestic Interest Bearing            462,481          463,963          377,438            N/A            N/A
Deps in Foreign Offices                         0                0                0            N/A            N/A
Total Deposits                            570,890          554,820          454,740              0            N/A
Fed Funds Purch & Sec Sold                 10,675            3,750           12,225            N/A            N/A
Commercial Paper                                0                0                0            N/A            N/A
Other ST Borrowed Money                     6,064            1,872            4,124            N/A            N/A
Other LT Borrowed Money                    24,991           25,955           14,995            N/A            N/A
Mtg Indebt:Cap Leases                         N/A              N/A              N/A            N/A            N/A
Subordinated Notes & Debs                       0                0                0              0            N/A
Mandatory Convertible Secs                      0                0                0              0            N/A
Oth Subord Notes & Debs                         0                0                0            N/A            N/A
Banks Liab on Acceptances                       0                0                0            N/A            N/A
Other Liabilities                           9,581            8,427            7,558            N/A            N/A
Minority Interest&Similar Items                53               51                0            N/A            N/A
Total Liabilities & Minority Int          622,254          594,875          493,642            N/A            N/A
Equity Capital:
Limited-Life Preferred Stk                    N/A              N/A              N/A            N/A            N/A
Perpetual Preferred Stock                       0                0                0            N/A            N/A
Common Stock                                   24               24               24            N/A            N/A
Capital Surplus                            15,686           15,682           15,682            N/A            N/A
Retained Earnings                          51,806           47,946           43,764            N/A            N/A
Net Unrlzd Gn Avbl-for-Sale Secs           -3,128           -3,343               52            N/A            N/A
Frgn Curr Trans] Adjust                         0                0                0            N/A            N/A
Treasury Stock                                  0                0                0            N/A            N/A
Total Equity Capital                       64,388           60,309           59,522            N/A            N/A
Total Liab & Equity Cap                   686,642          655,184          553,164            N/A            N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                         Sep 2000 (YTD)  Dec 1999 (YTD)  Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                         ------------------------------------------------------------------------------
Assets (as a % of Total Assets):
Cash & Due:Noninterest-Bearing/TA              4.04            4.12            4.97             N/A             N/A
Cash & Due:Interest-Bearing/TA                 0.01            0.00            0.00             N/A             N/A
Cash & Due from Depository Inst:/TA            4.04            4.12            4.97             N/A             N/A
Secs:Held-to-Maturity/TA                       0.00            0.00            0.00             N/A             N/A
Secs:Available-for-Sale/TA                    20.86           24.23           38.31             N/A             N/A
Securities/TA                                 20.86           24.23           38.31             N/A             N/A
Fed Funds Sold & Sec Purchased/TA              3.66            5.83            1.23             N/A             N/A
Ln&Lse:Net Unearned Income/TA                 64.21           59.13           52.94             N/A             N/A
Allow for Loan & Lease Loss/TA                 0.70            0.70            0.60             N/A             N/A
Ln&Lse:Net Unearn & All & ATR/TA              63.51           58.43           52.35             N/A             N/A
Trading Assets/TA                              0.00            0.00            0.00             N/A             N/A
Premises & Fixed Assets/TA                     4.43            4.68            1.70             N/A             N/A
Other Real Estate Owned/TA                     0.00            0.00            0.02             N/A             N/A
Investment in Unconsolidated Sub/TA            0.00            0.00            0.00             N/A             N/A
Customers Liability on Accept/TA               0.00            0.00            0.00             N/A             N/A
Intangible Assets/TA                           2.08            1.64            0.33             N/A             N/A
All Other Assets/TA                            1.42            1.07            1.10             N/A             N/A
Total Assets/TA                              100.00          100.00          100.00             N/A             N/A
Liabilities:
Deps:Domestic Noninterest Bear/TA             15.79           13.87           13.97             N/A             N/A
Deps:Domestic Interest Bearing/TA             67.35           70.81           68.23             N/A             N/A
Deps in Foreign Offices/TA                     0.00            0.00            0.00             N/A             N/A
Total Deposits/TA                             83.14           84.68           82.21             N/A             N/A
Fed Funds Purch & Sec Sold/TA                  1.55            0.57            2.21             N/A             N/A
Trading Liabilities/TA                         0.00            0.00            0.00             N/A             N/A
Commercial Paper/TA                            0.00            0.00            0.00             N/A             N/A
Other ST Borrowed Money/TA                     0.88            0.29            0.75             N/A             N/A
Other LT Borrowed Money/TA                     3.64            3.96            2.71             N/A             N/A
Banks Liab on Acceptances/TA                   0.00            0.00            0.00             N/A             N/A
Subordinated Notes & Debs/TA                   0.00            0.00            0.00             N/A             N/A
Oth Subord Notes & Debs/TA                     0.00            0.00            0.00             N/A             N/A
Other Liabilities/TA                           1.40            1.29            1.37             N/A             N/A
Minority Interest&Similar Items/TA             0.01            0.01            0.00             N/A             N/A
Total Liabilities & Minority Int/TA           90.62           90.80           89.24             N/A             N/A
Equity Capital:
Limited-Life Preferred Stk/TA                   N/A             N/A             N/A             N/A             N/A
Perpetual Preferred Stock/TA                   0.00            0.00            0.00             N/A             N/A
Common Stock/TA                                0.00            0.00            0.00             N/A             N/A
Capital Surplus/TA                             2.28            2.39            2.83             N/A             N/A
Retained Earnings/TA                           7.54            7.32            7.91             N/A             N/A
Net Unrlzd Gn Avbl-for-Sale Secs/TA           -0.46           -0.51            0.01             N/A             N/A
Frgn Curr Transl Adjust/TA                     0.00            0.00            0.00             N/A             N/A
Treasury Stock/TA                              0.00            0.00            0.00             N/A             N/A
Total Equity Capital/TA                        9.38            9.20           10.76             N/A             N/A
Total Liab & Equity Cap/TA                   100.00          100.00          100.00             N/A             N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                      Sep 2000 (YTD)   Dec 1999 (YTD)   Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                      --------------------------------------------------------------------------------
Loans Secured by Real Estate:
Construction & Land Loans(D)              16,102           12,887            3,736            N/A            N/A
Farmland Loans(D)                         26,470           22,825           16,374            N/A            N/A
1-4 Family Units:
Home Equity Loans(D)                         144                0                0            N/A            N/A
All Oth:l-4 First Liens(D)               106,517           81,615           61,181            N/A            N/A
All Oth:1-4 Jr Liens(D)                    5,213            3,766            2,665            N/A            N/A
1-4 Family Resdntl Loans(D)              111,874           85,381           63,846              0            N/A
5+ Residential Loans(D)                    1,494              861              176            N/A            N/A
Nonfarm Nonresidential Loans(D)           59,733           48,626           26,014            N/A            N/A
Real Estate Loans(D)                     215,673          170,580          110,146            N/A            N/A
Depository Institutions:
Loans to Depository Inst(D)                    0                0                0            N/A            N/A
Agricultural:
Agric Prod & Farm Loans(D)                70,274           74,715           75,793            N/A            N/A
Commercial & Industrial:
Comml & Indust Loans(D)                   88,226           81,176           56,386            N/A            N/A
Acceptances of Other Banks:
Acceptances of Other Banks(D)                  0                0                0            N/A            N/A
Consumer Loans:
Other Loans to Individuals(C)             54,128           48,494           38,867            N/A            N/A
Credit Card Loans(C)                       4,445            4,574            4,737            N/A            N/A
Loans to Individuals(D)                   58,573           53,068           43,604            N/A            N/A
Loans to Foreign Governments:
Loans to Foreign Govts(D)                      0                0                0            N/A            N/A
All Other Loans:
All Other Loans(D)                           640              731              247            N/A            N/A
Lease Financing Receivables:
Lease Financing Recvbl(D)                  7,561            7,260            6,793            N/A            N/A
Unearned Income on Loans(D)                   42              123              107            N/A            N/A
Total Domestic Loans & Leases            440,905          387,407          292,862            N/A            N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                        Sep 2000 (YTD)   Dec 1999 (YTD)   Dec 1998 (YTD)    Dec 1997 (YTD)  Dec 1996 (YTD)
                                        ----------------------------------------------------------------------------------
Loans as a % of Gross Loans
Loans Secured by Real Estate:
Real Estate Development:
Domestic Construction Loans/GL                3.65             3.33             1.28              N/A            N/A
Domestic Commercial RE Loans/GL              13.55            12.55             8.88              N/A            N/A
1-4 Family Units:
Domestic Home Equity Loans/GL                 0.03             0.00             0.00              N/A            N/A
Domestic Home Mortgage Loans/GL              25.34            22.03            21.79              N/A            N/A
Tot Dom Home Mtg&Equity Loans/GL             25.37            22.03            21.79              N/A            N/A
Domestic 5+ Family Resdntl Loans/GL           0.34             0.22             0.06              N/A            N/A
Domestic Farmland Loans/GL                    6.00             5.89             5.59              N/A            N/A
Real Estate Loans/GL                         48.91            44.02            37.60              N/A            N/A
Depository Institutions:
Domestic Lns to Dep Institutions/GL           0.00             0.00             0.00              N/A            N/A
Agricultural:
Domestic Agricultural Loans/GL               15.94            19.28            25.87              N/A            N/A
Commercial & Industrial:
Domestic Comml & Indust Lns/GL               20.01            20.95            19.25              N/A            N/A
Consumer Loans:
Domestic Consumer Loans/GL                   13.28            13.69            14.88              N/A            N/A
Foreign Governments:
Domestic Loans to Foreign Govts/GL            0.00             0.00             0.00              N/A            N/A
All Other Loans:
All Other Domestic Loans/GL                   0.15             0.19             0.08              N/A            N/A
Lease Financing Receivables:
Domestic Lease Receivables/GL                 1.71             1.87             2.32              N/A            N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                        Sep 2000 (YTD)   Dec 1999 (YTD)   Dec 1998 (YTD)  Dec 1997 (YTD)   Dec 1996 (YTD)
                                        ---------------------------------------------------------------------------------
Loans Past Due 90+ Days:
Past Due:RE Loans                             197               66                0              N/A              N/A
Past Due:Lns Dep Inst US                        0                0                0              N/A              N/A
Past Due:Agric Prod Loans                      30               57              134              N/A              N/A
Past Due:Comml&Indust Loans                    76                0                1              N/A              N/A
Consumer Loans:
Past Due:Other Loans to Indiv                  22               26                2              N/A              N/A
Past Due:Credit Card Loans                     25               18               12              N/A              N/A
Past Due:Loans to Individual                   47               44               14                0              N/A
Past Due:Loans Frgn Govts                       0                0                0              N/A              N/A
Past Due:All Other Loans                        0                0                0              N/A              N/A
Past Due:Lease Fin Recvbl                       0                0                0              N/A              N/A
PastDue:Tot Loan & Lease                      350              167              149                0              N/A
Past Due:Other Assets                           0                0                0              N/A              N/A
Past Due:Tot Ln,Lse&Other Assets              350              167              149              N/A              N/A
Loans Included Above:
Past Due:Gmtd Portion                           5                0                0              N/A              N/A
Past Due1-4 Family(D)                          16               66                0                0              N/A
Past Due:Nonfarm(D)                             0                0                0              N/A              N/A
Nonaccrual Loans:
NonaccruaI:RE Loans                           864            1,063              972              N/A              N/A
Nonaccrual:Loans Dep Inst US                    0                0                0              N/A              N/A
Nonaccrual:Agric Prod Lns                     325              326              700              N/A              N/A
Nonaccrual:Comml&Indust Loans                 169              288              313              N/A              N/A
Consumer Loans:
Nonaccrual:Other Loans Indiv                    3                0                0              N/A              N/A
Nonaccrual:Credit Card Loans                    0                0                0              N/A              N/A
Nonaccrual:Loans to Individuals                 3                0                0                0              N/A
Nonaccrual:Loans Frgn Govts                     0                0                0              N/A              N/A
Nonaccrual:All Other Loans                      0                0                0              N/A              N/A
Nonaccrual:Lease Fin Recvbl                     0                0                0              N/A              N/A
Nonaccrual:Total Loans & Lease              1,361            1,677            1,985                0              N/A
Nonaccrual:Other Assets                         0                0                0              N/A              N/A
Nonaccrual:Tot Ln,Lse&Oth Assets            1,361            1,677            1,985              N/A              N/A
Loans Included Above:
Nonaccrual:Grntd Portion                      159              173               50              N/A              N/A
Nonaccrual:1-4 Family(D)                       39                0                0                0              N/A
Nona ccrual:Nonfarm(D)                        825            1,063              881              N/A              N/A
Repossessed Real Estate                         0                0              104              N/A              N/A
Total Nonperforming Assets (H)              1,711            1,844            2,238                0                0

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                    Sep 2000 (YTD)     Dec 1999 (YTD)   Dec 1998 (YTD)  Dec 1997 (YTD)   Dec 1996 (YTD)
                                    -----------------------------------------------------------------------------------
Charge-Offs:
ChgOff:RE Loans to US                      0                 14                2              N/A              N/A
ChgOff:RE Loans to NonUS                   0                  0                0              N/A              N/A
ChgOff:Lns Dep Inst US                     0                  0                0              N/A              N/A
ChgOff:Lns Frgn Banks                      0                  0                0              N/A              N/A
ChgOff:Agric Prod Lns                    174                 13              140              N/A              N/A
ChgOff:C&I Loans US                      246                324               92              N/A              N/A
ChgOff:C&I Loans NonUS                     0                  0                0              N/A              N/A
Consumer Loans:
ChgOff:Oth Lns to Indiv                   73                292              139              N/A              N/A
ChgOff:Credit Card Loans                 100                108              114              N/A              N/A
ChgOff:Loans to Individuals              173                400              253                0              N/A
ChgOff:Loans to Frgn Govts                 0                  0                0              N/A              N/A
ChgOff:All Other Loans                    42                 52               37              N/A              N/A
ChgOff:Lse Financing US                    0                  0                0              N/A              N/A
ChgOff:Lse Financing NonUS                 0                  0                0              N/A              N/A
Total Charge-Offs                        635                803              524              N/A              N/A
Recoveries:
Recov:RE Loans to US                     242                 78              157              N/A              N/A
Recov:RE Loans to NonUS                    0                  0                0              N/A              N/A
Recov:Lns Dep Inst US                      0                  0                0              N/A              N/A
Recov:Lns Frgn Banks                       0                  0                0              N/A              N/A
Recov:Agric Prod Lns                      83                168              510              N/A              N/A
Recov:C&I Loans US                        94              1,028              246              N/A              N/A
Recov:C&I Loans NonUS                      0                  0                0              N/A              N/A
Consumer Loans:
Recov:Oth Lnsto Indiv                     26                 67               36              N/A              N/A
Recov:Credit Card Loans                   26                 19               16              N/A              N/A
Recov:Loans to Individuals                52                 86               52                0              N/A
Recov:Loans to Frgn Govts                  0                  0                0              N/A              N/A
Recov:All Other Loans                     14                 22                6              N/A              N/A
Recov:Lse Financing US                     0                  0                0              N/A              N/A
Recov:Lse Financing NonUS                  0                  0                0              N/A              N/A
Total Recoveries                         485              1,382              971              N/A              N/A
Total Net Charge-Offs                    150               -579              -447               0              N/A

(c) 1999 Sheshunoff Information Services Inc

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                             Sep 2000 (YTD)  Dec 1999 (YTD)       Dec 1998 (YTD)    Dec 1997 (YTD)    Dec 1996 (YTD)
                                             ---------------------------------------------------------------------------------------
Domestic Deposits:
Deps:Domestic Noninterest Bear                   108,409          90,857               77,302              N/A              N/A
Deps:Domestic Interest Bearing                   462,481         463,963              377,438              N/A              N/A
Foreign Deposits:
Deps:Foreign Nonint-Bear                               0               0                    0              N/A              N/A
Deps:Foreign Interest-Bear                             0               0                    0              N/A              N/A
Components of Total Deposits:
Demand Deposits                                  108,409          90,857               77,302              N/A              N/A
Subs: Nonint-Bearing Balances                          0               0                    0              N/A              N/A
NOW ATS & Other Transaction Acct                  74,847          89,873               77,400              N/A              N/A
Subs:NOW ATS & Other                                   0               0                    0              N/A              N/A
MMDA & Oth Savings Accts                          88,560          92,756               81,011              N/A              N/A
Subs:MMDA & Other Savings Accts                        0               0                    0              N/A              N/A
Time Deposits < $100K                            198,889         180,704              139,950              N/A              N/A
Subs:Time Dep < $100K                                  0               0                    0              N/A              N/A
Time Deposits > $100K                            100,185         100,630               79,077              N/A              N/A
Subs:Time Dep > $100K                                  0               0                    0              N/A              N/A
Other Deposits:
Brokered Deps < $100K Rem Mat < = lYr                  0               0                    0              N/A              N/A
Brokered Deps < $100K Rem Mat > lYr                    0               0                    0              N/A              N/A
Time Deps > $100K Rem Mat < = lYr                 72,534          59,864               49,635              N/A              N/A
Frgn Office Time Dep Rem Mat< lYr                      0               0                    0              N/A              N/A
Deposit Ratios:
Purchased Funds                                  116,924         106,252               95,426              N/A              N/A
$100,000+ Time Deposits/TD                         17.55           18.14                17.39              N/A              N/A
Core Deposits/TDD                                  82.45           81.86                82.61              N/A              N/A
Deposit Mix as % of Total Deposits:
Money Market Deposit Accounts/TD                   15.51           16.72                17.81              N/A              N/A
Time Deposits < $100,000/TD                        34.84           32.57                30.78              N/A              N/A
$100,000+ Time Deposits/TD                         17.55           18.14                17.39              N/A              N/A
NOW & Other Transaction Accounts/TD                13.11           16.20                17.02              N/A              N/A
Demand Deposits/TD                                 18.99           16.38                17.00              N/A              N/A

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                        Sep 2000 (YTD)    Dec 1999 (YTD)    Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                        ----------------------------------------------------------------------------------
Total Interest Income                       37,535            44,800            37,535            N/A            N/A
Total Interest Expense                      17,001            19,776            17,724            N/A            N/A
Net Interest Income                         20,534            25,024            19,811            N/A            N/A
Net IntInc(Tax Adj)                         20,553            25,061            19,863            N/A            N/A
Prov for Credit Losses & ATR                   300                86                 0              0            N/A
Total Noninterest Income                     7,739             8,629             5,498            N/A            N/A
Total Noninterest Expense                   17,824            21,869            16,146            N/A            N/A
Inc Before Gain(Loss) on Sec (H)            10,149            11,698             9,163              0              0
Gain(Loss) on Securities                      -160               -60                41            N/A            N/A
Inc Bef Tax & Other Adj                      9,989            11,638             9,204            N/A            N/A
Applicable Income Taxes                      3,635             4,136             3,132            N/A            N/A
Minority Interest                                4                 0                 0            N/A            N/A
Inc Before Extraordinary Items               6,350             7,502             6,072            N/A            N/A
Extraordinary Items, Net                         0                 0                 0            N/A            N/A
Net Income (Loss)                            6,350             7,502             6,072            N/A            N/A
Interest & Fee Income on Loans:
Inc:Loans in Domestic Offices               29,293            32,323            24,333              0            N/A
Inc:Ln excl St&Pol Subdiv                   29,293            32,323            24,332            N/A            N/A
Inc:Oblig of St&Pol Subdiv                       0                 0                 1            N/A            N/A
Inc:Taxable Oblig St&Pol Subdiv                  0                 0                 0            N/A            N/A
Inc:Tax-ex Oblig St&Pol Subdiv                   0                 0                 1            N/A            N/A
Inc:Loans in Foreign Offices                     0                 0                 0            N/A            N/A
Inc:Lease Financing Recvbl                     301               467               628              0            N/A
Int Inc:Depository Inst                         12                 1                 2              0            N/A
Int&Div:US Treasury Oblig                    6,725            10,138            10,936            N/A            N/A
State & Political Subdivisions:
Int&Div:Taxable State Secs                       0                 0                 0            N/A            N/A
Int&Div:Tax-exempt State Secs                   36                72                99            N/A            N/A
Int&Div:Sec Issued by St                        36                72                99            N/A            N/A
Int&Div:Debt Securities                          0                 0                 0              0            N/A
Int&Div:Equity Securities                      169               121               118              0            N/A
IntInc:Trading Accounts                          0                 0                 0            N/A            N/A
Int Inc:Federal Funds Sold                     999             1,678             1,419            N/A            N/A
IntInc:Other                                     0                 0                 0            N/A            N/A
Total Interest Income                       37,535            44,800            37,535            N/A            N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                          Sep 2000 (YTD)    Dec 1999 (YTD)    Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                          ----------------------------------------------------------------------------------
Interest on Deposits:
IntExp:Time Dep > $100K                        4,026             4,595             4,125            N/A            N/A
Int Exp:Time Deposits < $100K                  7,773             8,128             7,618            N/A            N/A
Int Exp:All Other Deposits                     3,388             4,533             4,433            N/A            N/A
Interest Expense on Deps                      15,187            17,256            16,176              0            N/A
Int Exp:Fed Funds Purch                          375               957               416            N/A            N/A
Int Exp:Borrowed Funds                         1,439             1,563             1,132            N/A            N/A
Int Exp:Subord Notes & Debs                        0                 0                 0            N/A            N/A
Int Exp:Other                                      0                 0                 0            N/A            N/A
Total Interest Expense                        17,001            19,776            17,724            N/A            N/A
Noninterest Income:
Nonint Inc:Fiduc Activities                    1,392             1,727             1,499            N/A            N/A
Nonint Inc:Service Charges                     4,440             5,590             3,985              0            N/A
NonintInc:Trading Revenue                          0                 0                 0            N/A            N/A
Nonint Inc:All Other                           1,907             1,312                14            N/A            N/A
Total Noninterest Income                       7,739             8,629             5,498            N/A            N/A
Noninterest Expense:
Nonint Exp:Sal & Emp Benefits                  9,191            11,880             8,953            N/A            N/A
Nonint Exp:Fixed Assets                        2,638             2,866             2,435            N/A            N/A
Nonint Exp:Other                               5,995             7,123             4,758            N/A            N/A
Total Noninterest Expense                     17,824            21,869            16,146            N/A            N/A
Securities Gains & Losses:
Rlzd Gn(Ls) Held-to-Mat Secs                       0                 0                 0            N/A            N/A
Rlzd Gn(Ls)Avbl-for-Sale Secs                   -160               -60                41            N/A            N/A
Gain(Loss) on Securities                        -160               -60                41            N/A            N/A
Selected Ratios:
Sal & Emp Benefits/FTE (H)                    37,842            38,697            37,776              0              0
Assets Supported per FTE (H)                   2,119             2,134             2,334              0              0
NoninterestIncome/Overhead Exp                 43.42             39.46             34.05            N/A            N/A
Salaries & Benefits/Avg Employees$            39,172            41,221            94,641            N/A            N/A
Nonint Exp:Sal & Emp Benefits/AA                1.84              1.93              4.12            N/A            N/A
Miscellaneous:
# of Full-Time Equiv Employees                   324               307               237            N/A            N/A
Subchapter S Election in Effect?                  No                No                No            N/A            N/A
Effective Tax Rate                             36.39             35.54             34.03            N/A            N/A
Deferred Tax Oth Assets:IRS Prov                   0                 0                 0            N/A            N/A
Deferred Tax Oth Assets:Other                      0                 0                 0            N/A            N/A
Deferred Tax Oth Liab:IRS Prov                     0                 0               362            N/A            N/A
Deferred Tax Oth Liab:Other                        0                 0              -243            N/A            N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                          Sep 2000 (YTD)    Dec 1999 (YTD)   Dec 1998 (YTD)   Dec 1997 (YTD)   Dec 1996 (YTD)
                                          -----------------------------------------------------------------------------------
Income Statement as % of Avg Assets
Interest Income:
Total Interest Income/AA                        7.53             7.27            17.26              N/A              N/A
Int & Fee Income on Loans/AA                    5.88             5.25            11.19              N/A              N/A
Inc:Lease Financing Recvbl/AA                   0.06             0.08             0.29              N/A              N/A
Int Inc:Depository Inst/AA                      0.00             0.00             0.00              N/A              N/A
Int&Div:US Treasury Oblig/AA                    1.35             1.65             5.03              N/A              N/A
Int&Div:Sec Issued by St/AA                     0.01             0.01             0.05              N/A              N/A
Int&Div:Debt Securities/AA                      0.00             0.00             0.00              N/A              N/A
Int&Div:Equity Securities/AA                    0.03             0.02             0.05              N/A              N/A
IntInc:Trading Accounts/AA                      0.00             0.00             0.00              N/A              N/A
IntInc:FederalFunds Sold/AA                     0.20             0.27             0.65              N/A              N/A
Interest Expense:
Total Interest Expense/AA                       3.41             3.21             8.15              N/A              N/A
Int Exp:Time Dep >$100K/AA                      0.81             0.75             1.90              N/A              N/A
Int Exp:Time Deposits< $100K/AA                 1.56             1.32             3.50              N/A              N/A
Int Exp:All Other Deposits/AA                   0.68             0.74             2.04              N/A              N/A
Int Exp:Deposits Frgn Ofc/AA                    0.00             0.00             0.00              N/A              N/A
Int Exp:Fed Funds Purch/AA                      0.08             0.16             0.19              N/A              N/A
Int Exp:Borrowed Funds/AA                       0.29             0.25             0.52              N/A              N/A
Int Exp:Subord Notes & Debs/AA                  0.00             0.00             0.00              N/A              N/A
Net Interest Income:
Net Interest Income/AA                          4.12             4.06             9.11              N/A              N/A
Provision Expense:
Prov for Credit Losses & ATR/AA                 0.06             0.01             0.00              N/A              N/A
Noninterest Income:
Total Noninterest Income/AA                     1.55             1.40             2.53              N/A              N/A
Nonint Inc:Fiduc Activities/AA                  0.28             0.28             0.69              N/A              N/A
Nonint Inc:Service Charges/AA                   0.89             0.91             1.83              N/A              N/A
Nonint Inc:All Other/AA                         0.38             0.21             0.01              N/A              N/A
Noninterest Expense:
Total Noninterest Expense/AA                    3.58             3.55             7.43              N/A              N/A
Nonint Exp:Sal & Emp Benefits/AA                1.84             1.93             4.12              N/A              N/A
Nonint Exp:Fixed Assets/AA                      0.53             0.47             1.12              N/A              N/A
Nonint Exp:Other/AA                             1.20             1.16             2.19              N/A              N/A
Inc Before Sec Gain(Loss)/AA (H)                2.04             1.90             4.21             0.00             0.00
Gain(Loss) on Securities/AA                    -0.03            -0.01             0.02              N/A              N/A
Inc Bef Tax & Other Adj/AA                      2.00             1.89             4.23              N/A              N/A
Applicable Income Taxes/AA                      0.73             0.67             1.44              N/A              N/A
Minority Interest/AA                            0.00             0.00             0.00              N/A              N/A
Inc Before Extraordinary Items/AA               1.27             1.22             2.79              N/A              N/A
Extraordinary Items, Net/AA                     0.00             0.00             0.00              N/A              N/A
Net Income (Loss)/AA                            1.27             1.22             2.79              N/A              N/A

(c) 1999 Sheshunoff Information Services Inc.

                                   FVNB CORP.
                                  VICTORIA, TX
                                 CLIENT PROFILE

                               ($'S IN THOUSANDS)

                                        Sep 2000 (YTD)    Dec 1999 (YTD)    Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                        ----------------------------------------------------------------------------------
Changes in Equity Capital:

Equity Capital(LYE)                         60,309            59,522                 0            N/A            N/A
Equity Capital Adjust, Net                       0                 0                 0            N/A            N/A
Eqty Cap Amended Bal(LYE)                   60,309            59,522                 0            N/A            N/A
Net Income (Loss)                            6,350             7,502             6,072            N/A            N/A
Sale Perp Prefrd Stk Gross                       0                 0                 0            N/A            N/A
Conversion Perp Prefrd Stk                       0                 0                 0            N/A            N/A
Sale of Common Stock Gross                       4                 0                 0            N/A            N/A
Conversion of Common Stock                       0                 0                 0            N/A            N/A
Chngs Incident to Bus Comb                       0                 0            56,071            N/A            N/A
Div Declared: Preferred Stk                      0                 0                 0            N/A            N/A
Div Declared: Ltd-Life Stk                     N/A               N/A               N/A            N/A            N/A
Div Declared:Common Stock                    2,490             3,320             3,084            N/A            N/A
Chngs in Accting Principle                       0                 0                 0            N/A            N/A
Correctn:Matrl Acctg Error                       0                 0                 0            N/A            N/A
Chng:Net Unrlzd Ls Avbl-Sale Sec               215            -3,395               463            N/A            N/A
Treasury Stock:Sale                              0                 0                 0            N/A            N/A
Treasury Stock:Purchase                          0                 0                 0            N/A            N/A
Chngs in Contra ESOP Debt                        0                 0                 0            N/A            N/A
Oth Adj to Equity Capital                        0                 0                 0            N/A            N/A
Frgn Currency Transl Adj                         0                 0                 0            N/A            N/A
Equity Capital:Current                      64,388            60,309            59,522            N/A            N/A

Other Capital Items:

Subordinated Notes & Debs                        0                 0                 0              0            N/A
Limited-Life Preferred Stk                     N/A               N/A               N/A            N/A            N/A
Perpetual Preferred Stock                        0                 0                 0            N/A            N/A
Common Stock                                    24                24                24            N/A            N/A
Capital Surplus                             15,686            15,682            15,682            N/A            N/A
Treasury Stock                                   0                 0                 0            N/A            N/A
Memo:Sale of Ltd-Lfe Prefrd                    N/A               N/A               N/A            N/A            N/A
Memo:Sale of Eqty Commit                       N/A               N/A               N/A            N/A            N/A
Memo:Sale of Eqty Cntrct                       N/A               N/A               N/A            N/A            N/A

                                  SECTION VIII
                          HISTORICAL DATA - PEER GROUP
--------------------------------------------------------------------------------

                        MERGED PEER GROUP SUMMARY REPORT
                          PRIMARY SET: FVNB PEER GROUP
                                  PEER PROFILE

                               ($'S IN THOUSANDS)

                                                                           Sep 2000 (YTD)   Sep 2000 (YTD)  Sep 2000 (YTD)

                                                             Lns&Leases
                                                             Net Unearn                         Total            Total
                                       City                     State          Income          Deposits          Assets
Citizens Bankers, Inc.               Baytown                     TX            131,238          374,397         423,768
Cnbt Bancshares, Inc.                Bellaire                    TX            171,983          357,697         431,710
Texas Capital Bncshrs, Inc.          Dallas                      TX            535,917          721,336         835,965
Inwood Bancshares Inc.               Dallas                      TX            449,216          500,647         562,905
Diboll State Bancshares, Inc         Diboll                      TX            300,422          456,000         506,234
First National Bank Group            Edinburg                    TX            382,044          610,543         666,659
Summit Bancshares, Inc.              Fort Worth                  TX            379,259          521,597         596,302
First Texas Bancorp, Inc.            Georgetown                  TX            183,171          474,790         543,157
Henderson Citizens Bncshrs           Henderson                   TX            162,180          365,443         407,846
Metrocorp Bancshares, Inc.           Houston                     TX            488,420          612,362         703,542
Riverway Holdings, Inc.              Houston                     TX            356,155          407,609         571,031
Commercial Bancshares, Inc.          Houston                     TX            154,684          385,449         428,375
Prosperity Bancshares, Inc.          Houston                     TX            241,068          628,490         691,866
Klein Bancshares, Inc.               Houston                     TX            164,404          400,070         432,196
First Community Bncshrs, Inc         Houston                     TX            138,124          371,177         408,654
Independent Bankers Fin Corp         Irving                      TX            308,706          195,331         671,412
Austin Bancorp, Inc.                 Jacksonville                TX            383,553          458,945         553,562
Longview Financial Corp.             Longview                    TX            359,353          433,357         489,121
INB Financial Corporation            Mcallen                     TX            230,741          360,206         413,063
Guaranty Bancshares, Inc.            Mt Pleasant                 TX            282,423          354,568         410,968
Olney Bancshares of Texas            Olney                       TX            320,013          367,279         412,073
Piano Bancshares, Inc.               Piano                       TX            502,967          589,463         701,670
National Bncshrs Corp of TX          San Antonio                 TX            253,126          518,819         581,088
North American Bancshares            Sherman                     TX            511,992          677,561         756,028
ANB Corporation                      Terrell                     TX            396,377          640,729         743,801
Woodforest Bancshares, Inc.          The Woodlands               TX            490,251          755,008         825,997
Fvnb Corp.                           Victoria                    TX            440,905          570,890         686,642
Extraco Corporation                  Waco                        TX            440,985          561,831         650,616
M & F Bancshares, Inc.               Weatherford                 TX            731,060          849,417         993,385
Grand Total
  Sum                                                                        9,890,737       14,521,011      17,099,636
  Mean                                                                         341,060          500,725         589,643

(c) 1999 Sheshunoff Information Services Inc.

                          PRIMARY SET: FVNB PEER GROUP

                                  PEER PROFILE

                               ($'S IN THOUSANDS)

                                            Sep 2000 (YTD)    Dec 1999(YTD)     Dec 1998 (YTD)   Dec 1997 (YTD)       Dec 1996 (YTD)
                                            ----------------------------------------------------------------------------------------
BALANCE SHEET:
Total Assets                                  17,099,636        15,596,309        13,457,998       10,090,068            8,271,772
%CH:Total Assets                                   16.58             15.89             33.38            21.98                20.59
Fed Funds Sold & Sec Purchased                   639,257           478,102           801,138          622,258              421,184
Secs: Held-to-Maturity                         1,279,729         1,267,296         1,435,546        1,373,053            1,329,823
Secs:Available-for-Sale                        3,579,625         3,408,917         3,126,061        2,133,712            1,646,839
Securities                                     4,859,354         4,676,213         4,561,607        3,506,765            2,976,662
%CH:Securities                                      4.60              2.51             30.08            17.81                11.19
Ln&Lse:Net Unearned Income                     9,890,737         8,632,368         6,691,419        4,825,041            3,879,337
%CH:Ln&Lse:Net Unearned Income                     22.95             29.01             38.68            24.38                25.07
Total Deposits                                14,521,011        13,072,740        11,497,880        8,748,147            7,161,731
%CH:Total Deposits                                 17.87             13.70             31.43            22.15                22.83
Total Loans/Total Deposits                         68.11             66.03             58.20            55.16                54.17
Ln&Lse:Net Unearned Income/TA                      57.84             55.35             49.72            47.82                46.90
CAPITAL:
Total Equity Capital                           1,327,348         1,197,525         1,060,819          794,695              685,086
Total Risk-Based Capital                       1,407,746         1,258,998         1,038,305          772,159              948,667
Total Equity Capital/TA                             7.76              7.68              7.88             7.88                 8.28
Risk-Adjusted Capital Ratio                        12.96             13.18             13.97            14.50                23.28
Core Capital/Adjusted Total Assets                  7.67              7.51              7.34             7.23                 8.15
Dividends/Net Income(P)                              N/A               N/A               N/A              N/A                  N/A
PROFITABILITY:
Net Income (Loss)                                137,017           172,869           159,411          116,380              104,684
Return on Avg Assets                                1.12              1.21              1.34             1.26                 1.42
Return on Avg Equity                               14.61             14.82             16.17            15.72                16.09
Net Interest Margin (Tax Adj)/AA                    4.14              4.18              4.29             4.25                 4.53
Net Interest Income/AA                              4.08              4.11              4.22             4.18                 4.39
Net Overhead Expense/AA                             2.21              2.25              2.26             2.22                 2.21
Total Noninterest Income/AA                         1.75              1.73              1.76             1.71                 1.96
Total Noninterest Expense/AA                        3.96              3.98              4.01             3.93                 4.10
Efficiency Ratio                                   67.30             67.36             66.43            66.01                64.30
ASSET QUALITY:
Nonperf Assets/ EqtyCap&LLR (H)                     4.43              4.39              5.16             5.64                 6.16
Nonperf Assets/TA (H)                               0.38              0.37              0.44             0.48                 0.55
Loan Loss Reserve/TL                                1.32              1.29              1.28             1.31                 1.33
Loan Loss Reserve/Nonperf Loans                   234.34            236.41            185.17           182.00               177.85
PastDue 90 Days:Loans & Leases/GL                   0.18              0.13              0.24             0.23                 0.25
Nonaccruing:Loans & Leases/GL                       0.38              0.41              0.45             0.48                 0.49
Restructured: Loans & Leases/GL                     0.08              0.08              0.12             0.07                 0.08
Other Real Estate Owned/TA                          0.05              0.07              0.09             0.14                 0.21
Net Charge-Offs(YTD)/Average Loans                  0.29              0.26              0.27             0.33                 0.27
LIQUIDITY:
$100,000+ Time Deposits/TD                         15.31             15.01             15.00            12.64                12.22
Tot Earning Assets/Int Bear Liabs                 122.38            120.84            123.85           126.65               128.93
Pledged Securities/Total Securities                45.99             51.56             41.17            38.27                38.24
Tot Secs:Fair Value to Amtzd Cost                  97.93             97.45            100.94           100.35                99.73

(c) 1999 Sheshunoff Information Services Inc.

                          PRIMARY SET: FVNB PEER GROUP

                                  PEER PROFILE

                               ($'S IN THOUSANDS)

                                     Sep 2000 (YTD)  Dec 1999(YTD)   Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                     ------------------------------------------------------------------------------
Assets:
Cash & Due: Noninterest-Bearing          805,156         925,397         707,074         617,345        600,777
Cash & Due:Interest-Bearing               75,354          86,277         106,366          58,878         67,994
Cash & Due from Depository Inst:         880,510       1,011,674         813,440         676,223        668,771
Fed Funds Sold & Sec Purchased           639,257         478,102         801,138         622,258        421,184
Secs: Held-to-Maturity                 1,279,729       1,267,296       1,435,546       1,373,053      1,329,823
Secs:Available-for-Sale                3,579,625       3,408,917       3,126,061       2,133,712      1,646,839
Securities                             4,859,354       4,676,213       4,561,607       3,506,765      2,976,662
Ln&Lse:Net Unearned Income             9,890,737       8,632,368       6,691,419       4,825,041      3,879,337
Allow for Loan & Lease Loss              130,073         111,699          85,936          62,971         51,545
Ln&Lse:Net Unearn & All & ATR          9,760,664       8,520,669       6,605,483       4,762,070      3,827,792
Trading Assets                                 0               0          27,024           9,918          3,231
Premises & Fixed Assets                  420,425         393,163         289,587         227,313        165,682
Other Real Estate Owned                    9,089          10,409          12,764          14,068         16,968
Investment in Unconsolidated Sub           3,875           4,601           2,939           3,370            677
Customers Liability on Accept              3,081             831             910             100            200
Intangible Assets                        191,303         206,300         135,765         107,311         64,246
Other Assets                             335,159         295,178         208,251         160,772        126,559
Total Assets                          17,099,636      15,596,309      13,457,998      10,090,068      8,271,772
Liabilities:
Deps:Domestic Noninterest Bear         2,973,289       2,779,912       2,463,001       2,102,552      1,824,803
Deps:Domestic Interest Bearing        11,547,722      10,292,828       9,034,879       6,645,595      5,336,928
Deps in Foreign Offices                        0               0               0               0              0
Total Deposits                        14,521,011      13,072,740      11,497,880       8,748,147      7,161,731
Fed Funds Purch & Sec Sold               587,119         650,203         540,055         349,473        284,675
Commercial Paper                               0               0               0               0              0
Other ST Borrowed Money                  321,633         343,665          45,954          30,521         30,540
Other LT Borrowed Money                  146,569         167,871         201,687          88,041         40,852
Mtg Indebt:Cap Leases                          0               0               0               0              0
Subordinated Notes & Debs                 33,479          25,725          15,821          10,850          6,558
Mandatory Convertible Secs                     0               0               0               0              0
Oth Subord Notes & Debs                   33,479          25,725          15,821          10,850          6,558
Banks Liab on Acceptances                  3,081             831           1,421             100            200
Other Liabilities                        119,650         108,455          86,028          65,284         58,095
Minority Interest&Similar Items           39,746          29,294           6,061           2,957          4,035
Total Liabilities & Minority Int      15,772,288      14,398,784      12,397,179       9,295,373      7,586,686
Equity Capital:
Limited-Life Preferred Stk                     0               0               0               0              0
Perpetual Preferred Stock                  7,982          14,505          10,071          13,837         15,806
Common Stock                             102,211          81,128          79,058          59,259         52,203
Capital Surplus                          432,304         399,680         291,257         206,296        197,019
Retained Earnings                        876,220         791,079         685,923         521,799        432,026
Net Unrlzd Gn Avbl-for-Sale Secs         -53,081         -61,780          17,781           5,079         -4,380
Frgn Curr Transl Adjust                        0               0               0               0              0
Treasury Stock                            38,288          27,087          23,271          11,575          7,588
Total Equity Capital                   1,327,348       1,197,525       1,060,819         794,695        685,086
Total Liab & Equity Cap               17,099,636      15,596,309      13,457,998      10,090,068      8,271,772

(c) 1999 Sheshunoff Information Services Inc.

                          PRIMARY SET: FVNB PEER GROUP

                                  PEER PROFILE

                               ($'S IN THOUSANDS)

                                         Sep 2000 (YTD)   Dec 1999(YTD)  Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                         ------------------------------------------------------------------------------
Assets (as a % of Total Assets):
Cash & Due:Noninterest-Bearing/TA              4.71            5.93            5.25            6.12            7.26
Cash & Due: Interest-Bearing/TA                0.44            0.55            0.79            0.58            0.82
Cash & Due from Depository Inst:/TA            5.15            6.49            6.04            6.70            8.08
Secs:Held-to-Maturity/TA                       7.48            8.13           10.67           13.61           16.08
Secs:Available-for-Sale/TA                    20.93           21.86           23.23           21.15           19.91
Securities/TA                                 28.42           29.98           33.90           34.75           35.99
Fed Funds Sold & Sec Purchased/TA              3.74            3.07            5.95            6.17            5.09
Ln&Lse:Net Unearned Income/TA                 57.84           55.35           49.72           47.82           46.90
Allow for Loan & Lease Loss/TA                 0.76            0.72            0.64            0.62            0.62
Ln&Lse:Net Unearn & All & ATR/TA              57.08           54.63           49.08           47.20           46.28
Trading Assets/TA                              0.00            0.00            0.20            0.10            0.04
Premises & Fixed Assets/TA                     2.46            2.52            2.15            2.25            2.00
Other Real Estate Owned/TA                     0.05            0.07            0.09            0.14            0.21
Investment in Unconsolidated Sub/TA            0.02            0.03            0.02            0.03            0.01
Customers Liability on Accept/TA               0.02            0.01            0.01            0.00            0.00
Intangible ASsets/TA                           1.12            1.32            1.01            1.06            0.78
All Other Assets/TA                            1.94            1.89            1.54            1.59            1.53
Total Assets/TA                              100.00          100.00          100.00          100.00          100.00
Liabilities:
Deps:Domestic Noninterest Bear/TA             17.39           17.82           18.30           20.84           22.06
Deps:Domestic Interest Bearing/TA             67.53           66.00           67.13           65.86           64.52
Deps in Foreign Offices/TA                     0.00            0.00            0.00            0.00            0.00
Total Deposits/TA                             84.92           83.82           85.44           86.70           86.58
Fed Funds Purch & Sec Sold/TA                  3.43            4.17            4.01            3.46            3.44
Trading Liabilities/TA                         0.00            0.00            0.02            0.00            0.00
Commercial Paper/TA                            0.00            0.00            0.00            0.00            0.00
Other ST Borrowed Money/TA                     1.88            2.20            0.34            0.30            0.37
Other LT Borrowed Money/TA                     0.86            1.08            1.50            0.87            0.49
Banks Liab on Acceptances/TA                   0.02            0.01            0.01            0.00            0.00
Subordinated Notes & Debs/TA                   0.20            0.16            0.12            0.11            0.08
Oth Subord Notes & Debs/TA                     0.20            0.16            0.12            0.11            0.08
Other Liabilities/TA                           0.70            0.70            0.64            0.65            0.70
Minority Interest&Similar Items/TA             0.23            0.19            0.05            0.03            0.05
Total Liabilities & Minority Int/TA           92.24           92.32           92.12           92.12           91.72
Equity Capital:
Limited-Life Preferred Stk/TA                  0.00            0.00            0.00            0.00            0.00
Perpetual Preferred Stock/TA                   0.05            0.09            0.07            0.14            0.19
Common Stock/TA                                0.60            0.52            0.59            0.59            0.63
Capital Surplus/TA                             2.53            2.56            2.16            2.04            2.38
Retained Earnings/TA                           5.12            5.07            5.10            5.17            5.22
Net Unrlzd Gn Avbl-for-Sale Secs/TA           -0.31           -0.40            0.13            0.05           -0.05
Frgn Curr Transl Adjust/TA                     0.00            0.00            0.00            0.00            0.00
Treasury Stock/TA                              0.22            0.17            0.17            0.11            0.09
Total Equity Capital/TA                        7.76            7.68            7.88            7.88            8.28
Total Liab & Equity Cap/TA                   100.00          100.00          100.00          100.00          100.00

(c) 1999 Sheshunoff Information Services Inc.

                          PRIMARY SET: FVNB PEER GROUP

                                  PEER PROFILE

                               ($'S IN THOUSANDS)

                                        Sep 2000 (YTD)  Dec 1999 (YTD)  Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                        ------------------------------------------------------------------------------
Loans as a % of Gross Loans
Loans Secured by Real Estate:
Real Estate Development:
Domestic Construction Loans/GL               10.80          10.64            9.12             8.98            8.12
Domestic Commercial RE Loans/GL              25.89          24.72           23.39            22.47           21.79
1-4 Family Units:
Domestic Home Equity Loans/GL                 0.01           0.01            0.01             0.00            0.01
Domestic Home Mortgage Loans/GL              21.45          21.38           22.28            21.28           21.16
Tot Dom Home Mtg&Equity Loans/GL             21.45          21.38           22.28            21.28           21.17
Domestic 5+ Family Resdntl Loans/GL           1.03           1.13            1.41             1.49            1.75
Domestic Farmland Loans/GL                    1.84           1.64            1.53             1.66            1.80
Real Estate Loans/GL                         61.04          59.51           57.75            55.88           54.64
Depository Institutions:
Domestic Lns to Dep Institutions/GL           0.20           0.12            0.45             0.13            0.10
Agricultural:
Domestic Agricultural Loans/GL                2.69           3.14            3.58             2.97            2.85
Commercial & Industrial:
Domestic Comml & Indust Lns/GL               19.47          19.37           18.55            17.81           18.07
Consumer Loans:
Domestic Consumer Loans/GL                   14.10          15.23           17.01            20.03           21.60
Foreign Governments:
Domestic Loans to Foreign Govts/GL            0.00           0.00            0.00             0.00            0.00
All Other Loans:
All Other Domestic Loans/GL                   1.67           1.83            2.12             2.77            2.52
Lease Financing Receivables:
Domestic Lease Receivables/GL                 0.84           0.81            0.53             0.31            0.22

(c) 1999 Sheshunoff Information Services Inc.

                          PRIMARY SET: FVNB PEER GROUP

                                  PEER PROFILE

                               ($'S IN THOUSANDS)

                                          Sep 2000 (YTD)  Dec 1999 (YTD)  Dec 1998 (YTD)  Dec 1997 (YTD)  Dec 1996 (YTD)
                                          ------------------------------------------------------------------------------
Income Statement as % of Avg Assets
Interest Income:
Total Interest Income/AA                       7.45            7.07            7.47            7.29            7.38
Int & Fee Income on Loans/AA                   5.35            4.86            4.89            4.64            4.68
Inc:Lease Financing Recvbl/AA                  0.04            0.04            0.03            0.01            0.00
Int Inc:Depository Inst/AA                     0.03            0.03            0.03            0.04            0.04
Int&Div:US Treasury Oblig/AA                   1.62            1.77            2.02            2.11            2.18
Int&Div:Sec Issued by St/AA                    0.10            0.10            0.10            0.08            0.10
Int&Div:Debt Securities/AA                     0.08            0.05            0.02            0.09            0.07
Int&Div:Equity Securities/AA                   0.04            0.02            0.02            0.02            0.02
Int Inc:Trading Accounts/AA                    0.00            0.00            0.00            0.00            0.00
Int Inc:Federal Funds Sold/AA                  0.19            0.19            0.36            0.31            0.28
Interest Expense:
Total Interest Expense/AA                      3.37            2.96            3.25            3.11            2.99
Int Exp:Time Dep > $100K/AA                    0.70            0.63            0.70            0.61            0.56
Int Exp:Time Deposits < $ 100K/AA              1.17            1.06            1.27            1.17            0.00
Int Exp:All Other Deposits/AA                  1.05            0.90            0.98            1.03            2.08
Int Exp:Deposits Frgn Ofc/AA                   0.00            0.00            0.00            0.00            0.00
Int Exp:Fed Funds Purch/AA                     0.22            0.18            0.19            0.23            0.25
Int Exp:Borrowed Funds/AA                      0.21            0.16            0.10            0.06            0.05
Int Exp:Subord Notes & Debs/AA                 0.01            0.01            0.01            0.01            0.00
Net Interest Income:
Net Interest Income/AA                         4.08            4.11            4.22            4.18            4.39
Provision Expense:
Prov for Credit Losses & ATR/AA                0.31            0.28            0.24            0.26            0.20
Noninterest Income:
Total Noninterest Income/AA                    1.75            1.73            1.76            1.71            1.93
Nonint Inc:Fiduc Activities/AA                 0.08            0.07            0.07            0.06            0.06
Nonint Inc:Service Charges/AA                  1.49            1.44            1.42            1.45            1.59
Nonint Inc:All Other/AA                        0.18            0.23            0.23            0.20            0.27
Noninterest Expense:
Total Noninterest Expense/AA                   3.96            3.98            4.01            3.93            4.10
Nonint Exp:Sal & Emp Benefits/AA               2.02            2.02            2.00            2.00            1.99
Nonint Exp:Fixed Assets/AA                     0.59            0.58            0.57            0.55            0.55
Nonint Exp:Other/AA                            1.35            1.38            1.43            1.39            1.56
Inc Before Sec Gain(Loss)/AA (H)               1.55            1.58            1.72            1.70            2.02
Gain(Loss) on Securities/AA                    0.00            0.06            0.04            0.03            0.01
Inc Bef Tax & Other Adj/AA                     1.56            1.64            1.76            1.73            2.03
Applicable Income Taxes/AA                     0.41            0.43            0.42            0.47            0.62
Minority Interest/AA                           0.03            0.00            0.00            0.00            0.01
Inc Before Extraordinary Items/AA              1.12            1.21            1.33            1.26            1.40
Extraordinary Items, Net/AA                    0.00            0.00            0.00            0.00            0.01
Net Income (Loss)/AA                           1.12            1.21            1.33            1.26            1.40

(c) 1999 Sheshunoff Information Services Inc.

                                   SECTION IX
                               RECENT STOCK TRADES

 /~)r/~ ~1^        A Credit Suisse First Boston Company         CSFg1,l < < irt.
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 PRN 02/02/2001              FVNB Corm Fourth Quarter Dividend and Earnings
                             Announcement
 PRN 01/25/2001              FVNB Corp Fourth Quarter Dividend Announcement
 PRN 10/26/2000              FVNB Corp. Third Quarter. Dividend and Earnings
                             Announcement

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                                       47

                                                           Trade History - Daily

Nasdaq OnlineSM

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

                   Start Date: 1/1/00                End Date:2/7/01
Price History
   50.00
   40.00
   30.00
   20.00
   10.00
    0.00
  1/03/00        2/11/00  3/23/00  5/03/00  6/13/00  7/24/00  8/31/00  10/11/00  11/20/00  1/02/01

Volume History in Thousands

     120
     100
      80

      60
      40

      20
       0
       1/03/00        2/11/00  3/23/00  5/03/00  6/13/00  7/24/00  8/31/00  10/11/00  11/20/00  1/02/01

41.
00
Copyright(C)2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
Nasdaq OnlinesM

                                                                Sources: Nas aq,

FVNB - FVNB Corp - Common Stock

        Start Date:                 End Date:
          1/1/00                     2/7/01
                                                  Total         Total       Block      Block  Non-Block    Non-Block    Dividend
           High             Low       Close      Trades        Volume      Trades     Volume     Trades       Volume    Indicator
Summary   39.500          29.938      34.250        376       347,688           6    237,694        370      109,994
Average   34.488          34.080      34.293          1         1,251           0        855          1          396
 1/3/00       --              --      37.000          0             0           0          0          0            0
 1/4/00       --              --      37.000          0             0           0          0          0            0
 1/5/00       --              --      37.000          0             0           0          0          0            0
 1/6/00       --              --      37.000          0             0           0          0          0            0
 1/x/00   37.000          37.000      37.000          4         1,600           0          0          4        1,600
1/1D/00       --              --      37.000          0             0           0          0          0            0
1/11/00       --              --      37.000          0             0           0          0          0            0
1/12/00   36.000          35.000      35.000          6         1,200           0          0          6        1,200
1/13/00       --              --      35.000          0             0           0          0          0            0
1/14/00   35.500          31.500      31.500          6         1,450           0          0          6        1,450
1/18/00       --              --      31.500          0             0           0          0          0            0
1/19/00       --              --      31.500          0             0           0          0          0            0
1/20/00       --              --      31.500          0             0           0          0          0            0
1/21/00   31.500          29.938      29.938         15         2,546           0          0         15        2,546
1/24/00   30.250          30.250      30.250          1           100           0          0          1          100
1/25/00       --              --      30.250          0             0           0          0          0            0
1/26/00       --              --      30.250          0             0           0          0          0            0
1/27/00   32.000          32.000      32.000          1           200           0          0          1          200
1/28/00   35.500          35.500      35.500          4           400           0          0          4          400
1/31/00   31.250          31.250      31.250          5           740           0          0          5          740
 2/1/00   30.500          30.500      30.500          1           425           0          0          1          425
 2/2/00       --              --      30.150          0             0           0          0          0            0     XC $0.35
 2/3/00   35.484          31.750      35.484          4         2,800           0          0          4        2,800
 2'4/00   35.375          35.375      35.375          2           400           0          0          2          400
  27/00       --              --      35.375          0             0           0          0          0            0
 2/8/00       --              --      35.375          0             0           0          0          0            0

Copyright(C)2001 The Nasdaq Stock Market, Inc. All rights reserved.

Nasdaq Trade History - Daily
        Online$M

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

          Start Date:           End Date:
            1/1/00               2/7/01
                                             Total           Total       Block          Block    Non-Block     Non-Block   Dividend
              High       Low      Close     Trades          Volume      Trades         Volume       Trades        Volume   Indicator
Summary     39.500    29.938     34.250        376         347,688           6        237,694          370       109,994
Average     34.488    34.080     34.293          1           1,251           0            855            1           396
  2/9100    35.500    33.500     33.500          6           1,200           0              0            6         1,200
  2/1000        --        --     33.500          0               0           0              0            0             0
2/11,/00    35.000    35.000     35.000          2             400           0              0            2           400
 2/14/00        --        --     35.000          0               0           0              0            0             0
 2/15/00    35.125    34.500     34.625          4           4,000           0              0            4         4,000
2/1.6/00    36.500    36.500     36.500          4             600           0              0            4           600
 2/17/00        --        --     36.500          0               0           0              0            0             0
2/.18/00        --        --     36.500          0               0           0              0            0             0
 2/22/00    35.500    35.500     35.500          1           3,600           0              0            1         3,600
 2/23/00    35.125    31.625     35.125          4           1,450           0              0            4         1,450
 2/24/00        --        --     35.125          0               0           0              0            0             0
 2/25/00    33.500    33.500     33.500          2             600           0              0            2           600
 2/28/00    31.625    31.625     31.625          1             120           0              0            1           120
 2/29/00    35.125    31.000     31.000          8           1,400           0              0            8         1,400
  3/1/00        --        --     31.000          0               0           0              0            0             0
  312/00        --        --     31.000          0               0           0              0            0             0
   36/00        --        --     31.000          0               0           0              0            0             0
  346/00        --        --     31.000          0               0           0              0            0             0
  347/00        --        --     31.000          0               0           0              0            0             0
 3/.8/00    32.000    32.000     32.000          1             100           0              0            1           100
  3/9/00    32.000    32.000     32.000          8           4,400           0              0            8         4,400
 3/10/00    32.125    32.000     32.125          4           1,700           0              0            4         1,700
 3/13/00        --        --     32.125          0               0           0              0            0             0
 3/14/00    32.125    32.125     32.125          2           2,000           0              0            2         2,000
 3115/00        --        --     32.125          0               0           0              0            0             0
 3/16/00    32.125    31.000     31.000          4           2,200           0              0            4         2,200

v,
0
Copyright 0 2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
NasdaqOnlin_esM

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

          Start Date:          End Date:
            1/I/00              2/7/01
                                            Total      Total     Block        Block   Non-Block     Non-Block   Dividend
             High        Low     Close     Trades     Volume    Trades       Volume      Trades        Volume   Indicator
Summary    39.500     29.938    34.250        376    347,688         6      237,694         370       109,994
Average    34.488     34.080    34.293          1      1,251         0          855           1           396
3/17/00        --         --    31.000          0          0         0            0           0             0
3/20/00        --         --    31.000          0          0         0            0           0             0
3/21/00    30.625     30.500    30.500          2        400         0            0           2           400
3/22/00    35.000     33.000    35.000          4        900         0            0           4           900
3/23/00    32.891     32.875    32.875          2        528         0            0           2           528
3/24/00        --         --    32.875          0          0         0            0           0             0
3/27/00        --         --    32.875          0          0         0            0           0             0
3/28/00    37.500     37.250    37.500          6      1,600         0            0           6         1,600
3/29/00    39.000     33.000    39.000         14      4,500         0            0          14         4,500
3/30/00    39.500     39.000    39.500          6        800         0            0           6           800
3/31/00    39.500     37.500    37.500          4      1,280         0            0           4         1,280
 4/3/00    31.500     31.500    31.500          1        300         0            0           1           300
 4/4/00        --         --    31.500          0          0         0            0           0             0
 4/5/00        --         --    31.500          0          0         0            0           0             0
 4/6/00        --         --    31.500          0          0         0            0           0             0
 4/7/00        --         --    31.500          0          0         0            0           0             0
4/10/00        --         --    31.500          0          0         0            0           0             0
4/11/00        --         --    31.500          0          0         0            0           0             0
4/12/00        --         --    31.500          0          0         0            0           0             0
4/13/00        --         --    31.500          0          0         0            0           0             0
4/14/00        --         --    31.500          0          0         0            0           0             0
4/17/00        --         --    31.500          0          0         0            0           0             0
4/18/00                         31.500          0          0         0            0           0             0
4/19/00        --         --    31.500          0          0         0            0           0             0
4/20/00        --         --    31.500          0          0         0            0           0             0
4/24/00        --         --    31.500          0          0         0            0           0             0

Copyright(C)2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade H       - Daily

Nasdaq OnlineSM
---------------

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

          Start Date:           End Date:
            1/1/00               2/7/01
                                           Total       Total      Block         Block   Non-Block       Non-Block   Dividend
              High       Low      Close   Trades      Volume     Trades        Volume      Trades          Volume   Indicator
Summary     39.500    29.938     34.250      376     347,688          6       237,694         370         109,994
Average     34.488    34.080     34.293        1       1,251          0           855           1             396
4/25/00         --        --     31.500        0           0          0             0           0               0
4/26/00         --        --     31.500        0           0          0             0           0               0
4/27/00     34.000    34.000     34.000        1         100          0             0           1             100
4/28/00         --        --     34.000        0           0          0             0           0               0
 5/1/00         --        --     34.000        0           0          0             0           0               0
 5/2/00         --        --     34.000        0           0          0             0           0               0
 5/3/00         --        --     33.650        0           0          0             0           0               0    XC $0.35
 5/4/00         --        --     33.650        0           0          0             0           0               0
 5/5/00         --        --     33.650        0           0          0             0           0               0
 5/8/00         --        --     33.650        0           0          0             0           0               0
 5/9/00     35.000    34.875     35.000        3         350          0             0           3             350
5/10/00         --        --     35.000        0           0          0             0           0               0
5/11/00         --        --     35.000        0           0          0             0           0               0
5/12/00         --        --     35.000        0           0          0             0           0               0
5/15/00         --        --     35.000        0           0          0             0           0               0
5/16/00         --        --     35.000        0           0          0             0           0               0
5/17/00     34.438    34.391     34.391        5       1,200          0             0           5           1,200
5/18/00     34.500    34.500     34.500        2       5,300          0             0           2           5,300
5/19/00         --        --     34.500        0           0          0             0           0               0
5/22/00         --        --     34.500        0           0          0             0           0               0
5/23/00         --        --     34.500        0           0          0             0           0               0
5/24/00         --        --     34.500        0           0          0             0           0               0
5/25/00         --        --     34.500        0           0          0             0           0               0
5/26/00         --        --     34.500        0           0          0             0           0               0
5/30/00         --        --     34.500        0           0          0             0           0               0
5/31/00         --        --     34.500        0           0          0             0           0               0

N
Copyright(C)2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
--------------------------------------------------------------------------------

Nasdaq OnlineSM

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

          Start Date:            End Date:
            1/1/00                2/7/01
                                             Total         Total      Block         Block   Non-Block      Non-Block     Dividend
             High        Low       Close    Trades        Volume     Trades        Volume      Trades         Volume    Indicator
Summary    39.500     29.938      34.250       376       347,688          6       237,694         370        109,994
Average    34.488     34.080      34.293         1         1,251          0           855           1            396
 6/1/00        --         --      34.500         0             0          0             0           0              0
 6/2/00        --         --      34.500         0             0          0             0           0              0
 6/5/00        --         --      34.500         0             0          0             0           0              0
 6/6/00        --         --      34.500         0             0          0             0           0              0
 6/7/00        --         --      34.500         0             0          0             0           0              0
 6/8/00        --         --      34.500         0             0          0             0           0              0
 6/9/00        --         --      34.500         0             0          0             0           0              0
6/12/00    34.000     34.000      34.000         3           500          0             0           3            500
6/13/00        --         --      34.000         0             0          0             0           0              0
6/14/00        --         --      34.000         0             0          0             0           0              0
6/15/00        --         --      34.000         0             0          0             0           0              0
6/16/00        --         --      34.000         0             0          0             0           0              0
6/19/00        --         --      34.000         0             0          0             0           0              0
6/20/00    33.016     33.016      33.016         1           400          0             0           1            400
6/21/00        --         --      33.016         0             0          0             0           0              0
6/22/00        --         --      33.016         0             0          0             0           0              0
6/23/00        --         --      33.016         0             0          0             0           0              0
6/26/00        --         --      33.016         0             0          0             0           0              0
6/27/00        --         --      33.016         0             0          0             0           0              0
6/28/00        --         --      33.016         0             0          0             0           0              0
6/29/00        --         --      33.016         0             0          0             0           0              0
6/30/00    33.750     33.750      33.750         3           600          0             0           3            600
 7/3/00        --         --      33.750         0             0          0             0           0              0
 7/5/00        --         --      33.750         0             0          0             0           0              0
 7/6/00    33.500     33.500      33.500         3           900          0             0           3            900
 7/7/00        --         --      33.500         0             0          0             0           0              0

c-n
w Copyright(C)2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily

Nasclaq Online,

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

          Start Date:            End Date:
            1/1/00                2/7/01
                                            Total      Total      Block         Block    Non-Block       Non-Block  Dividend
              High         Low     Close   Trades     Volume     Trades        Volume       Trades          Volume  Indicator
Summary     39.500      29.938    34.250      376    347,688          6       237,694          370        109,994
Average     34.488      34.080    34.293        1      1,251          0           855            1            396
7/10/00     34.000      33.750    34.000        3        700          0             0            3            700
7/11/00         --          --    34.000        0          0          0             0            0              0
7/12/00         --          --    34.000        0          0          0             0            0              0
7/13/00     34.000      34.000    34.000        5      3,500          0             0            5          3,500
7/14/00     34.000      34.000    34.000        2      1,550          0             0            2          1,550
7/17/00         --          --    34.000        0          0          0             0            0              0
7/18/00     35.000      35.000    35.000        2      1,000          0             0            2          1,000
7/19/00         --          --    35.000        0          0          0             0            0              0
7/20/00         --          --    35.000        0          0          0             0            0              0
7/21/00     34.313      34.313    34.313        2        400          0             0            2            400
7/24/00         --          --    34.313        0          0          0             0            0              0
7/25/00     33.625      33.563    33.563        2     40,000          2        40,000            0              0
7/26/00     33.625      33.625    33.625        2        400          0             0            2            400
7/27/00     34.000      34.000    34.000        2        400          0             0            2            400
7/28/00         --          --    34.000        0          0          0             0            0              0
7/31/00     34.000      34.000    34.000        2        200          0             0            2            200
 8/1/00         --          --    34.000        0          0          0             0            0              0
 8/2/00         --          --    33.650        0          0          0             0            0              0   XC $0.35
 8/3/00     33.750      33.750    33.750        2        200          0             0            2            200
 8/4/00         --          --    33.750        0          0          0             0            0              0
 8/7/00         --          --    33.750        0          0          0             0            0              0
 8/8/00     33.625      33.625    33.625        1        400          0             0            1            400
 8/9/00     33.625      33.625    33.625        1        400          0             0            1            400
8/10/00         --          --    33.625        0          0          0             0            0              0
8/11/00         --          --    33.625        0          0          0             0            0              0
8/14/00         --          --    33.625        0          0          0             0            0              0

v,

Copyright 0 2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
--------------------------------------------------------------------------------

Nasdaq OnlineSM
---------------

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

           Start Date:           End Date:
             1/1/00               2/7/01
                                             Total    Total    Block     Block    Non-Block       Non-Block     Dividend
               High        Low     Close    Trades   Volume   Trades    Volume       Trades          Volume    Indicator
Summary      39.500     29.938    34.250       376  347,688        6   237,694          370         109,994
Average      34.488     34.080    34.293         1    1,251        0       855            1             396
8/15/00      35.500     34.500    34.500         6      800        0         0            6             800
8/16/00      35.000     35.000    35.000         3      300        0         0            3             300
8/17/00          --         --    35.000         0        0        0         0            0               0
8/18/00          --         --    35.000         0        0        0         0            0               0
8/21/00          --         --    35.000         0        0        0         0            0               0
8/22/00      34.375     34.375    34.375         2      384        0         0            2             384
8/23/00      34.375     34.125    34.125         8    2,300        0         0            8           2,300
8/24/00      34.125     34.000    34.000         4    1,005        0         0            4           1,005
8/25/00          --         --    34.000         0        0        0         0            0               0
8/28/00          --         --    34.000         0        0        0         0            0               0
8/29/00      34.063     34.000    34.063         2  106,400        2   106,400            0               0
8/30/00      34.000     34.000    34.000         4      400        0         0            4             400
8/31/00          --         --    34.000         0        0        0         0            0               0
 9/1/00      34.125     34.125    34.125         1    1,000        0         0            1           1,000
 9/5/00          --         --    34.125         0        0        0         0            0               0
 9/6/00          --         --    34.125         0        0        0         0            0               0
 9/7/00          --         --    34.125         0        0        0         0            0               0
 9/8/00      34.125     34.125    34.125         2    1,400        0         0            2           1,400
9/11/00      34.625     34.125    34.625         4      800        0         0            4             800
9/12/00      34.250     33.938    34.000         6   93,748        2    91,294            4           2,454
9/13/00          --         --    34.000         0        0        0         0            0               0
9/14/00          --         --    34.000         0        0        0         0            0               0
9/15/00     34.000.     34.000    34.000         2      200        0         0            2             200
9/18/00          --         --    34.000         0        0        0         0            0               0
9/19/00      34.000     34.000    34.000         2      300        0         0            2             300
9/20/00      33.875     33.875    33.875         2      206        0         0            2             206

v~

Copyright 0 2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                                 Trade History -
--------------------------------------------------------------------------------
Daily
Nasdaq OnlineSM

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

           Start Date:           End Date:
             1/1/00               2/7/01
                                             Total      Total       Block        Block   Non-Block    Non-Block       Dividend
               High       Low      Close    Trades     Volume      Trades       Volume      Trades       Volume      Indicator
Summary      39.500    29.938     34.250       376    347,688           6      237,694         370      109,994
Average      34.488    34.080     34.293         1      1,251           0          855           1          396
 9/21/00         --        --     33.875         0          0           0            0           0            0
 9/22/00         --        --     33.875         0          0           0            0           0            0
 9/25/00     34.875    34.875     34.875        12      1,800           0            0          12        1,800
 9/26/00     35.000    34.125     34.875        14      3,100           0            0          14        3,100
 9/27/00     35.125    34.875     35.125        18      2,100           0            0          18        2,100
 9/28/00     35.875    35.125     35.875        30      7,700           0            0          30        7,700
 9/29/00     36.000    35.875     36.000        32     10,900           0            0          32       10,900
 10/2/00     36.250    36.000     36.250         3        300           0            0           3          300
 10/3/00         --        --     36.250         0          0           0            0           0            0
 10/4/00     35.500    35.500     35.500         1        229           0            0           1          229
 10/5/00     35.500    35.500     35.500         1        500           0            0           1          500
 10/6/00         --        --     35.500         0          0           0            0           0            0
 10/9/00         --        --     35.500         0          0           0            0           0            0
10/10/00         --        --     35.500         0          0           0            0           0            0
10/11/00         --        --     35.500         0          0           0            0           0            0
10/12/00         --        --     35.500         0          0           0            0           0            0
10/13/00     35.250    35.250     35.250         1        100           0            0           1          100
10/16/00         --        --     35.250         0          0           0            0           0            0
10/17/00         --        --     35.250         0          0           0            0           0            0
10/18/00         --        --     35.250         0          0           0            0           0            0
10/19/00         --        --     35.250         0          0           0            0           0            0
10/20/00         --        --     35.250         0          0           0            0           0            0
10/23/00     35.500    35.500     35.500         1        100           0            0           1          100
10/24/00     36.125    35.500     36.125         3        307           0            0           3          307
10/25/00         --        --     36.125         0          0           0            0           0            0
10/26/00         --        --     36.125         0          0           0            0           0            0

Copyright(C)2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
--------------------------------------------------------------------------------
Nasdaq OnlineSM

                                                              Sources: Nasdaq, I

FVNB - FVNB Corp - Common Stock

           Start Date:           End Date:
             1/1/00               2/7/01
                                              Total     Total       Block     Block     Non-Block      Non-Block     Dividend
               High       Low      Close     Trades    Volume      Trades    Volume        Trades         Volume    Indicator
Summary                39.500     29.938     34.250       376     347,688         6       237,694            370    109,994
Average      34.488    34.080     34.293          1     1,251           0       855             1            396
10/27/00         --        --     36.125          0         0           0         0             0              0
10/30/00         --        --     36.125          0         0           0         0             0              0
10/31/00         --        --     36.125          0         0           0         0             0              0
 11/1/00         --        --     35.775          0         0           0         0             0              0    XC $0.35
 11/2/00         --        --     35.775          0         0           0         0             0              0
 11/3/00         --        --     35.775          0         0           0         0             0              0
 11/6/00         --        --     35.775          0         0           0         0             0              0
 11/7/00         --        --     35.775          0         0           0         0             0              0
 11/8/00     36.250    36.250     36.250          1       300           0         0             1            300
 11/9/00         --        --     36.250          0         0           0         0             0              0
11/10/00         --        --     36.250          0         0           0         0             0              0
11/13/00         --        --     36.250          0         0           0         0             0              0
11/14/00         --        --     36.250          0         0           0         0             0              0
11/15/00         --        --     36.250          0         0           0         0             0              0
11/16/00         --        --     36.250          0         0           0         0             0              0
11/17/00         --        --     36.250          0         0           0         0             0              0
11/20/00         --        --     36.250          0         0           0         0             0              0
11/21/00         --        --     36.250          0         0           0         0             0              0
11/22/00         --        --     36.250          0         0           0         0             0              0
11/24/00         --        --     36.250          0         0           0         0             0              0
11/27/00     35.375    35.375     35.375          2       300           0         0             2            300
11/28/00     35.375    35.375     35.375          2       200           0         0             2            200
11/29/00         --        --     35.375          0         0           0         0             0             0.
11/30/00         --        --     35.375          0         0           0         0             0              0
 12/1/00         --        --     35.375          0         0           0         0             0              0
 12/4/00         --        --     35.375          0         0           0         0             0              0

V
Copyright 0 2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
--------------------------------------------------------------------------------
Nasdaq Online
-------------

                                                            Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

           Start Date:           End Date:
             1/1/00               2/7/01
                                              Total        Total      Block          Block   Non-Block    Non-Block     Dividend
               High      Low       Close     Trades       Volume      Trades        Volume      Trades       Volume    Indicator
Summary      39.500   29.938      34.250        376      347,688           6       237,694         370      109,994
Average      34.488   34.080      34.293          1        1,251           0           855           1          396
 12/5/00     35.375   35.375      35.375          2          200           0             0           2          200
 12/6/00         --       --      35.375          0            0           0             0           0            0
 12/7/00         --       --      35.375          0            0           0             0           0            0
 12/8/00         --       --      35.375          0            0           0             0           0            0
12/11/00         --       --      35.375          0            0           0             0           0            0
12/12/00         --       --      35.375          0            0           0             0           0            0
12/13/00         --       --      35.375          0            0           0             0           0            0
12/14/00         --       --      35.375          0            0           0             0           0            0
12/15/00         --       --      35.375          0            0           0             0           0            0
12/18/00         --       --      35.375          0            0           0             0           0            0
12/19/00         --       --      35.375          0            0           0             0           0            0
12/20/00         --       --      35.375          0            0           0             0           0            0
12/21/00     35.000   35.000      35.000          2          570           0             0           2          570
12/22/00         --       --      35.000          0            0           0             0           0            0
12/26/00     35.000   35.000      35.000          2        2,000           0             0           2        2,000
12/27/00         --       --      35.000          0            0           0             0           0            0
12/28/00     35.000   35.000      35.000          1          100           0             0           1          100
12/29/00         --       --      35.000          0            0           0             n           0            0
  1/2/01         --       --      35.000          0            0           0             0           0            0
  1/3/01         --       --      35.000          0            0           0             0           0            0
  1/4/01         --       --      35.000          0            0           0             0           0            0
  1/5/01     34.875   34.875      34.875          2          200           0             0           2          200
  1/8/01         --       --      34.875          0            0           0           . 0           0            0
  1/9/01     35.375   35.375      35.375          2          200           0             0           2          200
 1/10/01         --       --      35.375          0            0           0             0           0            0
 1/11/01         --       --      35.375          0            0           0             0           0            0

v~
00
Copyright 0 2001 The Nasdaq Stock Market, Inc. All rights reserved.

                                                           Trade History - Daily
                                                           ---------------------

Nasdaq Onlinesm
---------------

Sources: Nasdaq, IDC

FVNB - FVNB Corp - Common Stock

           Start Date:           End Date:
             1/1/00               2/7/01
                                              Total      Total    Block       Block    Non-Block      Non-Block     Dividend
               High      Low       Close     Trades     Volume    Trades     Volume       Trades         Volume    Indicator
Summary      39.500   29.938      34.250        376    347,688         6    237,694          370        109,994
Average      34.488   34.080      34.293          1      1,251         0        855            1            396
1/12/01      34.875   34.875      34.875          1        300         0          0            1            300
1/16/01          --       --      34.875          0          0         0          0            0              0
1/17/01      35.000   35.000      35.000          2        600         0          0            2            600
1/18/01      35.375   35.375      35.375          2        200         0          0            2            200
1/19/01      34.875   34.875      34.875          1        100         0          0            1            100
1/22/01          --       --      34.875          0          0         0          0            0              0
1/23/01          --       --      34.875          0          0         0          0            0              0
1/24/01          --       --      34.875          0          0         0          0            0              0
1/25/01          --       --      34.875          0          0         0          0            0              0
1/26/01          --       --      34.875          0          0         0          0            0              0
1/29/01      35.125   35.125      35.125          2        600         0          0            2            600
1/30/01          --       --      35.125          0          0         0          0            0              0
1/31/01          --       --      34.775          0          0         0          0            0              0    XC $0.35
 2/1/01          --       --      34.775          0          0         0          0            0              0
 2/2/01      34.250   34.250      34.250          1        100         0          0            1            100
 2/5/01          --       --      34.250          0          0         0          0            0              0
 2/6/01      34.250   34.250      34.250          1        900         0          0            1            900
 2/7/01          --       --      34.250         --          0         0          0           --              0

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Copyright 0 2001 The Nasdaq Stock Market, Inc. All rights reserved.

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                          The Bank Advisory Group, inc.
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COMPANY PROFILE

The Bank Advisory Group, Inc. is a specialized consulting firm focusing on providing stock valuations together with traditional merger & acquisition advisory services exclusively to financial institutions located throughout the United States, or to groups of individuals associated with U.S.-based financial institutions. Together, the principals of The Bank Advisory Group have developed special insight and skills as a result of over one thousand stock valuations and merger & acquisition transactions in which they have acted as advisors over the past two decades. The principals of The Bank Advisory Group, Inc. are directly involved with the projects for which the firm has been engaged to render advice, thereby assuring that each client relationship receives advice of the highest quality.

As part of its line of professional services, The Bank Advisory Group, Inc. specializes in rendering valuation opinions of banks and bank holding companies nationwide. These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters' rights proceedings, reverse stock splits, fairness opinion letters, public offerings, mergers and acquisitions. Broad and extensive participation in the field of bank securities appraisal on the part of the firm's principals, allows The Bank Advisory Group, Inc. to be especially knowledgeable with regard to valuation theory and the rulings and guidelines of the Internal Revenue Service and the Office of the Comptroller of the Currency involving valuation methodology, and judicial decisions regarding bank stock valuation matters.

In connection with providing merger and acquisition services to community banks nationwide, the principals of The Bank Advisory Group have participated in well over 1,000 client relationships involving the fair market evaluation of control and/or minority blocks of stock. Additionally, the principals of The Bank Advisory Group have represented hundreds of clients involved in bank mergers/acquisitions, performing services in the areas of strategic planning, pro forma financial analysis, negotiating support, and pricing and structure analysis. Finally, we frequently identify key regulatory issues and offer assistance in developing appropriate responses; and, we assist bank holding companies in identifying financing options and in obtaining financing. We believe this level of experience qualifies The Bank Advisory Group as one of the preeminent providers of specialized investment advisory services to the community banking industry.

COMPANY MISSION

      To provide high-quality and unimpeachable financial advisory services - principally bank stock valuations, bank merger & acquisition advice and analysis, and related services - in a timely and cost-effective manner to our core clients, which consist of U.S. community banks and their owners.

The Bank Advisory Group's mission determines the priorities of our professional engagements, and the way in which we measure our accomplishments. The Bank Advisory Group's sole focus is on ownership issues concerning U.S. community banks. Thus, The Bank Advisory Group neither performs work that is unrelated to our mission, nor do we seek to serve clients that have underlying goals in conflict with our mission.

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                          The Bank Advisory Group, inc.
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BASIC ATTRIBUTES OF PROFESSIONAL EMPLOYEES

The Bank Advisory Group is comprised of professionals possessing three basic characteristics:

      o     Friendly and amicable approach to client services

      o     Professional attitude, with a focus on meeting client needs

      o Impeccable integrity and trustworthiness, both personally and professionally

The Bank Advisory Group believes that the absence of any one of these three priorities precludes us from effectively implementing our mission. Also, by displaying these three attributes, The Bank Advisory Group is able to attract long-term clients that possess the same basic qualities.

SHARED VALUES OF PROFESSIONAL EMPLOYEES

The Bank Advisory Group's professionals have shared values that provide a basic framework within which our business is conducted. These shared values are:

      o We do not measure our progress or success by revenue figures or number of engagements, but rather by our contribution to the successes of our clients

      o We do not talk about our clients or their successes and failures, but rather, in communicating with future clients, we will discuss the lessons that we have learned as we have worked with existing and former clients

      o We seek to derive conclusions and recommendations drawn from rigorous and objective analysis - not perceptions or unsubstantiated opinions

      o While we all have personal lives governed by individual goals and aspirations, we make an overreaching effort to place our clients' needs and our company mission ahead of our personal needs

PRINCIPALS

ROBERT L. WALTERS, CHAIRMAN

Bob Walters established The Bank Advisory Group, Inc. in 1989. For over ten years prior to that, Mr. Walters headed the bank merger & acquisitions and stock valuation advisory services of Sheshunoff & Company. As a result of his years of distinctive experience, he is a recognized leader in these fields.

Specifically, Bob Walters has assisted hundreds of banks in developing negotiating strategies, formulating pricing and structure alternatives, and seeking alternative buyers/sellers/merger partners. Additionally, since 1979, Mr. Walters has participated in over 500 client relationships involving the

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                          The Bank Advisory Group, inc.
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fair market evaluation of control and/or minority blocks of bank stock. As such,
Mr. Walters has frequently served as an expert witness on bank stock valuation and bank M&A matters.

Mr. Walters has spoken at numerous national and state bank trade association seminars and conventions on bank M&A and stock valuation issues, and was the principal author of the widely-used Sheshunoff Information Services publication, Buying, Selling, Merging Banks. As founding editor of the Sheshunoff publication, The Prices Paid for U.S. Banks, he is an expert in quantifying the financial determinants of bank value.

Bob Walters is also a principal in The Bank CEO Network, an educational program which provides current information on the banking industry to community bank presidents and chief executive officers. Mr. Walters is a certified public accountant and a graduate of Texas A&M University with a BBA in Accounting.

J. STEPHEN SKAGGS, PRESIDENT

Stephen Skaggs is an organizing partner of The Bank Advisory Group, Inc. Mr. Skaggs has worked extensively with community banks nationwide in developing negotiating strategies, formulating pricing and structure alternatives, evaluating merger & acquisition options, and providing fair market evaluations of control or minority blocks of bank stock.

With seventeen years of experience in the areas in which The Bank Advisory Group specializes, Mr. Skaggs has been involved in well over 500 fair market evaluations of bank stock for purposes of merger & acquisition transactions, employee stock ownership plans, federal estate tax returns, and collateral assessments. He has substantial experience in assisting banks and groups of investors in successfully completing bank holding company formations and expansions; and, he has assisted numerous banking organizations, as both buyers and sellers, in formulating strategic M&A plans.

Prior to forming The Bank Advisory Group, Mr. Skaggs was a Vice President in the Investment Banking Division at Alex Sheshunoff & Company, Inc. from 1983 through 1989. During his years at Sheshunoff, he conceived and designed many of the bank and thrift financial ratio analysis products and publications produced by Sheshunoff Information Services, and he co-authored the widely-used publication, Buying, Selling, Merging Banks.

After graduating with a BBA in Finance from Texas A&M University, Mr. Skaggs worked as a credit analyst with InterFirst Bank Dallas, N.A., followed by a position as an analyst in the Bank Holding Company Applications Division of the Federal Reserve Bank of Dallas.

DANIEL R. JACKSON, SENIOR VICE PRESIDENT

Daniel Jackson is a principal of The Bank Advisory Group, Inc., having joined the firm in 1990. Mr. Jackson has worked extensively with community banks nationwide in developing negotiating strategies, formulating pricing and structure alternatives, evaluating merger & acquisition options, and providing fair market evaluations of control or minority blocks of bank stock.

With in excess of ten years of experience in the areas in which The Bank Advisory Group specializes, Mr. Jackson has been involved in well over 300 fair market evaluations of bank stock for purposes of merger & acquisition transactions, employee stock ownership plans, federal estate tax returns, and

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                          The Bank Advisory Group, inc.
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collateral assessments. Mr. Jackson possesses considerable experience in assisting banks and groups of investors in successfully completing bank holding company formations and expansions; and, he has assisted numerous banking organizations, as both buyers and sellers, in formulating strategic M&A plans.

Prior to joining The Bank Advisory Group, Mr. Jackson served as a Commissioned Examiner with the Federal Reserve Bank of Dallas from 1986 through 1990, serving initially as a field examiner, then as an analyst with the Reserve Bank's Special Monitoring Unit for critically impaired banking organizations. Mr. Jackson previously served as an lending/credit administration officer with a community bank in Austin, Texas, and as a credit analyst with a subsidiary of InterFirst Corporation, Dallas, Texas.

Mr. Jackson is a graduate of the University of Texas at Austin, with a BBA in Accounting.